CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission.

Exhibit 10.1

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

by and among

GMAC INC.,

GMAC CAPITAL TRUST I

and

UNITED STATES DEPARTMENT OF THE TREASURY

December 30, 2009

i

LIST OF ANNEXES

ANNEX A-1:	FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

ANNEX A-2	FORM OF AMENDMENT TO BYLAWS

ANNEX B:	FORMS OF WAIVERS

ANNEX C:	FORM OF OPINIONS

ANNEX D:	FORM OF TRUST PREFERRED WARRANT

ANNEX E:	FORM OF SERIES F-2 WARRANT

INDEX OF DEFINED TERMS

Term	Location of Definition
2008 SPA	Section 1.3(f)(viii)
Affiliate	Section 5.7(b)
Amendments	Section 1.3(f)(iii)
Appropriate Federal Banking Agency	Section 2.2(w)
Auto Program	Recitals
Bank Holding Company	Section 4.13
Bankruptcy Exceptions	Section 2.2(e)
Benefit Plans	Section 1.3(f)(iv)
Board of Directors	Section 2.2(j)
Business Combination	Section 5.8
business day	Section 1.4
Bylaws	Section 1.3(f)(iii)
Capital Stock	Section 2.2(c)
Capitalization Date	Section 2.2(b)
Charter	Section 1.3(f)(iii)
Closing	Section 1.3(a)
Closing Date	Section 1.3(a)
Code	Section 2.2(q)
Common Securities	Recitals
Common Stock	Recitals
Company	Recitals
Company Financial Statements	Section 2.2(l)
Company Material Adverse Effect	Section 2.1(b)
Company Reports	Section 2.2(m)(i)
Company Subsidiary; Company Subsidiaries	Section 2.2(i)(ii)
Compensation Regulations	Section 1.3(f)(iv)
control; controlled by; under common control with	Section 5.7(b)
Controlled Group	Section 2.2(q)
Conversion	Recitals
Conversion Rate	Recitals
Debentures	Recitals
Declaration	Recitals
Delaware Trustee	Recitals
Disclosure Schedule	Section 2.1(a)
EAWA	Section 4.9
EESA	Section 1.3(f)(iv)
ERISA	Section 2.2(q)
Exchanges	Recitals
Exchange Act	Section 4.5(c)(vi)(A)
Expense Policy	Section 4.11(d)
FDIC	Section 2.2(aa)
Federal Reserve	Section 2.2(aa)

Term	Location of Definition
GAAP	Section 2.1(b)
Governmental Entities	Section 1.3(d)
Guarantee	Recitals
Guarantee Agreement	Recitals
Guarantee Trustee	Recitals
HAMP	Section 4.15
Holder	Section 4.5(k)(i)
Holders’ Counsel	Section 4.5(k)(ii)
Indemnitee	Section 4.5(g)(i)
Indenture	Recitals
Indenture Trustee	Recitals
Information	Section 3.5(c)
Investor	Recitals
Issuer Trust	Recitals
Institutional Trustee	Recitals
Junior Stock	Section 4.8(d)
knowledge of the Company; Company’s knowledge	Section 5.7(c)
May SPA	Section 1.3(f)(viii)
Officers	Section 5.7(c)
Old MCP Exchange	Recitals
Old Shares	Recitals
Operative Documents	Recitals
Parity Preferred Stock	Section 4.8(d)
Pending Underwritten Offering	Section 4.5(l)
Permitted Repurchases	Section 4.8(b)
Piggyback Registration	Section 4.5(a)(iv)
Plan	Section 2.2(q)
Plan of Conversion	Section 4.8(a)
Previously Disclosed	Section 2.1(c)
Proprietary Rights	Section 2.2(y)
Purchase	Recitals
Purchase Agreement	Recitals
Purchased Securities	Recitals
Qualifying Ownership Interest	Section 3.5(a)
register; registered; registration	Section 4.5(k)(iii)
Registrable Securities	Section 4.5(k)(iv)
Registration Expenses	Section 4.5(k)(v)
Institutional Trustees	Recitals
Regulatory Agreement	Section 2.2(w)
Relevant Period	Section 4.11(a)
Rule 144; Rule 144A; Rule 159A; Rule 405; Rule 415	Section 4.5(k)(vi)
SEC	Section 2.2(o)
Section 4.11 Employee	Section 4.11(b)
Securities Act	Section 2.2(a)

Term	Location of Definition
Selling Expenses	Section 4.5(k)(vii)
Senior Employees	Section 1.3(f)(vii)
Senior Executive Officers	Section 1.3(f)(v)
Series D Exchange	Recitals
Series D-1 Preferred Stock	Recitals
Series D-2 Preferred Stock	Recitals
Series F-2 Preferred Stock	Recitals
Series F-2 Purchase	Recitals
Series F-2 Warrant	Recitals
Shelf Registration Statement	Section 4.5(a)(ii)
Significant Subsidiary	Section 2.2(a)
Signing Date	Section 2.1(b)
SPA	Section 4.15
Special Master	Section 4.11(a)
Special Registration	Section 4.5(i)
subsidiary	Section 5.7(a)
Tax; Taxes	Section 2.2(s)
Transfer	Section 4.4
Trust Preferred Securities	Recitals
Trust Preferred Warrant	Recitals
U.S. Lobbying Policy	Section 4.11(c)
Warrants	Recitals

v

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

Recitals:

WHEREAS, the United States Department of the Treasury (the “Investor”) may from time to time agree to purchase securities and warrants from eligible companies pursuant to the Automotive Industry Financing Program (“Auto Program”) created under the Troubled Asset Relief Program;

WHEREAS, a company that participates in the Auto Program and intends to issue securities to the Investor shall enter into this Securities Purchase and Exchange Agreement (the “Purchase Agreement”);

WHEREAS, GMAC Inc. (the “Company”) wishes to obtain financing from time to time to restore liquidity to its finance businesses, and to restore stability to the domestic automobile industry in the United States, and the Investor has agreed, subject to the terms and conditions of this Purchase Agreement, to provide such financing to the Company;

WHEREAS, the financing provided hereunder will be used in a manner that (A) enables the Company and its Subsidiaries to develop a viable and competitive business; (B) preserves and promotes the jobs of American workers employed directly by the Company and its Subsidiaries and in related industries; and (C) stimulates the sales of automobiles;

WHEREAS, the Company intends to cause GMAC Capital Trust I (the “Issuer Trust”) to issue in a private placement $2.667 billion in aggregate liquidation amount of Trust Preferred Securities (the “Trust Preferred Securities”), liquidation preference $1,000 per security, and the Investor and the Company intend to purchase from the Issuer Trust the Trust Preferred Securities;

WHEREAS, the Investor intends to purchase from the Issuer Trust $2.540 billion in aggregate liquidation amount of Trust Preferred Securities and the Company intends to purchase from the Issuer Trust $127 million in aggregate liquidation amount of Trust Preferred Securities and to issue to the Investor in a private placement a warrant (the “Trust Preferred Warrant”) to purchase $127 million in aggregate liquidation amount Trust Preferred Securities with an initial exercise price of $0.01 per security (“Exercise Price”);

WHEREAS, the Investor intends to purchase from the Company and immediately exercise the Trust Preferred Warrant;

WHEREAS, the entire proceeds from the sale by the Issuer Trust of the Trust Preferred Securities will be combined with the entire proceeds from the sale by the Issuer Trust to the Company of common securities (the “Common Securities”), and will be used by the Issuer Trust to purchase unsecured junior subordinated debentures of the Company (the “Debentures”);

WHEREAS, the Trust Preferred Securities and the Common Securities of the Issuer Trust will be issued pursuant to the Amended and Restated Declaration of Trust (the “Declaration”), dated as of the Closing Date (as defined below), among the Company, the Administrative Trustees named therein (in such capacity, the “Administrative Trustees”), BNY Mellon Trust of

Delaware, as Delaware Trustee (in such capacity, the “Delaware Trustee”), The Bank of New York Mellon, as Institutional Trustee (in such capacity, the “Institutional Trustee”) and the holders from time to time of undivided beneficial interests in the assets of the Issuer Trust;

WHEREAS, the Trust Preferred Securities will be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the “Guarantee”) pursuant, to the extent subject to, the Trust Preferred Securities Guarantee Agreement (the “Guarantee Agreement”), to be dated as of the Closing Date and executed and delivered by the Company and The Bank of New York Mellon, as guarantee trustee (the “Guarantee Trustee”), for the benefit from time to time of the holders of the Trust Preferred Securities;

WHEREAS, the Debentures will be issued pursuant to an Indenture, dated as of the Closing Date (the “Indenture”, and together with this Purchase Agreement, the Declaration and the Guarantee Agreement, the “Operative Documents”), between the Company and The Bank of New York Mellon, as indenture trustee (in such capacity, the “Indenture Trustee”);

WHEREAS, the Company intends to issue in a private placement, and the Investor intends to purchase from the Company, 25,000,000 shares of the Company’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 (the “Series F-2 Preferred Stock”) that mandatorily convert to common stock of the Company (the “Common Stock”) and a warrant to purchase 1,250,000 shares of Series F-2 Preferred Stock (the “Series F-2 Warrant” together with the Trust Preferred Warrant, the “Warrants”) (the “Series F-2 Purchase” together with the purchase of the Trust Preferred Securities, the “Purchase”);

WHEREAS, the Company and the Investor intend to exchange (the “Series D Exchange”) 5,000,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-1 (the “Series D-1 Preferred Stock”), and 250,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D-2 (the “Series D-2 Preferred Stock,” and the shares of the Series D-1 Preferred Stock and the Series D-2 Preferred Stock to be exchanged the “Series D Shares”) for 105,000,000 shares of the Series F-2 Preferred Stock;

WHEREAS, the Company and the Investor intend to exchange (the “Old MCP Exchange” together with the Series D Exchange, the “Exchanges”) 97,500,000 shares of the Company’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F (the “Series F Preferred Stock” and the shares of the Series F Preferred Stock to be exchanged in the Old MCP Exchange, the “Old MCP Shares”, together with the Series D Shares, the “Old Shares”) for 97,500,000 shares of Series F-2 Preferred Stock (the Series F-2 Preferred Stock to be issued in the Series F-2 Purchase and the Exchanges together with the Trust Preferred Securities and the Warrants, the “Purchased Securities”);

WHEREAS, the Purchase and the Exchanges will be governed by this Purchase Agreement, specifying additional terms of the Purchase and the Exchanges; and

WHEREAS, as a condition to the Purchase and the Exchanges, 60,000,000 shares of the Series F Preferred Stock held by the Investor will be converted into 259,200 shares of the

Company’s Common Stock (the “Conversion”) at the conversion rate which shall be 0.00432 shares of Common Stock per share of Series F Preferred Stock.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Article I

Purchase; Exchanges; Conversion; Closing

1.1 Purchase. On the terms and subject to the conditions set forth in this Purchase Agreement, (a) the Issuer Trust agrees to sell (i) to the Investor, and the Investor agrees to purchase from the Issuer Trust, at the Closing (as hereinafter defined), 2,540,000 Trust Preferred Securities and (ii) to the Company, and the Company agrees to purchase from the Issuer Trust, at the Closing, 127,000 Trust Preferred Securities, (b) the Company agrees to sell to the Investor, and the Investor agrees to purchase from Company, at the Closing, the Trust Preferred Warrant, (c) the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing, the Series F-2 Warrant, and (d) the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing, 25,000,000 shares of Series F-2 Preferred Stock as consideration for the transactions contemplated by the Purchase and the Exchanges.

1.2 Exchanges. On the terms and subject to the conditions set forth in this Purchase Agreement, (a) the Investor agrees to sell and transfer to the Company, and the Company agrees to accept and acquire from the Investor, all of the Old Shares in exchange for 202,500,000 shares of Series F-2 Preferred Stock and an amount in cash equal to the accrued and unpaid dividends on the Old Shares, to, but excluding, the Closing Date and (b) the Company agrees to sell and transfer to the Investor, and the Investor agrees to accept and acquire from the Company, 202,500,000 shares of Series F-2 Preferred Stock in exchange for the Old Shares, at the Closing.

1.3 Closing.

(a) On the terms and subject to the conditions set forth in this Purchase Agreement, the closing of the Purchase and the Exchanges (the “Closing”) will take place at the offices of Sonnenschein Nath & Rosenthal LLP, New York, New York 10281, at 4:00 p.m. New York time, on December 30, 2009, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Purchase Agreement as the “Closing Date.”

(b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.3, at the Closing the Issuer Trust will deliver the Trust Preferred Securities and the Company will deliver the Trust Preferred Warrant, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the purchase price (which shall be equal to the aggregate liquidation preference of the Trust Preferred Securities issued and sold by the Issuer Trust to the Investor) by wire transfer of immediately available United States funds to a bank account designated by the Company in writing to the Investor prior to the Closing Date.

(c) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.3, at the Closing the Company will deliver the shares of Series F-2 Preferred Stock issued and sold to the Investor in the Series F-2 Purchase and the Series F-2 Warrant, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the purchase price (which shall be equal to the aggregate liquidation amount of the shares of Series F-2 Preferred Stock issued and sold by the Company to the Investor in the Series F-2 Purchase) by wire transfer of immediately available United States funds to a bank account designated by the Company in writing to the Investor prior to the Closing Date.

(d) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.3, at the Closing the Company will deliver the shares of Series F-2 Preferred Stock issued to the Investor in the Exchanges, as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, and an amount in cash equal to the accrued but unpaid dividends on the Old Shares, to, but excluding, the Closing Date, by wire transfer of immediately available United States funds to a bank account designated by the Investor in writing to the Company prior to the Closing Date, in exchange for the surrender of the certificates evidencing the Old Shares at the Closing.

(e) The respective obligations of each of the Investor, the Issuer Trust and the Company to consummate the Purchase and the Exchanges are subject to the fulfillment (or waiver by the Investor, the Issuer Trust and the Company, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Purchase shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the Purchase and the Exchanges as contemplated by this Purchase Agreement.

(f) The obligation of the Investor to consummate the Purchase and the Exchanges is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i) (A) the representations and warranties of the Company and/or the Issuer Trust, as applicable, set forth in (x) Section 2.2(i) of this Purchase Agreement shall be true and correct in all respects as though made on and as of the Closing Date, (y) Sections 2.2(a) through (h) shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (z) Sections 2.2(j) through (aa) (disregarding all qualifications or limitations set forth in such representations and warranties as to “materiality”, “Company Material Adverse Effect” and words of similar import) shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties referred to in this Section 1.3(f)(i)(A)(z) to be so true and correct, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect and (B) the Company and the Issuer Trust shall each have performed in all material respects all obligations required to be performed by it under this Purchase Agreement at or prior to the Closing;

(ii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.3(f)(i) have been satisfied;

(iii) the Company shall have duly adopted the amendments to its Certificate of Incorporation (the “Charter”) and the Bylaws (the “Bylaws”), each dated as of June 30, 2009, as amended, in substantially the forms attached hereto as Annex A-1 and Annex A-2 (the “Amendments”);

(iv) a waiver shall have been duly executed by the Company and delivered to the Investor, in substantially the form attached hereto as Annex B-1, releasing the Investor from any claims that the Company and its subsidiaries may otherwise have as a result of (A) any modifications to the terms of any compensation, retention award, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachutes, severance and employment agreements) (collectively, “Benefit Plans”) to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and as may be further amended and in effect from time to time (referred to herein as “EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time including the rules set forth in 31 CFR Part 30 or any rules that replace 31 CFR Part 30 (collectively, the “Compensation Regulations”);

(v) a waiver shall have been duly executed by each of the Senior Executive Officers and delivered to the Investor, in substantially the form attached hereto as Annex B-2, releasing the Investor from any claims that any Senior Executive Officer may otherwise have as a result of any modifications to the terms of any Benefit Plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA or any Compensation Regulations (“Senior Executive Officers” means the Company’s “senior executive officers” as defined in the EESA or any Compensation Regulations);

(vi) a consent and waiver shall have been duly executed by each Senior Executive Officer and delivered to the Company (with a copy to the Investor), in substantially the form attached hereto as Annex B-3, releasing the Company from any claims that any Senior Executive Officer may otherwise have as a result of any modification of the terms of any Benefit Plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA or any Compensation Regulations;

(vii) a waiver shall have been duly executed by each of the Company’s top 20 most highly compensated employees (other than the Senior Executive Officers) as determined under the requirements of Section 111 of the EESA or any Compensation Regulations (such employees, the “Senior Employees”) and delivered to the Investor, in substantially the form attached hereto as Annex B-4, releasing the Investor from any claims that any Senior Employees may otherwise have as a result of the Company’s failure to pay or accrue any bonus, retention award or incentive compensation as a result of any action referenced in this Purchase Agreement;

(viii) a consent and waiver shall have been duly executed by each Senior Employee and delivered to the Company (with a copy to the Investor), in substantially the form attached hereto as Annex B-5, releasing the Company from any claims that any Senior Employee may otherwise have as a result of the Company’s failure to pay or accrue any bonus, retention award or incentive compensation as a result of any action referenced in this Purchase Agreement; provided, however, the Company shall be deemed to have met the requirements of Sections 1.3(f)(v), (vi), (vii) and (viii) with respect to any Senior Executive Officer or Senior Employee who has provided a waiver to the Investor in connection with either the Securities Purchase Agreement – Standard Terms dated December 29, 2008 (the “2008 SPA”) between the Investor and the Company or the Securities Purchase Agreement – Standard Terms dated May 21, 2009 (the “May SPA”) between the Investor and the Company;

(ix) the Company shall have delivered to the Investor a written opinion from counsel to the Company (which may be internal counsel), addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C-1;

(x) the Company shall have delivered to the Investor a written opinion from special tax counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C-2;

(xi) the Company shall have delivered to the Investor a written opinion from special Delaware counsel to the Trust, addressed to the Company and the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C-3;

(xii) the Company shall have delivered to the Investor a written opinion from special Delaware counsel to the Delaware Trustee, addressed to the Company and the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C-4;

(xiii) the Company shall have delivered to the Investor a written opinion from special Delaware counsel to the Institutional Trustee, Indenture Trustee and Guarantee Trustee addressed to the Company and the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C-5;

(xiv) the Company shall have delivered an amount in cash equal to the accrued but unpaid dividends on the Old Shares, to, but excluding, the Closing Date, by wire transfer of immediately available United States funds to a bank account designated by the Investor in writing prior to the Closing Date;

(xv) the Trust shall have delivered evidence of certificates in definitive form, evidencing the Trust Preferred Securities, to Investor or its designee(s);

(xvi) the Company shall have delivered evidence of certificates in definitive form, evidencing the Series F-2 Preferred Stock issued in the Series F-2 Purchase and the Exchanges to the Investor or its designee(s);

(xvii) the Company shall have duly executed the Trust Preferred Warrant in substantially the form attached hereto as Annex D and delivered such executed Trust Preferred Warrant to the Investor or its designee(s);

(xviii) the Company shall have duly executed the Series F-2 Warrant in substantially the form attached hereto as Annex E and delivered such executed Series F-2 Warrant to the Investor or its designee(s); and

(xix) the Company shall have delivered evidence of certificates in definitive form, evidencing the 259,200 shares of Common Stock issuable to the Investor in connection with the Conversion and the Investor shall have surrendered the certificates representing the Series F Preferred Stock converted to Common Stock in the Conversion to the Company.

1.4 Interpretation. When a reference is made in this Purchase Agreement to “Recitals,” “Articles,” “Sections,” or “Annexes” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Purchase Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Purchase Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Purchase Agreement are for reference purposes only and are not part of this Purchase Agreement. Whenever the words “include,” “includes” or “including” are used in this Purchase Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Purchase Agreement, as this Purchase Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Purchase Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Article II

Representations and Warranties

2.1 Disclosure.

(a) On or prior to the Signing Date, the Company and the Issuer Trust delivered to the Investor a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2.

(b) “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date hereof (the “Signing Date”) in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the Signing Date in generally accepted accounting principles in the United States (“GAAP”) or regulatory accounting requirements, or authoritative interpretations thereof, or (C) changes or proposed changes after the Signing Date in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations); or (ii) the ability of the Company to consummate the Purchase, the Exchanges and other transactions contemplated by this Purchase Agreement and perform its obligations hereunder or thereunder on a timely basis.

(c) “Previously Disclosed” means information set forth on the Disclosure Schedule, provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Purchase Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Purchase Agreement.

2.2 Representations and Warranties of the Company and the Issuer Trust. Except as Previously Disclosed, the Company represents and warrants to the Investor, and the Issuer Trust represents and warrants to the Investor with respect to matters relating to the Issuer Trust, that as of the Signing Date and as of the Closing Date (or such other date specified herein):

(a) Organization, Authority and Significant Subsidiaries of the Company. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that would be considered a “significant subsidiary” (“Significant Subsidiary”) within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the “Securities Act”), has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Charter, the Bylaws and all amendments thereto, copies of which have been provided to the Investor prior to the Signing Date, are true, complete and correct copies of such documents as in full force and effect as of the Signing Date.

(b) Organization and Authority of the Issuer Trust. The Issuer Trust has been duly formed and is validly existing as a statutory trust in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect. The Declaration, and any amendment thereto, copies of which have been provided to the Investor on or prior to the Signing Date, are true, complete and correct copies of such documents as in full force and effect as of the Signing Date.

(c) Capitalization. The outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, equity securities of the Company) as of the most recent fiscal month-end preceding the Signing Date (the “Capitalization Date”) is set forth on Schedule B. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding and were not issued in violation of any preemptive rights. As of the Signing Date, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire its capital stock (“Capital Stock”) that are not reserved for issuance as specified on Schedule B, and the Company has not made any other commitment to authorize, issue or sell any Capital Stock, other than as specified on Schedule B. Since the Capitalization Date, the Company has not issued any Capital Stock, other than (i) the shares of Capital Stock issued upon the exercise of options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule B and (ii) Capital Stock disclosed on Schedule B.

(d) Convertible Preferred Stock. The Series F-2 Preferred Stock has been duly and validly authorized, and, when issued and delivered pursuant to this Purchase Agreement, such shares of Series F-2 Preferred Stock will be duly and validly issued, will not be issued in violation of any preemptive rights (except that the Series F-2 Preferred Stock shall be offered to the holders of the Company’s Common Stock in accordance with Section 3.1 hereof in accordance with the Bylaws), and will rank pari passu with or senior to all other series or classes of Preferred Stock of the Company, whether or not issued or outstanding, with respect to dividend rights and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

(e) Trust Preferred Securities and Common Securities. The Trust Preferred Securities and Common Securities have been duly and validly authorized by the Issuer Trust and, when issued and delivered pursuant to this Purchase Agreement, in the case of the Trust Preferred Securities, and to the Company in accordance with the Subscription Agreement between the Company and the Issuer Trust, dated as of the date hereof, such Trust Preferred Securities and Common Securities will be duly and validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Issuer Trust entitled to the benefits of the Declaration, enforceable against the Issuer Trust in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”). The Trust Preferred Securities will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of securities of the Issuer Trust, whether or not issued or outstanding, with respect to distribution rights and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer Trust.

(f) Debentures. The Debentures have been duly authorized by the Company and, when issued and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in the manner provided in the Indenture and delivered to the Issuer Trust against payment therefor in accordance with the Subscription Agreement between the Company and the Issuer Trust, dated as of the Closing Date, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the Bankruptcy Exceptions.

(g) Guarantee Agreement and the Indenture. The Guarantee Agreement and the Indenture have been duly authorized by the Company and, when executed and delivered will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee Agreement, and by the Indenture Trustee in the case of the Indenture, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Bankruptcy Exceptions.

(h) The Warrants. Each of the Trust Preferred Warrant and the Series F-2 Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions.

(i) Authorization, Enforceability.

(i) The Company has the requisite power and authority to execute and deliver this Purchase Agreement and to carry out its obligations hereunder (which includes the issuance of the Series F-2 Preferred Stock). The execution, delivery and performance by the Company of this Purchase Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company. This Purchase Agreement is a valid and binding obligation of the Company enforceable against the Company, in accordance with its terms, subject to the Bankruptcy Exceptions.

(ii) The Issuer Trust has the requisite power and authority to execute and deliver this Purchase Agreement and to carry out its obligations hereunder and thereunder (which includes the issuance of the Trust Preferred Securities). The execution, delivery and performance by the Issuer Trust of this Purchase Agreement and the consummation of the transactions contemplated hereby and have been duly authorized by all necessary corporate action on the part of the Issuer Trust and its stockholders, and no further approval or authorization is required on the part of the Issuer Trust. The Issuer Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or assets of the Issuer Trust, whether or not occurring in the ordinary course of business. The Issuer Trust is not a party to, or otherwise bound by, any agreement other than this Purchase Agreement, the Declaration and the Indenture. The Issuer Trust is, and under current law will continue to be, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation. This Purchase Agreement is a valid and binding obligation of the Issuer Trust enforceable against the Issuer Trust, in accordance with its terms, subject to the Bankruptcy Exceptions.

(iii) The Company has the requisite power and authority to execute and deliver the Warrants and to carry out its obligations thereunder (which includes the issuance of the Warrants and the shares of Series F-2 Preferred Stock issuable upon exercise of the Series F-2 Warrant). The execution, delivery and performance by the Company of the Warrants and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company.

(iv) The execution, delivery and performance by the Company and the Issuer Trust of this Purchase Agreement and the Warrants, as applicable, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company and the Issuer Trust with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company (including the Issuer Trust) (each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(v) Other than such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company or the Issuer Trust in connection with the consummation by the Company of the Purchase or the Exchanges except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(vi) (A) The execution, delivery and performance by the Company of the Operative Documents and the Warrants and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions hereof will not (1) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of the Code), “golden parachute payment” (as defined in the EESA, as implemented by the Compensation Regulations), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any subsidiary of the Company from the Company or any subsidiary of the Company under any benefit plan or otherwise, (2) increase any benefits otherwise payable under any benefit plan, (3) result in any acceleration of the time of payment or vesting of any such benefits, (4) require the funding or increase in the funding of any such benefits or (5) result in any limitation on the right of the Company or any subsidiary of the Company to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust, except, in the case of each of clauses (1) through (5) above, to the extent applicable to a benefit plan for the benefit of employees employed primarily outside of the United States, as would not, individually or in the aggregate, reasonably be likely to be material to the Company (it being understood that the Company and its subsidiaries shall use its best efforts to minimize the effect thereof), and (B) neither the Company nor any subsidiary of the Company has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any subsidiary of the Company to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust.

(j) Anti-takeover Provisions and Rights Plan. The Board of Directors of the Company (the “Board of Directors”) has taken all necessary action to ensure that the transactions contemplated by this Purchase Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby, including the exercise of the Warrants in accordance with their terms, will be exempt from any anti-takeover or similar provisions of the Company’s Charter and Bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction.

(k) No Company Material Adverse Effect. Since the last day of the last completed fiscal period for which financial statements are included in the Company Financial Statements (as defined below), no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(l) Company Financial Statements. The Company has Previously Disclosed each of the consolidated financial statements of the Company and its consolidated subsidiaries for each of the last three completed fiscal years of the Company (which shall be audited to the extent audited financial statements are available prior to the Signing Date) and each completed quarterly period since the last completed fiscal year (collectively the “Company Financial Statements”). The Company Financial Statements present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements (A) were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein) and (B) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries.

(m) Reports.

(i) Since December 31, 2007, the Company and each Company Subsidiary has filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities.

(ii) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(k)(ii). The Company (A) has implemented and maintains adequate disclosure controls and procedures to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the Signing Date, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(n) No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (A) liabilities that have arisen since the last fiscal year end in the ordinary and usual course of business and consistent with past practice and (B) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(o) Offering of Securities. Neither the Company, the Issuer Trust nor any person acting on behalf of either the Company or the Issuer Trust has taken any action (including any offering of any securities of the Company or the Issuer Trust under circumstances which would require the integration of such offering with the offering of any of the Purchased Securities under the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder), which might subject the offering, issuance or sale of any of the Purchased Securities to Investor pursuant to this Purchase Agreement to the registration requirements of the Securities Act.

(p) Litigation and Other Proceedings. Except (i) as set forth on Schedule C or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no (A) pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject nor is the Company or any Company Subsidiary subject to any order, judgment or decree or (B) unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.

(q) Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. Except as set forth on Schedule D, the Company and the Company Subsidiaries have complied in all respects and are not in default or violation of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, have been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except for statutory or regulatory restrictions of general application or as set forth on Schedule D, no Governmental Entity has placed any restriction on the business or properties of the Company or any Company Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(r) Employee Benefit Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) providing benefits to any current or former employee, officer or director of the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) that is sponsored, maintained or contributed to by the Company or any member of its Controlled Group and for which the Company or any member of its Controlled Group would have any liability, whether actual or contingent (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA (including, for purposes of this clause (B), any plan subject to Title IV of ERISA that the Company or any member of its Controlled Group previously maintained or contributed to in the six years prior to the Signing Date), (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on the assumptions used to fund such Plan) and (4) neither the Company nor any member of its Controlled Group has incurred in the six years prior to the Signing Date, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including any Plan that is a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (C) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status that has not been revoked, or such a determination letter has been timely applied for but not received by the Signing Date, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss, revocation or denial of such qualified status or favorable determination letter.

(s) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have filed all federal, state, local and foreign income and franchise Tax returns required to be filed through the Signing Date, subject to permitted extensions, and have paid all Taxes due thereon, and (ii) no Tax deficiency has been determined adversely to the Company or any of the Company Subsidiaries, nor does the Company have any knowledge of any Tax deficiencies. “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity.

(t) Properties and Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances, claims and defects that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

(u) Environmental Liability. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) there is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that would reasonably be expected to result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary;

(ii) to the Company’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and

(iii) neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any court, Governmental Entity or third party imposing any such environmental liability.

(v) Risk Management Instruments. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or its or their customers, were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of such instruments constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms, except as may be limited by the Bankruptcy Exceptions. Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement other than such breaches that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(w) Agreements with Regulatory Agencies. Except as set forth on Schedule E, neither the Company nor any Company Subsidiary is subject to any material cease-and-desist or other similar order or enforcement action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2007, has adopted any board resolutions at the request of, any Governmental Entity (other than the Appropriate Federal Banking Agencies with jurisdiction over the Company and the Company Subsidiaries) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies or procedures, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”). The Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement. “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company or such Company Subsidiaries, as applicable, as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)).

(x) Insurance. The Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice. The Company and the Company Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof, each such policy is outstanding and in full force and effect, all premiums and other payments due under any material policy have been paid, and all claims thereunder have been filed in due and timely fashion, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(y) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary owns or otherwise has the right to use, all intellectual property rights, including all trademarks, trade dress, trade names, service marks, domain names, patents, inventions, trade secrets, know-how, works of authorship and copyrights therein, that are used in the conduct of their existing businesses and all rights relating to the plans, design and specifications of any of its branch facilities (“Proprietary Rights”) free and clear of all liens and any claims of ownership by current or former employees, contractors, designers or others and (ii) neither the Company nor any of the Company Subsidiaries is materially infringing, diluting, misappropriating or violating, nor has the Company or any or the Company Subsidiaries received any written (or, to the knowledge of the Company, oral) communications alleging that any of them has materially infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by any other person. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Company’s knowledge, no other person is infringing, diluting, misappropriating or violating, nor has the Company or any or the Company Subsidiaries sent any written communications since January 1, 2007 alleging that any person has infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by the Company and the Company Subsidiaries.

(z) Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Purchase Agreement or the Warrants or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

(aa) Bank Holding Company. The Company is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), and the deposit accounts of the Company’s subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to the knowledge of the Company after due inquiry, threatened.

2.3 Representations and Warranties of the Investor. The Investor represents and warrants to the Company and the Issuer Trust that as of the Signing Date and as of the Closing Date (or such other date specified herein):

(a) Authorization and Title. The Investor has full right, power and authority to execute and deliver this Purchase Agreement and to perform its obligations hereunder and this Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Investor. The execution, delivery and performance by the Investor of this Purchase Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor, and no further approval is required on the part of the Investor. This Purchase Agreement is a valid and binding obligation of the Investor enforceable against the Investor, in accordance with its terms. The Investor has the full right, power, legal capacity and authority to sell and transfer the Old Shares.

(b) No Encumbrances. The Investor has good and marketable title to the Old Shares being exchanged by the Investor in the Exchanges, free and clear of all liens, encumbrances, equities and claims, and full right, power and authority to effect the delivery of the Old Shares in the Exchanges. The Investor represents that the Exchanges will vest in the Company absolute title to the number of shares of the Series D-1 Preferred Stock, the Series D-2 Preferred Stock and the Series F Preferred Stock set forth herein, free and clear of any and all liens, encumbrances, equities and claims.

Article III

Covenants

3.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Purchase Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to (i) permit consummation of the Purchase and the Exchanges as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and (ii) permit consummation of a subsequent preemptive offering of the Series F-2 Preferred Stock to the holders of the Company’s Common Stock in accordance with Section 10.3 of the Bylaws and shall use, in each case, commercially reasonable efforts to cooperate with the other party to that end (including, in the case of clause (ii), Investor offering to sell, on terms substantially similar to those set forth in this Purchase Agreement (except that the consideration to be paid for each share of Series F-2 Preferred Stock shall be cash in an amount equal to the liquidation amount per share of Series F-2 Preferred Stock, and shall not include the exchange of Old Shares)), such amount of Series F-2 Preferred Stock to other holders of the Company’s Common Stock as may be necessary in order to allow the Company to comply with Section 10.3 of the Bylaws).

3.2 Expenses. Unless otherwise provided in this Purchase Agreement or the Warrants, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Purchase Agreement or the Warrants, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.3 Sufficiency of Authorized Securities; Exchange Listing.

(a) During the period from the Closing Date until the date on which the Trust Preferred Warrant and the Series F-2 Warrant have been fully exercised, the Company shall at all times hold a sufficient number of Trust Preferred Securities and have authorized a sufficient number of shares of Series F-2 Preferred Stock, respectively, to effectuate such exercise.

(b) If the Company lists its Capital Stock, or if the Issuer Trust lists any trust preferred securities, on any national securities exchange, the Company or the Issuer Trust, as applicable, shall, if requested by the Investor, at the Company’s expense, promptly use its reasonable best efforts to cause the Series F-2 Preferred Stock and the underlying Common Stock or the Trust Preferred Securities, as applicable, to be approved for listing on a national securities exchange as promptly as practicable following such request.

3.4 Certain Notifications Until Closing. From the Signing Date until the Closing, the Company and the Issuer Trust shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company or the Issuer Trust contained in this Purchase Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company or the Issuer Trust contained in this Purchase Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company or the Issuer Trust is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 3.4 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 3.4 shall not constitute a breach of this Purchase Agreement or the failure of any condition set forth in Section 1.2 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.2 to be satisfied.

3.5 Access, Information and Confidentiality.

(a) From the Signing Date until the date when the securities beneficially owned by the Investor or an Affiliate of the Investor represent less than 10% of the outstanding shares of Common Stock or 10% of the aggregate liquidation amount of the Purchased Securities issued to the Investor pursuant to this Purchase Agreement (the “Qualifying Ownership Interest”), the Company will permit the Investor and its agents, consultants, contractors and advisors (i) acting though the Company’s Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Company and Company Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request and (ii) to review any information material to the Investor’s investment in the Company provided by the Company to its Appropriate Federal Banking Agency.

(b) From the Signing Date until the date when the Investor holds less than the Qualifying Ownership Interest, the Company will permit and cause the Company Subsidiaries to permit (i) the Investor and its agents, consultants and contractors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in each case to the extent relevant to ascertaining compliance with the financing terms and conditions; provided that prior to disclosing any information pursuant to clause (ii) or (iii), the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this Purchase Agreement and in furtherance of its function, to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting the input from the Company as to information that should be afforded confidentiality, as appropriate.

(c) The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors and advisors, and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Purchase Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process. The Investor understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

(d) The Investor represents that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their audit function under this Purchase Agreement, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests pursuant to this Purchase Agreement. Nothing in this Section shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

3.6 Reporting. From the Signing Date until the date on which all of the shares of Series F-2 Preferred Stock have been redeemed in whole or converted to Common Stock and the Trust Preferred Securities have been redeemed in whole, the Company will deliver, or will cause to be delivered, to the Investor:

(a) as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company for such year, in each case prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year of the Company, and which shall be audited to the extent audited financial statements are available;

(b) as soon as available after the end of the first, second and third quarterly periods in each fiscal year of the Company, a copy of any quarterly reports provided to other members of the Company or Company management;

(c) within 15 days after the conclusion of each calendar month the Company shall deliver to the Investor a certification signed by the principal executive officer (or person acting in similar capacity) of the Company that (i) the Expense Policy (as defined in 4.11(c)(i) of this Purchase Agreement) conforms to the requirements set forth herein; (ii) the Company and its Subsidiaries are in compliance with the Expense Policy; and (iii) there have been no material amendments to the Expense Policy or deviations from the Expense Policy other than those that have been disclosed to and approved by the Investor;

(d) within 15 days after the conclusion of each calendar month, the Company shall deliver to the Investor a certification signed by a principal executive officer (or person acting in similar capacity) of the Company that all Benefit Plans with respect to Senior Executive Officers are in compliance with the covenants made under Sections 4.11(a), (b) and (f) of this Purchase Agreement;

(e) as soon as available, but in any event within 20 days after the end of each calendar month, a monthly management financial report summarizing results of the Company for such monthly period and for the period from the beginning of the fiscal year setting forth, in each case, comparisons to the annual budget for such fiscal year and to the corresponding period in the preceding fiscal year. To the extent the twentieth calendar day falls on a non-Business Day, the due date for such monthly period shall be the next succeeding Business Day;

(f) as soon as available, but no later than concurrently with the delivery of such materials to the Company’s Board of Directors and no fewer than six times per calendar year, a management forecast summarizing the financial projections for the Company for the remainder of such fiscal year and setting forth a comparison to the annual budget for such fiscal year and to the corresponding period in the preceding fiscal year.

(g) from time to time such other information regarding the financial condition, operations, or business of the Company as the Investor may reasonably request.

Article IV

Additional Agreements

4.1 Purchase for Investment. The Investor acknowledges that the Purchased Securities and the Common Stock underlying the Series F-2 Preferred Stock have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Purchased Securities or the Common Stock underlying the Series F-2 Preferred Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision.

4.2 Legends.

(a) The Investor agrees that all certificates or other instruments representing the Warrants will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

(b) In addition, the Investor agrees that all certificates or other instruments representing the Series F-2 Preferred Stock and the Common Stock underlying the Series F-2 Preferred Stock will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

(c) In addition, the Investor agrees that all certificates or other instruments representing the Trust Preferred Securities will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS (X) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (Y) AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

THE DEBENTURES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”), FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. GMAC, INC. (THE “COMPANY”) WILL, BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUE DATE, PROMPTLY PROVIDE TO HOLDERS OF SECURITIES, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND

THE YIELD TO MATURITY WITH RESPECT TO THE DEBENTURES. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT GMAC INC., 200 RENAISSANCE CENTER, P.O. BOX 200, DETROIT, MICHIGAN 48265-2000, ATTENTION: CHIEF FINANCIAL OFFICER.”

(d) In the event that any Purchased Securities or shares of Common Stock underlying the Series F-2 Preferred Stock (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company or the Issuer Trust, as applicable, shall issue new certificates or other instruments representing such Purchased Securities or shares of Common Stock underlying the Series F-2 Preferred Stock, which shall not contain the applicable legends in Sections 4.2(a), (b) and (c) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

4.3 Certain Transactions. The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Purchase Agreement to be performed and observed by the Company and the Issuer Trust.

4.4 Transfer of Purchased Securities; Restrictions on Exercise of the Warrants. Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Purchased Securities and Common Stock underlying the Series F-2 Preferred Stock at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Purchased Securities and the Common Stock underlying the Series F-2 Preferred Stock, pursuant to the provisions of the Charter, the Bylaws and the Declaration, as applicable. In furtherance of the foregoing, the Company shall provide reasonable cooperation to facilitate any Transfers of the Purchased Securities and Common Stock underlying the Series F-2 Preferred Stock, including, as is reasonable under the circumstances, by furnishing such information concerning the Company and its business as a proposed transferee may reasonably request (including such information as is required by Section 4.5(f)) and making management of the Company reasonably available to respond to questions of a proposed transferee in accordance with customary practice, subject in all cases to the proposed transferee agreeing to a customary confidentiality agreement.

4.5 Registration Rights.

(a) Registration.

(i) Subject to the terms and conditions of this Purchase Agreement, the Company covenants and agrees that within 30 days of the Closing Date, the Company shall prepare and file with the SEC a Shelf Registration Statement covering all applicable Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). Notwithstanding the foregoing, if the Company is not eligible to file a registration statement on Form S-3 with respect to all or a portion of the Registrable Securities, then the Company shall not be obligated to file a Shelf Registration Statement with respect to such Registrable Securities unless and until requested to do so in writing by the Investor.

(ii) Any registration pursuant to Section 4.5(a)(i) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”). If the Investor or any other Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.5(c); provided that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed an amount equal to $50 million. The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed; provided that to the extent appropriate and permitted under applicable law, such Holders shall consider the qualifications of any broker-dealer Affiliate of the Company in selecting the lead underwriters in any such distribution.

(iii) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 4.5(a): (A) with respect to securities that are not Registrable Securities; or (B) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company, (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(iv) If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.5(a)(i) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than 10 days prior to the anticipated filing date) and will include in such registration all

Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.5(a)(iv) prior to the effectiveness of such registration, whether or not Investor or any other Holders have elected to include Registrable Securities in such registration.

(v) If the registration referred to in Section 4.5(a)(iv) is proposed to be underwritten, the Company will so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 4.5(a)(iv). In such event, the right of the Investor and all other Holders to registration pursuant to Section 4.5(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that the Investor (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company the managing underwriters and the Investor (if the Investor is participating in the underwriting).

(vi) If either (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.5(a)(ii) or (y) a Piggyback Registration under Section 4.5(a)(iv) relates to an underwritten offering on behalf of the Company and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 4.5(a)(iv), the securities the Company proposes to sell, (B) then the Registrable Securities of the Investor and all other Holders who have requested inclusion of Registrable Securities pursuant to Section 4.5(a)(ii) or Section 4.5(a)(iv), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (C) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Purchase Agreement; provided, however, that if the Company has, prior to the Signing Date, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that it would otherwise result in a breach under such agreement.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(i) Prepare and file with the SEC a prospectus supplement or post-effective amendment with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 4.5(c), keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(ii) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(iv) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(vi) Give written notice to the Holders:

(A) when any registration statement filed pursuant to Section 4.5(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the applicable Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.5(c)(x) cease to be true and correct.

(vii) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.5(c)(vi)(C) at the earliest practicable time.

(viii) Upon the occurrence of any event contemplated by Section 4.5(c)(v) or 4.5(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.5(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(ix) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent for the applicable Registrable Securities in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(x) If an underwritten offering is requested pursuant to Section 4.5(a)(ii), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, as applicable, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided, that the Investor shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(xi) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(xii) Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as the Investor may designate.

(xiii) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(xiv) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Investor and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Investor and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Investor and/or such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor and/or such Holder shall deliver to the Company (at the Company’s expense), all copies, other than permanent file copies then in the Investor and/or such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(i) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.5(c) that Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification.

(i) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(ii) If the indemnification provided for in Section 4.5(g)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.5(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.5(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(h) Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 4.5(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities with a liquidation amount or, in the case of the Warrants, the liquidation amount of the underlying Trust Preferred Securities or Series F-2 Preferred Stock, as applicable, no less than an amount equal to $50 million; provided, however, the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i) Clear Market. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.5, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any equity securities of the Company, any securities convertible into or exchangeable or exercisable for such equity securities or any trust preferred securities during the period not to exceed 10 days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter for such underwritten offering. The Company also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

(j) Rule 144; Rule 144A. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Signing Date;

(ii)(A) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and (B) if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act);

(iii) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company and, to the extent applicable, the Issuer Trust as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and

(iv) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 4.5, the following terms shall have the following respective meanings:

(i) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Purchase Agreement have been transferred in compliance with Section 4.5(h) hereof.

(ii) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(iii) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(iv) “Registrable Securities” means (A) all shares of the Series F-2 Preferred Stock, (B) the Warrants (subject to Section 4.5(p)), (C) the Trust Preferred Securities, including those received upon the Investor’s exercise of the Warrants and (D) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses (A) or (B) by way of conversion, exercise or exchange thereof, including the Common Stock, or distribution or split or in connection with a combination of securities, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) except as provided below in Section 4.5(o), they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or (4) they have been sold in a private transaction in which the transferor’s rights under this Purchase Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

(v) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Purchase Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.5, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

(vi) “Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(vii) “Selling Expenses” mean all discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(l) At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.5 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 4.5(a)(v) – (vi) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.5(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.5(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.5(a)(ii) or 4.5(a)(iv) prior to the date of such Holder’s forfeiture.

(m) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Section 4.5 and that the Investor and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Investor and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Company under this Section 4.5 in accordance with the terms and conditions of this Section 4.5.

(n) No Inconsistent Agreements. The Company shall not, on or after the Signing Date, enter into any agreement with respect to its securities that may impair the rights granted to the Investor and the Holders under this Section 4.5 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Investor and the Holders under this Section 4.5. In the event the Company has, prior to the Signing Date, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor and the Holders under this Section 4.5 (including agreements that are inconsistent with the order of priority contemplated by Section 4.5(a)(vi)) or that may otherwise conflict with the provisions hereof, the Company shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Section 4.5.

(o) Certain Offerings by the Investor. In the case of any securities held by the Investor that cease to be Registrable Securities solely by reason of clause (2) in the definition of “Registrable Securities,” the provisions of Sections 4.5(a)(ii), clauses (iv), (ix) and (x)-(xii) of Section 4.5(c), Section 4.5(g) and Section 4.5(i) shall continue to apply until such securities otherwise cease to be Registrable Securities. In any such case, an “underwritten” offering or other disposition shall include any distribution of such securities on behalf of the Investor by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company or the Issuer Trust and used in connection with such distribution.

(p) Registered Sales of the Warrant. The Holders agree to sell the Trust Preferred Warrant, the Series F-2 Warrant or any portion thereof under the Shelf Registration Statement only beginning 30 days after notifying the Company and the Issuer Trust, of any such sale, during which 30-day period the Investor and all Holders of the Trust Preferred Warrant or the Series F-2 Warrant, as applicable, shall take reasonable steps to agree to revisions to the Trust Preferred Warrant or the Series F-2 Warrant, as applicable, to permit a public distribution of the Trust Preferred Warrant or the Series F-2 Warrant, as applicable, including entering into a warrant agreement and appointing a warrant agent.

4.6 Depositary Shares. Upon request by the Investor at any time following the Closing Date, the Company or the Issuer Trust, as applicable, shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to the Investor and with a depositary reasonably acceptable to the Investor, pursuant to which the Series F-2 Preferred Stock, the Common Stock underlying the Series F-2 Preferred Stock or the Trust Preferred Securities, as applicable, may be deposited and depositary interests, each representing a fraction of a share of Series F-2 Preferred Stock, a share of Common Stock underlying the Series F-2 Preferred Stock, or of a Trust Preferred Security, as applicable, as specified by the Investor, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any shares of Series F-2 Preferred Stock, any shares of Common

Stock underlying the Series F-2 Preferred Stock, or any Trust Preferred Securities, as applicable, pursuant thereto, the depositary interests issued pursuant thereto shall be deemed “Series F-2 Preferred Stock,” “Common Stock,” “Trust Preferred Securities” and, as applicable, “Registrable Securities” for purposes of this Purchase Agreement.

4.7 Repurchase of Common Stock; Sale of Purchased Securities. Following the conversion of the shares of F-2 Preferred Stock into shares of Common Stock, the Company may repurchase any such shares of Common Stock held by the Investor at a price equal to the greater of (A) the conversion price calculated by dividing the liquidation amount per share of the Series F-2 Preferred Stock by the then applicable conversion rate and (B)(i) if the Common Stock is traded on a national securities exchange, the market price of the Common Stock on the date of repurchase (calculated based on the average closing price during the 20 trading day period beginning on the day after notice of repurchase is given) or (ii) if the Common Stock is not traded on a national securities exchange, the per share of Common Stock fair market value of the Company as of the last day of the most recent calendar quarter prior to the repurchase date as determined by an investment bank of national reputation, which shall be selected by the Investor and at the expense of the Company. Any such repurchases must be made with the proceeds of an issuance of Common Stock for cash or additions to retained earnings from the date of the investment closing through the date of the repurchase.

4.8 Restriction on Dividends and Repurchases.

(a) Prior to the date on which all of the shares of Series F-2 Preferred Stock have been converted or redeemed in whole or the Investor has transferred all of the Series F-2 Preferred Stock to third parties which are not Affiliates of the Investor, neither the Company nor any Company Subsidiary shall declare or pay any dividend or distribution on any capital stock or other equity securities of any kind of the Company or any Company Subsidiary (other than (i) in the case of pari passu preferred stock of the Company, dividends on a pro rata basis with the Series F-2 Preferred Stock, (ii) regular dividends on preferred stock in accordance with the terms thereof and which are permitted under the terms of the Series F-2 Preferred Stock, or (iii) dividends or distributions by or other transactions solely among the Company and any wholly-owned Company Subsidiary or solely among any wholly-owned Company Subsidiaries) unless all accrued and unpaid dividends for all past dividend periods on the Series F-2 Preferred Stock are fully paid. For the avoidance of doubt, any remaining tax distributions on junior membership interests of GMAC LLC that are made consistent with the Company’s Plan of Conversion, dated June 30, 2009 (the “Plan of Conversion”) will not be prohibited by this Section 4.8(a).

(b) For so long as any shares of Series F-2 Preferred Stock issued pursuant to this Purchase Agreement are outstanding and owned by the Investor of an Affiliate of the Investor, neither the Company nor any Company Subsidiary shall, without the consent of the Investor, or, in the case of tax distributions on junior membership interests of GMAC LLC, other than as permitted pursuant to the Plan of Conversion, declare and pay distributions on any junior stock, preferred stock ranking pari passu with the Series F-2 Preferred Stock, or common stock (other than (1) in the case of pari passu preferred stock, dividends on a pro rata basis with the Series F-2 Preferred Stock or (2) dividends or distributions by or among any wholly-owned Company Subsidiaries). Notwithstanding the foregoing, the Company may pay any remaining tax distributions on junior membership interests of GMAC LLC, subject to the provisions of the Plan of Conversion.

For so long as any shares of Series F-2 Preferred Stock are outstanding and owned by the Investor or an Affiliate of the Investor, neither the Company nor any Company Subsidiary shall, without the consent of the Investor, redeem, purchase or acquire any equity securities of any kind of the Company or any Company Subsidiary, or any trust preferred securities issued by the Company or any Affiliate of the Company (other than the Trust Preferred Securities), other than (i) redemptions, purchases or other acquisitions of the Series F-2 Preferred Stock, (ii) Common Stock held by the Investor following the conversion of the Series F-2 Preferred Stock, subject to Section 4.7 and the approval of the Federal Reserve, (iii) in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice, (iv) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock or Parity Preferred Stock or trust preferred securities for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians, (v) the exchange or conversion of shares of Junior Stock for or into shares of other Junior Stock or shares of Parity Preferred Stock or units of trust preferred securities for or into shares of other Parity Preferred Stock or units of other trust preferred securities, respectively (with the same or lesser aggregate liquidation amount) or shares of Junior Stock, in each case set forth in this clause (v), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Capital Stock, (clauses (ii), (iii) and (iv), collectively, the “Permitted Repurchases”), (vi) redemptions of securities held by the Company or any wholly-owned Company Subsidiary, (vii) any transaction between the Company and any wholly-owned Company Subsidiary, or between wholly-owned Company Subsidiaries, or (viii) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any Company Subsidiary required pursuant to binding contractual agreements entered into prior to the Signing Date.

(c) Until such time as the Investor or an Affiliate of the Investor ceases to own any Purchased Securities or shares of Common Stock underlying the Series F-2 Preferred Stock, the Company shall not repurchase any shares of Series F-2 Preferred Stock, any shares of Common Stock underlying the Series F-2 Preferred Stock or any Trust Preferred Securities from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of the Series F-2 Preferred Stock, the Common Stock underlying the Series F-2 Preferred Stock or the Trust Preferred Securities then held by the Investor on the same terms and conditions.

(d) “Junior Stock” means Common Stock and any class or series of equity securities, including Capital Stock, of the Company the terms of which expressly provide that it ranks junior to the Series F-2 Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. “Parity Preferred Stock” means any class or series of equity securities of the Company, including Capital Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F-2 Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

4.9 Employ American Workers Act. Until the Company is no longer deemed a recipient of funding under title I of the EESA or Section 13 of the Federal Reserve Act for purposes of the EAWA, as the same may be determined pursuant to any regulations or other legally binding guidance promulgated under EAWA, the Company shall comply, and the Company shall take all necessary action to ensure that its subsidiaries comply, in all respects with the provisions of the EAWA and any regulations or other legally binding guidance promulgated under the EAWA. “EAWA” means the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009, as may be amended and in effect from time to time.

4.10 Internal Controls; Recordkeeping; Additional Reporting.

(a) The Company shall maintain internal controls to provide reasonable assurance of compliance in all material respects with each of the covenants and agreements set forth in Sections 3.5, 4.8, 4.9, 4.10 and 4.11 hereof and shall collect, maintain and preserve reasonable records evidencing such internal controls and compliance therewith, a copy of which records shall be provided to the Investor promptly upon request. On the 15th day after the last day of each calendar quarter (or, if such day is not a Business Day, on the first Business Day after such day), the Company shall deliver to the Investor (at its address set forth in Section 5.6) a report setting forth in reasonable detail (x) the status of implementing such internal controls and (y) compliance (including any instances of material non compliance) of the Company with such covenants and agreements. Such report shall be accompanied by a certification duly executed by a Senior Executive Office of the Company stating that such quarterly report is accurate in all material respects to the best of such Senior Executive Officer’s knowledge, which certification shall be made subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001.

(b) The Company shall use its reasonable best efforts to account for the lending and financing activities it undertakes through the use of its available capital, of which the proceeds from the Purchase shall be deemed to be a part, on a fully fungible basis with all other sources of available capital. On the 15th day after the last day of each calendar quarter (or, if such day is not a Business Day, on the first Business Day after such day), the Company shall deliver to the Investor (at its address set forth in Section 5.6) a report setting forth in reasonable detail a summary of its lending activities which are supported by its available capital. Such report shall be accompanied by a certification duly executed by a Senior Executive Officer of the Company that such quarterly report is accurate in all material respects to the best of such Senior Executive Officer’s knowledge, which certification shall be made subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001.

(c) The Company shall collect, maintain and preserve reasonable records relating to the implementation of all Federal support programs provided to the Company or any of the Company Subsidiaries pursuant to the EESA and the compliance with the terms and provisions of such programs; provided that the Company shall have no obligation to comply with the foregoing in connection with any such program to the extent that such program independently requires, by its express terms, the Company to collect, maintain and preserve any records in connection therewith. The Company shall provide the Investor with copies of all such reasonable records promptly upon request.

4.11 Executive Privileges and Compensation.

(a) Benefit Plans. During the period in which any obligation of the Company arising from financial assistance provided under the Troubled Asset Relief Program remains outstanding (such period, as it may be further described in the Compensation Regulations, the “Relevant Period”), the Company shall take all necessary action to ensure that Benefit Plans of the Company and Company Subsidiaries comply in all respects with, and shall take all other actions necessary to comply with, (x) Section 111 of the EESA, as implemented by the Compensation Regulations and (y) any rulings, limitations or restrictions implemented or issued by the Office of the Special Master for TARP Compensation (the “Special Master”) with respect to the Company or Company Subsidiaries, including, without limitation, pursuant to those certain letters from the Special Master to the Company, dated as of October 22, 2009, December 11, 2009 and December 23, 2009, and neither the Company nor any Company Subsidiaries shall adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted. To the extent that EESA and/or the Compensation Regulations are amended or otherwise changed during the Relevant Period or to the extent that the Special Master issues new rulings that are applicable to the Company and Company Subsidiaries, in each case, in a manner that requires changes to then-existing Benefit Plans, or that requires other actions, the Company and Company Subsidiaries shall effect such changes to its Benefit Plans, and take such other actions, as promptly as practicable after it has actual knowledge of such changes in order to be in compliance with this Section 4.11(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes). In addition, the Company and the Company Subsidiaries shall take all necessary action, other than to the extent prohibited by applicable law or regulation applicable outside of the United States, to ensure that the consummation of the transactions contemplated by this Purchase Agreement will not accelerate the vesting, payment or distribution of any equity-based awards, deferred cash awards or any nonqualified deferred compensation payable by the Company or any of its subsidiaries.

(b) Additional Waivers. After the Signing Date in connection with the hiring or promotion of a Section 4.11 Employee and/or the promulgation of applicable Compensation Regulations or the issuance of any rulings by the Special Master, to the extent any Section 4.11 Employee shall not have executed waivers satisfying the requirements of Sections 1.3(f)(v) - (viii) with respect to the application to such Section 4.11 Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Section 4.11 Employee (x) in the case of a Senior Executive Officer, waivers in the form of Annex B-2 and Annex B-3 and (y) in the case of any other Section 4.11 Employee, waivers in the form of Annex B-4 and Annex B-5 and (ii) deliver such waivers to the Investor as promptly as possible. “Section 4.11 Employee” means each (A) Senior Executive Officer and (B) any other employee of the Company or any Company Subsidiary determined at any time to be subject to Section 111 of the EESA.

(c) Restrictions on Lobbying. Until such time as the Investor ceases to own any Purchased Securities or shares of Common Stock underlying the Series F-2 Preferred Stock, the Company shall, within 60 days of the Signing Date, amend its comprehensive written policy on lobbying, governmental ethics and political activity (the “U.S. Lobbying Policy”) to comply with the requirements hereof, shall distribute such U.S. Lobbying Policy to all Company employees and lobbying firms involved in any such activity, and shall implement and maintain such policy. Until such time as the Investor ceases to own any Purchased Securities or shares of Common Stock underlying the Series F-2 Preferred Stock, any material amendments to the U.S. Lobbying Policy shall require the prior written consent of the Investor, and any material deviations from the U.S. Lobbying Policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall promptly be reported to the Investor. The U.S. Lobbying Policy shall, at a minimum: (i) require compliance with all applicable law; (ii) apply to the Company, the Company Subsidiaries that constitute the Company’s consolidated subsidiaries and affiliated foundations; (iii) govern (A) the provision of items of value to any U.S. government officials; (B) lobbying of U.S. government officials and (C) U.S. political activities and contributions; and (iv) provide for (x) internal reporting and oversight and (y) mechanisms for addressing non-compliance with the U.S. Lobbying Policy.

(d) Restrictions on Expenses. Until such time as the Investor ceases to own any Purchased Securities or shares of Common Stock underlying the Series F-2 Preferred Stock, the Company shall continue to maintain and implement its comprehensive written policy (the “Expense Policy”, it being understood that the Expense Policy may be comprised of more than one written policy) on corporate expenses and distribute the Expense Policy to all Company employees. Until such time as the Investor ceases to own any Purchased Securities or shares of Common Stock underlying the Series F-2 Preferred Stock, any material amendments to the Expense Policy shall require the prior written consent of the Investor, and any material deviations from the Expense Policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall promptly be reported to the Investor. The Expense Policy shall, at a minimum: (i) require compliance with all applicable law; (ii) apply to the Company and the Company Subsidiaries that constitute the Company’s consolidated subsidiaries; (iii) govern (A) the hosting, sponsorship or other payment for conferences and events, (B) the use of corporate aircraft, (C) travel accommodations and expenditures, (D) consulting arrangements with outside service providers, (E) any new lease or acquisition of real estate, (F) expenses relating to office or facility renovations or relocations and (G) expenses relating to entertainment or holiday parties; (iv) provide for (x) internal reporting and oversight and (y) mechanisms for addressing non-compliance with the Expense Policy; and (v) be promptly amended as may from time to time be necessary to comply with the Compensation Regulations.

(e) Risk Management Report. Within 30 days of making the certification required for compliance with Section 111(b)(4) of EESA and any guidance, rules or regulations issued thereunder regarding the compensation committee review of compensation arrangements with the Company’s Senior Executive Officers, the Company will provide a report to the Investor detailing (i) the risks identified during that review, (ii) the steps to be taken to mitigate those risks and (iii) the Company’s recommendations for amending compensation arrangements to reduce the risk through implementation of long term performance metrics or other mechanisms; provided, however, that to the extent the Company has already submitted a substantially similar report to the Investor, the Company’s resubmission of such a report shall be deemed to satisfy the requirements of this Section 4.11(e).

(f) Clawback. In the event that any Section 4.11 Employee receives a payment in contravention of the provisions of this Section 4.11, the Company shall promptly provide such individual with written notice that the amount of such payment must be repaid to the Company in full within 15 business days following receipt of such notice or such earlier time as may be required by the Compensation Regulations and shall promptly inform the Investor (i) upon discovering that a payment in contravention of this Section 4.11 has been made (ii) following the repayment to the Company of such amount and (iii) take such other actions as may be necessary to comply with the Compensation Regulations.

(g) Limitation on Deductions. During the Relevant Period, the Company agrees that it shall not claim a deduction for remuneration for federal income tax purposes in excess of $500,000 for each Senior Executive Officer that would not be deductible if Section 162(m)(5) of the Code applied to the Company.

(h) Compliance.

(i) During the Relevant Period, the Company shall submit a certification on the last day of each fiscal quarter beginning with the first fiscal quarter of 2010 certifying that the Company has complied with and is in compliance with the provisions set forth in Section 4.11(a) through 4.11(g). Such certification shall be made to the TARP Compliance Office by a Senior Executive Officer, subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001.

(ii) The Company’s chief executive officer and chief financial officer shall continue to provide the written certification of compliance by the Company with the requirements of Section 111 of the EESA in the manner specified by Section 111(b)(4) thereunder or in any guidance, rules or regulations issued thereunder.

(i) Amendment to Prior Agreements. The parties agree that, effective as of the Signing Date, each of (i) the 2008 SPA and (ii) the May SPA, shall be amended in its entirety by replacing Section 4.8 of the 2008 SPA and Section 4.11 of the May SPA with the provisions set forth in this Section 4.11 and any terms included in this Section 4.11 that are not otherwise defined in the 2008 SPA or the May SPA shall have the meanings ascribed to such terms in this Purchase Agreement. For purposes of clarity, this Section 4.11(i) applies prospectively, and the Investor shall not have a claim in respect of such actions as a result of this Section 4.11(i) with respect to any actions that, at the time they were taken, did not violate the 2008 SPA or the May SPA as they were then in effect.

4.12 Related Party Transactions. Until such time as the Investor or an Affiliate of the Investor ceases to own any Purchased Securities or shares of Common Stock underlying the Series F-2 Preferred Stock, the Company and the Company Subsidiaries shall not enter into transactions with Affiliates or related persons (within the meaning of Item 404 under the SEC’s Regulation S-K) (other than Company Subsidiaries) unless (i) such transactions are on terms no less favorable to the Company and the Company Subsidiaries than could be obtained from an unaffiliated third party and (ii) if otherwise required by applicable law, rule or regulation (including any requirement of the New York Stock Exchange), have been approved by the audit committee of the Board of Directors or comparable body of independent Directors of the Company, provided that this Section 4.12 shall not restrict the performance of transactions pursuant to binding contractual agreements entered into prior to the date hereof.

4.13 Bank and Thrift Holding Company Status. The Company shall maintain its status as a Bank Holding Company for as long as the Investor or an Affiliate of the Investor owns any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Purchase Agreement. “Bank Holding Company” means a company registered as such with the Federal Reserve pursuant to 12 U.S.C. § 1842 and the regulations of the Federal Reserve promulgated thereunder.

4.14 Predominantly Financial. For as long as the Investor or an Affiliate of the Investor owns any Purchased Securities or Common Stock underlying the Series F-2 Preferred Stock, the Company, to the extent it is not itself an insured depository institution, agrees to remain predominantly engaged in financial activities. A company is predominantly engaged in financial activities if the annual gross revenues derived by the company and all subsidiaries of the company (excluding revenues derived from subsidiary depository institutions), on a consolidated basis, from engaging in activities that are financial in nature or are incidental to a financial activity under Subsection (k) of Section 4 of the Bank Holding Company Act of 1956 (12 U.S.C. § 1843(k)) represent at least 85% of the consolidated annual gross revenues of the company.

4.15 Home Affordable Modification Program. The Company and its Affiliates shall participate in the Investor’s Home Affordable Mortgage Program (“HAMP”) of the Making Home Affordable program. The Company shall (a) if it services residential mortgage loans enter into (i) a Commitment to Purchase Financial Instrument and Servicer Participation Agreement and (ii) a Financial Instrument (together, a “SPA”), with the Federal National Mortgage Association, as financial agent of the Investor, with respect to HAMP and (b) cause any of its Affiliates that services residential mortgage loans (or, for any residential mortgage loans that are subserviced by a non-affiliate servicer on behalf of the Company or any of its affiliates, cause the related subservicer) to enter into a SPA with Fannie Mae, in each case within fifteen days after the date of this Purchase Agreement. For purposes of this Section, participation in HAMP shall include participation in HAMP’s second lien program and each additional program promulgated under the HAMP guidelines.

Article V

Miscellaneous

5.1 Termination. This Purchase Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by the 30th calendar day following the Signing Date; provided, however, that in the event the Closing has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Purchase Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Purchase Agreement thereafter; provided, further, that the right to terminate this Purchase Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Purchase Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or

(b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Purchase Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investor, the Company and the Issuer Trust.

In the event of termination of this Purchase Agreement as provided in this Section 5.1, this Purchase Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Purchase Agreement.

5.2 Survival of Representations and Warranties. All covenants and agreements, other than those which by their terms apply in whole or in part after the Closing, shall terminate as of the Closing. The representations and warranties of the Company and the Issuer Trust made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

5.3 Amendment. No amendment of any provision of this Purchase Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party; provided that the Investor may unilaterally amend any provision of this Purchase Agreement to the extent required to comply with any changes after the Signing Date in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

5.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.5 Governing Law: Submission to Jurisdiction, Etc. This Purchase Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Purchase Agreement or the Warrants or the transactions contemplated hereby or thereby, and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 5.6, (ii) the Issuer Trust at the address and in the manner set forth for notice to the Issuer Trust in Section 5.6 and (iii) the Investor in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Purchase Agreement or the Warrants or the transactions contemplated hereby or thereby.

5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices shall be delivered, telecopied or sent by a recognized next day courier service to the Company, the Issuer Trust or Investor as set forth below, or pursuant to such other instructions as may be designated in writing by the Investor to the Company.

If to the Company:

GMAC Inc.
200 Renaissance Center
P.O. Box 200
Detroit, Michigan 48265-2000
Attention: General Counsel

If to the Issuer Trust:

GMAC Capital Trust I
c/o GMAC Inc.
200 Renaissance Center
P.O. Box 200
Detroit, Michigan 48265-2000
Attention: General Counsel

If to the Investor:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
Attention: Chief Counsel, Office of Financial Stability Facsimile: (202) 927-9225
Email: OFSChiefCounselNotices@do.treas.gov

5.7 Definitions

(a) When a reference is made in this Purchase Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) The terms “knowledge of the Company” or “Company’s knowledge” mean the actual knowledge after reasonable and due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act, but excluding any Vice President or Secretary) of the Company or the Issuer Trust.

5.8 Assignment. Neither this Purchase Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s members (a “Business Combination”) where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale and (b) as provided in Sections 3.5 and 4.5.

5.9 Severability. If any provision of this Purchase Agreement or the Warrant, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.10 No Third Party Beneficiaries. Nothing contained in this Purchase Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that the provisions of Section 4.5 shall inure to the benefit of the persons referred to in that Section.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

In witness whereof, this Purchase Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ David Miller
	Name:	David Miller
	Title:	Acting Chief Investment Officer

GMAC INC.

By:	/s/ Robert S. Hull
	Name:	Robert S. Hull
	Title:	Executive Vice President and Chief Financial Officer

GMAC CAPITAL TRUST I

By:	/s/ Cathy L. Quenneville

By:	GMAC INC.
	Name:	Cathy L. Quenneville
	Title:	Secretary

Date: December 30, 2009

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission.

SCHEDULE E

List any exceptions to the representation and warranty in Section 2.2(w) of the Securities Purchase Agreement.

•

Pursuant to a Capital and Liquidity Maintenance Agreement, dated July 21, 2008, GMAC and various other parties agreed with the FDIC that Ally Bank would maintain a minimum leverage ratio (subsequently superseded).

•

Pursuant to a Parent Company Agreement, dated July 21, 2008, GMAC and various other parties agreed with the FDIC that Ally Bank would maintain specified capital levels and comply with other liquidity and governance requirements.

•

In connection with its application to become a bank holding company and the Supervisory Capital Assessment Program, GMAC made certain commitments to the Federal Reserve relating to its capital adequacy, including to maintain a specified level of capital and to raise an amount of additional capital.

•

GMAC made certain capital and deposit pricing commitments with respect to its approval to participate in the Federal Deposit Insurance Corporation’s debt guarantee program that is part of the FDIC’s Temporary Liquidity Guarantee Program.

•

Ally Bank is subject to the limitations of Sections 23A and 23B of the Federal Reserve Act, which restrict Ally Bank’s ability to lend to affiliates, purchase assets from them or enter into certain other affiliate transactions, including any entity that directly or indirectly controls or is under common control with Ally Bank. On May 21, 2009, GMAC received an expanded exemption from the Federal Reserve to allow Ally Bank to originate a limited amount of GM-related retail and wholesale assets, subject to certain conditions. In connection with this exemption, GMAC made certain capital commitments.

•	[***]

ANNEX A-1

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

FIXED RATE CUMULATIVE MANDATORILY

CONVERTIBLE PREFERRED STOCK, SERIES F-2

OF GMAC INC.

Part 1. Designation and Number of Shares. There is hereby created a series of preferred stock designated as the “Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 228,750,000.

Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Exhibit to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Exhibit (including the Standard Provisions in Schedule A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Issuer.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Issuer” means GMAC Inc., a Delaware corporation.

(d) “Junior Stock” means the Common Stock and the Class C Preferred Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(e) “Liquidation Amount” means, with respect to each share of Designated Preferred Stock, $50.

(f) “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include (i) the Class A Preferred Stock; (ii) the Class E Preferred Stock, and (iii) the Class G Preferred Stock.

(g) “Signing Date” means December 30, 2009.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Securities Purchase Agreement]

Schedule A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Adjusted Conversion Rate” means (i) the liquidation amount per share of Designated Preferred Stock divided by (ii) the weighted average price at which the shares of common equity securities were sold or the price implied by the conversion of securities into common equity securities in all Applicable Transactions (if any), subject to the anti-dilution provisions set forth in Appendix A.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, whether through one of more intermediaries, Controls, is Controlled by or is under common Control with such Person, excluding any employee benefit plan or related trust.

(c) “Applicable Dividend Rate” means 9.0% per annum.

(d) “Applicable Transactions” means any transactions completed in calendar year 2010 in which the Issuer raised at least $500 million of common equity capital (either through the sale of new common equity securities or through the conversion of existing indebtedness or preferred stock (other than Designated Preferred Stock held by the Investor at the time of conversion) to common equity securities) from a party or parties that are not the Investor or Affiliates of the Investor.

(e) “Appraiser” means an investment bank of national reputation, engaged by the Issuer with the approval of the United States Department of the Treasury (such approval not to be unreasonably withheld).

(f) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(g) “As-Converted Value” means the amount equal to the product of (x) the then applicable Conversion Rate and (y) the greater of (A) the Conversion Price and (B)(i) if the Common Stock is traded on a national securities exchange, the market price of the Common Stock on the date of repurchase or conversion (calculated based on the average closing price during the 20 trading day period beginning on the day after notice of repurchase or conversion is given) or (ii) if the Common Stock is not traded on a national securities exchange, the per Common Share Fair Market Value of the Issuer as of the last day of the most recent calendar quarter prior to the repurchase or conversion date as determined by an Appraiser.

(h) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(i) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(j) “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(k) “Change of Control” means the existence or occurrence of any of the following: (i) the sale, conveyance or disposition of all or substantially all of the assets of the Issuer; (ii) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Issuer is disposed of (excluding any disposition in connection with a public offering or to widely dispersed institutional purchasers); (iii) the consolidation, merger or other business combination of the Issuer with or into any other entity, immediately following which the members of the Issuer fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (iv) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires more than fifty percent (50%) of the voting equity of the Issuer; or (v) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the Directors at the time of such replacement; provided, however, that the issuance and sale of Common Stock pursuant to any conversion of any of the Issuer’s Preferred Stock shall not constitute a change of control.

(l) “Charter” means the Issuer’s certificate of incorporation, as it may be amended from time to time.

(m) “Class A Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series A.

(n) “Class C Preferred Stock” means the Issuer’s Preferred Stock, Series C.

(o) “Class E Preferred Stock” means the Issuer’s Fixed Rate Perpetual Preferred Stock, Series E.

(p) “Class G Preferred Stock” means the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

(q) “Company Sale” means a transaction with a third Person that is not an Affiliate of the Issuer or group of third Persons that, acting in concert, do not collectively constitute Affiliates of the Issuer, pursuant to which such Person or Persons acquire, in any single transaction or series of related transactions, (i) all of the outstanding Equity Securities of the Issuer, (ii) all or substantially all of the assets of the Issuer and its Subsidiaries or (iii) Equity Securities of the Issuer authorized and issued following December 31, 2009 and possessing the power to elect or appoint a majority of the Board of Directors (or any similar governing body of any surviving or resulting Person).

(r) “Control,” “Controlled” or “Controlling” means, with respect to any Person, any circumstance in which such Person is directly or indirectly controlled by another Person by virtue of the latter Person having the power to (i) elect, or cause the election of (whether by way of voting capital stock, by contract, trust or otherwise), the majority of the members of the Board of Directors or a similar governing body of the first Person, or (ii) direct (whether by way of voting capital stock, by contract, trust or otherwise) the affairs and policies of such Person.

(s) “Conversion Price” means the liquidation amount per share of Designated Preferred Stock divided by the then-applicable Conversion Rate.

(t) “Conversion Rate” means the number of shares of Common Stock for which a share of Designated Preferred Stock shall be exchanged pursuant to the exercise of the Optional Conversion or the Mandatory Conversion, calculated as follows:

(i) for an Optional Conversion at the option of the Issuer pursuant to an order of the Federal Reserve in accordance with Section 6(a)(i)(A)(2) which occurs:

(1) on or prior to December 31, 2010, the Conversion Rate shall equal the Initial Conversion Rate;

(2) subsequent to December 31, 2010, the Conversion Rate shall equal the Reset Conversion Rate if the Issuer has completed any Applicable Transactions, and shall otherwise equal the Initial Conversion Rate;

(ii) for an Optional Conversion at the option of the Issuer in accordance with Section 6(a)(i)(A)(1), other than pursuant to an order of the Federal Reserve, which occurs:

(1) on or prior to December 31, 2010, the Conversion Rate shall equal the Initial Conversion Rate;

(2) subsequent to December 31, 2010, the Conversion Rate shall equal the Reset Conversion Rate if the Issuer has completed any Applicable Transactions, and shall otherwise equal the Initial Conversion Rate;

(iii) for an Optional Conversion at the option of a Holder in accordance with Section 6(a)(i)(B) which occurs on or prior to December 31, 2010, the Conversion Rate shall equal the greater of (a) the Initial Conversion Rate and (b) the rate equal to the liquidation amount per share of Designated Preferred Stock divided by the price at which such Common Stock is offered in such public offering or the price at which such Common Stock is sold or otherwise valued in such Change of Control of the Issuer, as applicable;

(iv) for an Optional Conversion at the option of a Holder in accordance with Section 6(a)(i)(B) which occurs subsequent to December 31, 2010, the Conversion Rate shall equal the Reset Conversion Rate if the Issuer has completed any Applicable Transactions, and shall otherwise equal the Initial Conversion Rate; and

(v) for any Mandatory Conversion, the Conversion Rate shall be the Reset Conversion Rate if the Company has completed any Applicable Transactions, and shall otherwise be the Initial Conversion Rate.

(u) “Dividend Period” has the meaning set forth in Section 3(a).

(v) “Dividend Record Date” has the meaning set forth in Section 3(a).

(w) “Equity Securities” means, as applicable, (i) any capital stock, membership or limited liability company interests or other share capital, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests or other share capital or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion or other reorganization.

(x) “Fair Market Value” means, in reference to the Common Stock, the fair market value of the Common Stock, as between a willing buyer and a willing seller in an arms’ length transaction occurring on the date of valuation, taking into account the factors suggested by the Issuer and the United States Department of the Treasury, to the extent the Appraiser deems appropriate.

(y) “Federal Reserve” means the Board of Governors of the Federal Reserve System.

(z) “Holder” means the holder of any shares of Designated Preferred Stock.

(aa) “Initial Conversion Rate” means 0.00432, subject to the anti-dilution provisions set forth in Appendix A.

(bb) “Investor” means the United States Department of the Treasury or any of its Affiliates to which shares of Designated Preferred Stock are transferred in accordance with the terms hereof and the Certificate of Designations with respect to the Designated Preferred Stock. For the avoidance of doubt, “Investor” does not include any third party transferee of the Investor to which any shares of Designated Preferred Stock are transferred.

(cc) “LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

(dd) “Liquidation Preference” has the meaning set forth in Section 4(a).

(ee) “Mandatory Conversion” means the mandatory conversion of each share of the Designated Preferred Stock into Common Stock at the then-applicable Conversion Rate on the seventh anniversary of the Original Issue Date.

(ff) “Optional Conversion” means the conversion of shares of the Designated Preferred Stock into Common Stock at the then-applicable Conversion Rate, either (i) in whole or in part, at any time or from time to time, at the election of the Issuer, subject to the requirements and conditions set forth in Section 6(a)(i)(A), or (ii) in whole or in part, at the election of the Holder, upon any public offering of the Common Stock or upon the occurrence of a Change of Control of the Issuer, subject to the requirements and conditions set forth in Section 6(a)(i)(B).

(gg) “Original Issue Date” means December 30, 2009.

(hh) “Person” means any individual or Entity.

(ii) “Plan of Conversion” means the plan of conversion of GMAC LLC into GMAC Inc., dated as of June 30, 2009.

(jj) “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(kk) “Public Offering” means an underwritten sale to the public of the Issuer’s (or its successor’s) Equity Securities pursuant to an effective registration statement filed with the SEC on Form S-1 and after which the Issuer’s (or its successor’s) Equity Securities are listed on the New York Stock Exchange, NASDAQ or any other national security exchange; provided that a Public Offering shall not include any issuance of Equity Securities in any merger or other business combination, and shall not include any registration of the issuance of Equity Securities to existing securityholders or employees of the Issuer and its Subsidiaries on Form S-4 or Form S-8.

(ll) “Qualified Public Offering” means one or a series of Public Offerings by the Issuer and/or one or more securityholders of the Issuer that results in at least twenty percent (20%) of the issued and outstanding common stock (or equivalent Equity Securities) of the Issuer at the time of such determination having been sold at such time or previously through a Public Offering or Public Offerings.

(mm) “Redemption Price” means (i) during the period from the Original Issue Date to, but excluding, the second anniversary of the Original Issue Date, the sum of (A) the Liquidation Preference and (B) any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) below, dividends on such amount) to, but excluding, the date fixed for redemption, and (ii) from and after the second anniversary of the Original Issue Date, the greater of (A) the amount calculated in clause (i) and (B) the As-Converted Value of the Designated Preferred Stock to be redeemed.

(nn) “Reset Conversion Rate” means the greater of (a) the Initial Conversion Rate or (b) the Adjusted Conversion Rate.

(oo) “Standard Provisions” mean these Standard Provisions that form a part of the Exhibit relating to the Designated Preferred Stock.

(pp) “Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned directly or indirectly by such Person.

(qq) “Transfer” means any sale, transfer, assignment (other than a contingent assignment for the benefit of creditors), exchange, or other disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of Law). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the board of directors of the Issuer (the “Board of Directors”) or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding and owned by the United States Department of the Treasury or its Affiliates, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock, Parity Stock or trust preferred securities issued by the Issuer or any Affiliate of the Issuer shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in shares of Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock; (iv) distributions by or other transactions solely among the Issuer and any wholly-owned subsidiary of the Issuer or solely among wholly-owned subsidiaries of the Issuer; (v) redemptions of securities held by the Issuer or any wholly-owned subsidiary of the Issuer; and (vi) for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC pursuant to Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividends or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock held by them, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution (other than, for the avoidance of doubt, unpaid tax distributions on junior membership interests of GMAC LLC pursuant to Section 5.1(e) of the LLC Agreement and consistent with Section 4(b) of the Plan of Conversion), payment in full in an amount equal to the sum of (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any Parity Stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect to any Parity Stock of the Issuer ranking equally with the Designated Preferred Stock as to such distribution have been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a) Optional Redemption. The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at the then-applicable Redemption Price.

(b) Payment of Redemption Price. The Redemption Price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the Redemption Price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(c) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(d) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if the shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price, or the method pursuant to which the Redemption Price shall be calculated; and (4) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price.

(e) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be redeemed pro rata. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(f) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

Section 6. Conversion.

(a) Optional and Mandatory Conversion.

(i) Prior to the seventh anniversary of the Original Issue Date,

(A) the Issuer may, at its option, exercise the Optional Conversion in whole or in part, subject to the approval of the Federal Reserve, and with respect to shares of Designated Preferred Stock held by the Investor (1) with the prior written consent of the Investor (such consent to be granted in the sole discretion of the Investor, it being understood that with respect to any Optional Conversion, the Investor may consider such factors as it deems appropriate at such time and may seek to condition the terms on which it may provide such consent which may include an alteration of the Conversion Rate), or (2) pursuant to an order of the Federal Reserve compelling such a conversion. For the avoidance of doubt, any consent granted by the Investor with respect to any Optional Conversion shall not constitute a waiver by the Investor of any consent right regarding any other Optional Conversion or estop the Investor from withholding such consent; and

(B) in the event of any public offering of the Common Stock or upon the occurrence of a Change of Control of the Issuer, a Holder may, at its option, exercise the Optional Conversion in whole or in part with respect to such shares of Designated Preferred Stock held by such Holder, other than with respect to any shares of Designated Preferred Stock with respect to which the Issuer shall have given notice of redemption pursuant to Section 5.

(ii) On the seventh anniversary of the Original Issue Date, any shares of Designated Preferred Stock which remain outstanding shall each convert to Common Stock pursuant to the Mandatory Conversion.

(iii) Upon any conversion of shares of the Designated Preferred Stock pursuant to the Optional Conversion or the Mandatory Conversion, the Issuer shall pay any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment, in either cash or Common Stock, to the holder of each share of the Designated Preferred Stock to be converted into Common Stock. If the Issuer elects to make such payment in the form of Common Stock, the number of shares of Common Stock to be distributed for this purpose will be determined based on the Conversion Price.

(iv) Shares of Common Stock issuable pursuant to the conversion of any share of the Designated Preferred Stock shall be issued on the conversion date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent, duly endorsed or assigned to the Issuer or in blank. Any issuance of Common Stock or payment of cash in respect of declared but unpaid dividends payable on a conversion date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the Common Stock issued pursuant to the conversion on the conversion date, but rather shall be paid to the holder of record of the converted shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) Notice of Conversion. Notice of any election to convert shares of Designated Preferred Stock shall be given by first class mail, postage prepaid. Any such notice given by the Issuer shall be addressed to the holders of record of the shares to be converted at their respective last addresses appearing on the books of the Issuer. Any such notice given by the holders of shares of the Designated Preferred shall be addressed to the Issuer at its principal business address. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for conversion. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder or the Issuer receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to the Issuer or to any holder of shares of Designated Preferred Stock designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if the shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of conversion may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of conversion given to a holder or to the Issuer shall state: (1) the conversion date; (2) the number of shares of Designated Preferred Stock to be converted and, if less than all the shares held by such holder are to be converted, the number of such shares to be converted from such holder; (3) the number of shares of Common Stock into which such shares of Designated Preferred Stock shall be converted; and (4) the place or places where certificates for such shares are to be surrendered for payment.

(c) Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Designated Preferred Stock. In lieu of any fractional shares which would otherwise be deliverable upon the conversion of any Designated Preferred Stock, the Issuer shall pay to the holder of such shares an amount in cash (computed to the nearest cent), determined based on the Conversion Price.

(d) Partial Conversion. In case of any conversion of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be converted shall be converted pro rata; provided that if GMAC is prohibited by Section 6(a)(i)(A) hereof from converting shares of the Designated Preferred Stock held by the Investor, it may convert any shares of the Designated Preferred held by parties other than the Investor, in a manner consistent with the other terms and conditions hereof. If fewer than all the shares represented by any certificate are converted, a new certificate shall be issued representing the unconverted shares without charge to the holder thereof.

(e) Effectiveness of Conversion. If notice of conversion has been duly given and if on or before the conversion date specified in the notice all funds necessary for the conversion and certificates representing the shares of Common Stock to be issued have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for conversion, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for conversion has not been surrendered for cancellation, on and after the conversion date distributions shall cease to accrue on all shares so called for conversion, all shares so called for conversion shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such conversion date cease and terminate, except only the right of the holders thereof to receive the amount payable on such conversion from such bank or trust company, without interest. Any funds or certificates representing shares of Common Stock unclaimed at the end of three years from the conversion date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for conversion shall look only to the Issuer for payment of the conversion price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) RESERVED.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least a majority of the shares of

Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to the Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, other than an Optional Conversion or Mandatory Conversion, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock; provided, further, however, any amendments to the Charter entered into in connection with the compliance by the Issuer with its commitments to the United States Department of the Treasury for purposes of the Issuer’s participation in the Troubled Asset

Relief Program, or any similar or successor program, will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. Preemptive Rights.

(a) The Issuer shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Preemptive Securities (as defined below) of the Issuer to any Person unless, in each case, the Issuer shall have first offered to sell to each holder of Common Stock, and the holders of any shares of Designated Preferred Stock (each a “Preemptive Holder”) such Preemptive Holder’s Preemptive Share (as defined below) of the Preemptive Securities, at a price and on such other terms as shall have been specified by the Issuer in writing delivered to each such Preemptive Holder (the “Preemptive Offer”), which Preemptive Offer shall by its terms remain open and irrevocable for a period of at least ten calendar days from the date it is delivered by the Issuer (the “Preemptive Offer Period”). Each Preemptive Holder may elect to purchase all or any portion of such Preemptive Holder’s

Preemptive Share of the Preemptive Securities as specified in the Preemptive Offer at the price and upon the terms specified therein by delivering written notice of such election to the Issuer as soon as practical but in any event within the Preemptive Offer Period; provided that if the Issuer is issuing Preemptive Securities together as a unit with any other securities, then any Preemptive Holder who elects to purchase the Preemptive Securities pursuant to this section must purchase the same proportionate mix of all of such securities. Notwithstanding anything to the contrary set forth in this Exhibit, a Preemptive Holder may assign all or any portion of its right to acquire Preemptive Securities to its direct or indirect equityholders, and upon any such assignment, each such equityholder shall be deemed a Preemptive Holder for the purposes of this section. “Preemptive Securities” means, as applicable, (i) Common Stock or any other common equity securities of the Issuer or other securities of the Issuer that vote together with the Common Stock, (ii) any securities directly or indirectly convertible into or exchangeable for Common Stock or other common equity securities of the Issuer or other securities of the Issuer that vote together with the Common Stock, (iii) any rights or options directly or indirectly to subscribe for or to purchase Common Stock or other common equity securities of the Issuer or other securities of the Issuer that vote together with the Common Stock, or to subscribe for or purchase any securities directly or indirectly convertible into or exchangeable for Common Stock or other common equity securities of the Issuer, (iv) any share appreciation rights, phantom share rights, or other similar rights, to the extent related to Common Stock or other securities of the Issuer that vote together with the Common Stock, or (v) any Preemptive Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion or other reorganization.

Each Preemptive Holder’s “Preemptive Share” of Preemptive Securities shall be determined as follows: the total number of Preemptive Securities, multiplied by a fraction, (i) the numerator of which is the number of shares of Common Stock then held, directly or indirectly, by such Preemptive Holder on a Fully-Diluted Basis (as defined below), and (ii) the denominator of which is the number shares of Common Stock then held by all Preemptive Holders (including such Preemptive Holder) on a Fully-Diluted Basis. “Fully Diluted Basis” means after taking into account all outstanding shares of Common Stock and assuming the exercise, conversion or exchange of all outstanding options, warrants, convertible or exchangeable securities and similar rights (“Convertible Securities”) and the issuance of all shares of Common Stock that the Issuer is obligated to issue thereunder.

Upon the expiration of the Preemptive Offer Period, the Issuer shall be entitled to sell such Preemptive Securities which the Preemptive Holders have not elected to purchase for a period ending on the later to occur of (i) one hundred twenty calendar days following the expiration of the Preemptive Offer Period, or (ii) if a definitive agreement to Transfer the Preemptive Securities is entered into by the Issuer within such one hundred twenty calendar day period, the date on which all applicable approvals and consents of Governmental Entities and other Persons with respect to such proposed Transfer have been obtained and any applicable waiting periods under Law have expired or been terminated, in each case on terms and conditions not materially more favorable to the purchasers thereof than those offered to the Preemptive Holders. Any Preemptive Securities to be sold by the Issuer following the expiration of such period must be reoffered to the Preemptive Holders pursuant to the terms of this section if any such agreement to Transfer is terminated.

(b) The provisions of this Section 10 shall not apply to the following issuances of Preemptive Securities:

(i) Preemptive Securities issued to or for the benefit of employees, officers, directors and other service providers of or to the Issuer or any of its Subsidiaries in accordance with the terms hereof or any applicable incentive plan of the Issuer;

(ii) securities issued by the Company in connection with a Public Offering;

(iii) securities issued as consideration in acquisitions or commercial borrowings or leasing;

(iv) securities issued upon conversion of convertible or exchangeable securities of the Company or any of its Subsidiaries that were outstanding on June 30, 2009 or were not issued in violation of any preemptive rights held by stockholders of the Issuer and,

(v) a subdivision of shares of capital stock (including any stock dividend or stock split), any combination of shares of capital stock (including any reverse stock split) or any recapitalization, reorganization, reclassification or conversion of the Issuer or any of its Subsidiaries.

(c) The preemptive rights granted in this Section 10 shall terminate upon the earlier to occur of the consummation of a Qualified Public Offering and a Company Sale.

(d) Notwithstanding the procedural requirements of Section 10(a) above, with respect to any issuance of Preemptive Securities to the Investor in connection with the Supervisory Capital Assessment Program, in the event that the Issuer determines that it is necessary or advisable, the Issuer may complete a transaction covered by Section 10(a) above prior to making a Preemptive Offer to Preemptive Holders provided that the Issuer (x) shall make the Preemptive Offer to Preemptive Holders promptly following completion of such transaction and (y) Preemptive Holders shall have no less than 10 calendar days to consider any such Preemptive Offer.

Section 11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein, in the Charter or the Bylaws, or as provided by applicable law.

Appendix A

Anti-dilution Provisions

The Conversion Rate will be adjusted, without duplication, if certain events occur:

(1) the issuance of shares of Common Stock as a dividend to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 × (CM1 / CM0)

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such dividend or the open of business on the effective date of such subdivision or combination, as the case may be;

CR1 = the Conversion Rate in effect immediately after the close of business on such record date or the open of business on such effective date, as the case may be;

CM0= the number of shares of Common Stock outstanding at the close of business on such record date for such dividend or at the open of business on the effective date of such subdivision or combination, in each case, prior to giving effect to such event;

CM1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.

(2) the issuance to all holders of Common Stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase shares of Common Stock at less than the current Trading Value of Common Stock as of the record date, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 × [(CM0 + X) / (CM0 +Y)]

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such issuance;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such issuance;

CM0 = the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X = the total number of shares of Common Stock issuable pursuant to such rights; and

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Y = the aggregate price payable to exercise such rights divided by the Trading Value as of the record date.

However, the Conversion Rate will be readjusted to the extent that any such rights, options or warrants are not exercised prior to their expiration.

(3) the distribution (other than any tax distributions paid to holders of junior membership interests in GMAC LLC) to all holders of Common Stock of capital stock of the Issuer (other than Common Stock) or evidences of Issuer indebtedness or Issuer assets (excluding any distribution or issuance covered by clauses (1) or (2) above or (4) below, and including any distribution of cash which is excluded from clause (4) below) in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 × [TV0 / ( TV0 – FMV)]

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

TV0 = the Trading Value as of the record date for such distribution, or, if the Common Stock is not listed on a national securities exchange, as of the date that would be the record date for such distribution if the Common Stock was listed on the New York Stock Exchange; and

FMV = the fair market value (as determined by the Issuer’s Board of Directors) on the record date for such distribution of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock.

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Issuer (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national securities exchange, then the Conversion Rate will instead be increased based on the following formula:

CR1 = CR0 × [(FMV + TV0) / TV0]

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

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FMV = the average of the VWAP of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive trading days commencing on, and including, the third trading day after the date on which “ex-distribution trading” commences for such distribution on the New York Stock Exchange or such other U.S. national securities exchange on which such shares of capital stock or similar equity interests are then listed; and

TV0 = the Trading Value calculated twenty trading days from the third trading day after which “ex-distribution trading” commences for such distribution, or, if the Common Stock is not listed on a national securities exchange, as of twenty trading days from the date that would be the third trading day after which “ex-distribution trading” would commence if the Common Stock was listed on the New York Stock Exchange.

(4) The Issuer makes a distribution (other than any tax distributions paid to holders of junior membership interests in GMAC LLC) consisting exclusively of cash to all holders of Common Stock, excluding (a) any cash that is distributed as part of a distribution referred to in clause (3) above, and (b) any consideration payable in connection with a tender or exchange offer made by Issuer or any of its subsidiaries referred to in clause (5) below, in which event, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 × [TV0 / (TV0 – C)]

where,

CR0 = the Conversion Rate in effect at the close of business on the record date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

TV0 = the Trading Value as of the record date for such distribution; and

C = the amount in cash per share of Common Stock that Issuer distributes to holders.

(5) Issuer or one or more of Issuer’s subsidiaries make purchases of shares of Common Stock pursuant to a tender offer or exchange offer by Issuer or one of its subsidiaries for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Trading Value of Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 × [ (FMV + (TV1 * CM1)) / (TV1 * CM0 )]

where,

CR0 = the Conversion Rate in effect at the close of business on the trading day next succeeding the expiration date;

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CR1 = the Conversion Rate in effect immediately after the close of business on the trading day next succeeding the expiration date;

FMV = the fair market value (as determined by the Issuer’s Board of Directors), at the close of business on the trading day next succeeding the expiration date, of the aggregate value of all cash and any other consideration paid or payable for Common Stock validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”);

CM1 = the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) less any purchased shares;

CM0 = the number of shares of Common Stock outstanding at the expiration time, including any purchased shares; and

TV1 = the Trading Value calculated twenty trading days from the trading day immediately after the expiration date.

“Conversion Rate” means the number of shares of Common Stock that will be exchanged for each share of Designated Preferred Stock upon a conversion pursuant to the exercise of either the Optional Conversion or the Mandatory Conversion.

“Trading Value” means (i) if the Common Stock is traded on a national securities exchange, the market price of the Common Stock on the applicable date (calculated based on the average closing price during the preceding 20 day trading period) or (ii) if the Common Stock is not traded on a national securities exchange, the per Common Share Fair Market Value of the Issuer, as determined in good faith by the Issuer’s Board of Directors.

“Record date” means, for purpose of a Conversion Rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or any other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Issuer’s Board of Directors or by statute, contract or otherwise).

“VWAP” per share of common stock on any trading day means the market price of one share of common stock from the open of trading on the relevant trading day until the close of trading on the relevant trading day determined, using a volume-weighted average method, by a nationally recognized investment banking firm retained for this purpose by the Issuer).

A “trading day” means, for purposes of determining a VWAP or closing price, a business day on which the relevant exchange or quotation system is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event.

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A “market disruption event” is defined as any of the following events that has occurred:

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any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to Common Stock or in futures or option contracts relating to Common Stock on the relevant exchange or quotation system;

•

any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) in general to effect transactions in, or obtain market values for Common Stock on the relevant exchange or quotation system or futures or options contracts relating to Common Stock on any relevant exchange or quotation system; or

•

the failure to open of the exchange or quotation system on which futures or options contracts relating to Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

Except as stated above, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock. An adjustment to the Conversion Rate also need not be made for a transaction referred to in clauses (1) through (5) above if holders of the Designated Preferred Stock may participate (as a result of holding the Designated Preferred Stock, and at the same time as Common Stock holders participate) in such transaction as if such holders of the Designated Preferred Stock held a number of shares of Common Stock equal to the product of the number of shares of Designated Preferred Stock held by such holder and the Conversion Rate, without having to convert their shares of Designated Preferred Stock. The Issuer may, but shall not be required to, make such increases in the Conversion Rate, in addition to those that are required, as the Issuer’s Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any distribution of capital stock or issuance of rights or warrants to purchase or subscribe for capital stock or from any event treated as such for income tax purposes or for any other reason.

No adjustment in the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least 1%; provided, however, that any such minor adjustments that are

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not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than 1% that has not been made will be made upon (x) the end of each fiscal year of the Issuer, (y) the date of any notice of a redemption and (z) any conversion date.

Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share. Whenever the Conversion Rate is adjusted, the Issuer shall notify the holders of the Designated Preferred Stock of the adjustment within ten Business Days of any event requiring such adjustment and describe in reasonable detail the method by which the Conversion Rate was adjusted.

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ANNEX A-2

FORM OF AMENDMENT TO BYLAWS

BYLAWS OF GMAC INC.

Dated as of December 30, 2009

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Section 12.3	Notice Addresses and Notices	41
Section 12.4	Reserved	42
Section 12.5	Survival	42
Section 12.6	Creditors	42
Section 12.7	Indemnification and Reimbursement for Payments on Behalf of a Stockholder	42
Section 12.8	Strict Construction	42

SCHEDULES AND EXHIBITS

Stock Register (as of June 30, 2009)

Schedule of Material Subsidiaries

Schedule of Significant Joint Ventures

Exhibit A—Project Agreements

Exhibit B—Transaction Documents

Exhibit C—Company Policies

Exhibit D—Environmental Guidelines

Exhibit E—Affiliate Transactions

Exhibit F—Registration Rights of Certain Common Holders

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ARTICLE I

DEFINITIONS; INTERPRETATIVE MATTERS

Section 1.1 Definitions. The following terms, as used herein, shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, whether through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, excluding any employee benefit plan or related trust. For purposes of Section 6.10(c)(ii), the definition of “Affiliate” does not include any Subsidiary of the Company and does not include any Governmental Entity except UST in its capacity as a Stockholder.

“Antitrust Law” means any Law relating to the preservation of or restraint against competition in commercial activities, including the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of such Person’s assets; (ii) the filing by such Person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States Code, or the filing of a pleading in any court of record admitting in writing such Person’s inability to pay its debts as they become due; (iii) the making by such Person of a general assignment for the benefit of creditors; (iv) the filing by such Person of an answer admitting the material allegations of, or such Person’s consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code; or (v) the entry of any order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of such Person’s assets and the continuance of such order, judgment or decree unstayed and in effect for a period of sixty consecutive calendar days.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Blocker Preferred” means the 9% perpetual preferred stock of Blocker Sub.

“Blocker Sub” means Preferred Blocker, Inc., a Delaware corporation.

“Business Day” means any calendar day other than a Saturday, a Sunday or any other day on which commercial banks in Detroit, Michigan or New York, New York are authorized or required to close.

“Cause” means, with respect to any Director, one or more of the following: (i) the commission of a felony or other crime involving moral turpitude or the commission of an act involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers; (ii) any act undertaken with the intent of aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the disadvantage or detriment of the Company and its Subsidiaries; (iii) any breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, in each case which is detrimental to the Company in any material respect; (iv)(A) continued abuse of alcohol or illegal drugs, (B) repeated public drunkenness or (C) other repeated conduct (1) causing the Company or its Subsidiaries public disgrace or disrepute or economic harm or (2) materially impairing such Director’s ability to perform his or her duties and responsibilities as a Director of the Company; or (v) any breach of his or her obligations of confidentiality to the Company or any of its Subsidiaries.

“Charter” means the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware, including each certificate of designations adopted with respect thereto.

“Class A Preferred Holder” means a holder of the Class A Preferred Stock.

“Class A Preferred Stock” means capital stock having the rights and obligations specified with respect to Class A Preferred Stock in the Charter and these Bylaws.

“Class C Holder” means a holder of the Class C Preferred Stock.

“Class C Preferred Stock” means capital stock, issued in one or more series, having the rights and obligations specified with respect to Class C Preferred Stock in the Charter and these Bylaws.

“Class E Preferred Holder” means the holder of the Class E Preferred Stock.

“Class E Preferred Stock” means capital stock having the rights and obligations specified with respect to Class E Preferred Stock in the Charter and these Bylaws.

“Class F-2 Preferred Holder” means a holder of the Class F-2 Preferred Stock.

“Class F-2 Preferred Stock” means capital stock having the rights and obligations specified with respect to Class F-2 Preferred Stock in the Charter, these Bylaws and the applicable Certificate of Designations.

“Class G Preferred Holder” means a holder of the Class G Preferred Stock.

“Class G Preferred Stock” means capital stock having the rights and obligations specified with respect to Class G Preferred Stock in the Charter and these Bylaws.

“Code” means the United States Internal Revenue Code of 1986 and, to the extent applicable, any Treasury Regulations promulgated thereunder.

“Common Holder” means a holder of Common Stock.

“Common Stock” means common stock, par value $0.01 per share, of the Issuer.

“Company” means GMAC Inc., a Delaware corporation.

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“Company Sale” means a transaction with a third Person that is not an Affiliate of the Company or group of third Persons that, acting in concert, do not collectively constitute Affiliates of the Company, pursuant to which such Person or Persons acquire, in any single transaction or series of related transactions, (i) all of the outstanding Equity Securities of the Company, (ii) all or substantially all of the assets of the Company and its Subsidiaries or (iii) Equity Securities of the Company authorized and issued following the Effective Date and possessing the power to elect or appoint a majority of the Board of Directors (or any similar governing body of any surviving or resulting Person).

“Confidential Information” means, collectively, all documents and information that, in each case, is non-public, confidential or proprietary in nature concerning the Company (including commercial information and information with respect to customers, suppliers, vendors and proprietary technologies or processes), the Stockholders or their Affiliates that was or may in the future be furnished to the Company, any Stockholder or any of their respective Affiliates in connection with (i) the transactions leading up to and contemplated by these Bylaws and the Purchase Agreement, including the terms hereof and thereof, or (ii) the operation and activities of the Company; provided that any such information will not be Confidential Information if it is (A) otherwise available to the public through no wrongful action by a Stockholder or an Affiliate of a Stockholder or (B) otherwise in the rightful possession of a Stockholder or an Affiliate of a Stockholder from any third Person having, to the knowledge of such Stockholder or such Affiliate after reasonable inquiry, no obligation of confidentiality with respect to such information to the other Stockholders or the Company or any of its Subsidiaries, as applicable.

“Control,” “Controlled” or “Controlling” means, with respect to any Person, any circumstance in which such Person is directly or indirectly controlled by another Person by virtue of the latter Person having the power to (i) elect, or cause the election of (whether by way of voting capital stock, by contract, trust or otherwise), the majority of the members of the Board of Directors or a similar governing body of the first Person, or (ii) direct (whether by way of voting capital stock, by contract, trust or otherwise) the affairs and policies of such Person.

“Credit Downgrade” means a downgrade of the credit rating of any unsecured indebtedness of the Company or any Material Subsidiary or a negative change in the outlook of such credit rating of the Company or any of its Material Subsidiaries.

“DGCL” means the General Corporation Law of the State of Delaware, as in effect from time to time.

“Effective Date” means June 30, 2009.

“Entity” means any general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business or statutory trust, joint venture, unincorporated organization or Governmental Entity.

“Equity Incentive Plan” means the equity incentive plan adopted by Management Company on November 30, 2006.

“Equity Securities” means, as applicable, (i) any capital stock, membership or limited liability company interests or other share capital, (ii) any securities directly or indirectly

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convertible into or exchangeable for any capital stock, membership or limited liability company interests or other share capital or containing any profit participation features, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership or limited liability company interests, other share capital or securities containing any profit participation features, (iv) any share appreciation rights, phantom share rights or other similar rights, or (v) any Equity Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion or other reorganization.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FIM” means FIM Holdings LLC, a Delaware limited liability company.

“Fiscal Year” means the fiscal year of the Company and shall be the same as its taxable year, which shall be the year ending December 31 unless otherwise required by the Code or, subject to Section 6.10, as otherwise determined by the Board of Directors. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

“Fully Diluted Basis” means after taking into account all outstanding shares of Common Stock and assuming the exercise, conversion or exchange of all outstanding options, warrants, convertible or exchangeable securities and similar rights (“Convertible Securities”) and the issuance of all shares of Common Stock that the Company is obligated to issue thereunder.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time, consistently applied and maintained throughout the applicable periods both as to classification or items and amounts.

“General Motors Acceptance Corporation” means General Motors Acceptance Corporation, a Delaware corporation and a predecessor to the Company.

“GM” means General Motors Corporation, a Delaware corporation, and any successor thereto, including by assignment of assets that include GM’s rights under the Charter or these Bylaws.

“GM Holdco” means GM Finance Co. Holdings LLC, a Delaware limited liability company.

“GM Trust” means the trust established by GM Holdco on May 22, 2009, named GMAC Common Equity Trust I.

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“GMAC LLC” means GMAC LLC, a Delaware limited liability company and a predecessor to the Company.

“Governance Agreement” means the Amended and Restated Governance Agreement, dated May 21, 2009, by and among GMAC LLC, FIM, GM Holdco, and the UST, as amended.

“Governmental Entity” means the United States of America or any other nation, any state, province or other political subdivision, any international or supra national entity, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries.

“Indebtedness” means, for any Person at the time of any determination, without duplication, and without including any amounts owed by such Person to the Company or any wholly-owned Subsidiary of the Company, the following obligations, contingent or otherwise: (i) all obligations for borrowed money, (ii) all obligations evidenced by notes, bonds, debentures, acceptances or similar instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account, (iii) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person other than a Permitted Lien, (iv) the capitalized portion of lease obligations under capitalized leases, (v) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, other than trade payables and other current liabilities incurred in the Ordinary Course of Business, (vi) all obligations of such Person upon which interest charges are customarily paid or accrued, and (vii) any other obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, other than trade payables and other current liabilities incurred in the Ordinary Course of Business.

“Independent Director” means a Director who the Board of Directors has affirmatively determined is “independent” with respect to the Company within the meaning of the rules and regulations promulgated by the SEC and the New York Stock Exchange, each as in effect from time to time, regardless of who appointed that Director and notwithstanding any other provision of the Charter, these Bylaws or the Governance Agreement; provided, that, for the avoidance of doubt, solely for purposes of Section (3)(b)(ii) and (iii) of the Governance Agreement, the term “Independent Manager” shall not be read to include any “UST Designated Manager” or “Treasury Designated Manager.”

“IRS” means the United States Internal Revenue Service.

“Issuer” means the Company, any direct or indirect Subsidiary of the Company or any successor to the Company, or the issuer of any Equity Securities of which the Company distributes to the holders of capital stock of the Company or that are received or receivable by the holders of capital stock of the Company in connection with a transaction contemplated by Section 10.2.

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“Law” means any applicable law, statute, ordinance, rule, regulation, code, order, judgment, tax ruling, injunction or decree of any Governmental Entity, including any Law relating to the protection of the environment.

“License Agreement” means that certain Trademark and Trade Name License Agreement, dated as of November 30, 2006, by and among GMAC LLC, GM and those of GM’s Subsidiaries from time to time party thereto.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any of its Subsidiaries, any filing or agreement to file a financing statement as a debtor under the Uniform Commercial Code or any similar statute of any jurisdiction other than to reflect ownership by a third Person of property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement.

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq.

“LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.

“Majority Holders” means, at any time, the Common Holders holding a majority of the outstanding shares of Common Stock.

“Management Company” means GMAC Management LLC, a Delaware limited liability company.

“Management Holders” means the holders of units in Management Company.

“Management Units” means the class C membership interests issued by Management Company in one or more series. Each series of class C membership interests issued by Management Company shall be consecutively numbered, commencing with the class C-1 membership interests authorized by Management Company on November 30, 2006.

“Material Subsidiary” means each Subsidiary listed on the Schedule of Material Subsidiaries and each other Subsidiary of the Company that from time to time may be designated as a Material Subsidiary by the Board of Directors.

“Ordinary Course of Business” means the ordinary course of the business of the Company (including the Predecessors) and its Subsidiaries.

“Permitted Additional Stock” means (i) shares of capital stock issued and/or created and issued following June 30, 2009 that are junior to, or rank pari passu with, the Common Stock with respect to dividends or upon a sale or liquidation of the Company and in connection with the issuance and/or creation and issuance thereof, the voting and approval rights of the holders of the Common Stock are not amended, changed or terminated, or (ii) additional shares of Series A Preferred Stock issued and/or created and issued following June 30, 2009;

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provided that the liquidation preference with respect to such additional Series A Preferred Stock shall not exceed $3 billion in the aggregate. For the avoidance of doubt, (x) the granting of approval rights to any holder of Permitted Additional Stock and (y) any dilution resulting from the issuance of such Permitted Additional Stock each shall not be deemed a change to the voting and approval rights of the Common Holders hereunder, except as otherwise provided by the terms of the Permitted Additional Stock.

“Permitted Liens” means:

(i) Liens securing Indebtedness that (A) is not required to be approved or (B) has been approved, in either case, pursuant to the approval rights set forth herein;

(ii) Liens with respect to taxes, assessments and other governmental charges or levies not yet due and payable or actively contested in good faith;

(iii) deposits or pledges made in the Ordinary Course of Business in connection with, or to secure payment of, utilities or similar services, workers’ compensation, unemployment insurance, old age pensions or other social security, governmental insurance and governmental benefits, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations;

(iv) purchase money Liens in any property acquired by the Company or any of its Subsidiaries in the Ordinary Course of Business to the extent permitted by these Bylaws

(v) interests or title of a licensor, licensee, lessor or sublessor under any license or lease permitted by these Bylaws;

(vi) Liens in respect of property of the Company or any of its Subsidiaries imposed by Law which were incurred in the Ordinary Course of Business, such as warehousemen’s, mechanic’s, statutory landlord’s, materialmen’s, carriers’ or contractors’ liens or encumbrances or any similar Lien or restriction for amounts not yet due and payable; and

(viii) easements, rights-of-way, restrictions and other similar charges and encumbrances on real property and minor defects or irregularities in the title thereof that do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by the Company or any of its Subsidiaries in the Ordinary Course of Business.

“Person” means any individual or Entity.

“Predecessors” mean General Motors Acceptance Corporation and GMAC LLC.

“Project Agreements” means those certain agreements between the Company (including the Predecessors) and its Subsidiaries, on the one hand, and the Stockholders and their Affiliates, on the other hand, set forth on Exhibit A.

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“Public Offering” means an underwritten sale to the public of the Company’s (or its successor’s) Equity Securities pursuant to an effective registration statement filed with the SEC on Form S-1 and after which the Company’s (or its successor’s) Equity Securities are listed on the New York Stock Exchange, NASDAQ or any other national security exchange; provided that a Public Offering shall not include any issuance of Equity Securities in any merger or other business combination, and shall not include any registration of the issuance of Equity Securities to existing securityholders or employees of the Company and its Subsidiaries on Form S-4 or Form S-8.

“Purchase Agreement” means the Purchase and Sale Agreement dated April 2, 2006, among GM, GM Holdco, GMAC LLC and FIM.

“Qualified Public Offering” means one or a series of Public Offerings by the Issuer and/or one or more securityholders of the Issuer that results in at least twenty percent (20%) of the issued and outstanding common stock (or equivalent Equity Securities) of the Issuer at the time of such determination having been sold at such time or previously through a Public Offering or Public Offerings.

“Rating Agencies” means, collectively, Moody’s Investors Service, Inc., (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., (“S&P”), and Fitch Ratings, and, in each case, any successor.

“Required Capital Amount” means the minimum amount of equity capital of the Company sufficient to satisfy (a) the requirements of the BHC Act, (b) the requirements of other applicable banking regulations, and (c) the requirements of the Federal Reserve Board.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Executive Officers” means, collectively, the Chief Executive Officer, the Presidents and the Chief Financial Officer.

“Significant Joint Venture” means each joint venture listed on the Schedule of Joint Ventures and each other joint venture of which the Company or any of its Subsidiaries holds Equity Securities and that from time to time may be designated as a Significant Joint Venture by the Board of Directors.

“Stockholders” means holders of shares of capital stock of the Company.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned directly or indirectly by such Person.

“Transaction Documents” means the agreements and other documents set forth on Exhibit B.

“Transfer” means any sale, transfer, assignment (other than a contingent assignment for the benefit of creditors), exchange, or other disposition of an interest (whether

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with or without consideration, whether voluntarily or involuntarily or by operation of Law). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Code.

“UST” means The United States Department of the Treasury.

Section 1.2 Cross-References. In addition to the terms set forth in Section 1.1, the following terms are defined in the text of these Bylaws in the locations specified below:

Term	Cross-Reference

Agents	Section 11.1

Audit Committee	Section 7.13(d)

Board of Directors	Section 7.1

Chief Executive Officer	Section 7.15(c)(i)

Chief Financial Officer	Section 7.15(c)(iii)

Compensation Committee	Section 7.13(e)

Convertible Securities	Definition of “Fully Diluted Basis”

Directors	Section 7.1

FIM Blocker Corp	Section 6.12

Fully-Diluted Majority Holders	Section 10.2(a)

Independent Auditor	Section 4.5

Moody’s	Definition of “Rating Agencies”

Officers	Section 7.15(a)

Preemptive Holder	Section 10.3(a)

Preemptive Offer	Section 10.3(a)

Preemptive Offer Period	Section 10.3(a)

Preemptive Securities	Section 10.3(a)

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Term	Cross-Reference

Preemptive Share	Section 10.3(b)

President	Section 7.15(c)(ii)

S&P	Definition of “Rating Agencies”

Sarbanes-Oxley Act	Section 4.5

Secretary	Section 7.15(c)(iv)

Voting Power	Section 6.7(a)

Section 1.3 Interpretative Matters. In these Bylaws, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of these Bylaws are inserted for convenience only and will not be construed as a part of these Bylaws or serve as a limitation or expansion on the scope of any term or provision of these Bylaws;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to these Bylaws as a whole and not to any particular provision of these Bylaws;

(f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to these Bylaws;

(g) references to any Person include the heirs, executors, administrators, legal representatives, successors and permitted assigns of such Person where the context so permits;

(h) the use of the words “or,” “either” and “any” shall not be exclusive;

(i) references to “$” mean the lawful currency of the United States of America;

(j) references to any agreement, contract, guideline, exhibit or schedule, unless otherwise stated, are to such agreement, contract, guideline, exhibit or schedule as amended, amended and restated, replaced, substituted, modified or supplemented from time to time in accordance with the terms hereof and thereof;

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(k) references to any Law or a particular provision of any Law, unless otherwise stated, are to such Law and any successor Law or to such provision of Law and the corresponding provision in any successor Law, as applicable;

(l) references in these Bylaws to redemptions shall not be deemed to include actions taken upon a liquidation, winding-up or dissolution of the Company, and a reference to any of a dissolution, liquidation or winding-up of the Company shall refer to each such transaction; and

ARTICLE II

ORGANIZATIONAL MATTERS; GENERAL PROVISIONS

Section 2.1 Formation.

(a) The Company was converted from a limited liability company to a corporation under the DGCL by the filing of a certificate of conversion and the Charter with the Secretary of State of the State of Delaware on June 30, 2009.

(b) The rights, duties and liabilities of the Stockholders shall be as provided in the DGCL, except as otherwise provided in the Charter and these Bylaws. To the extent that the rights, powers, duties, obligations and liabilities of any Stockholders are different by reason of any provision of the Charter or these Bylaws than they would be in the absence of such provision, the Charter and these Bylaws shall, to the extent permitted by the DGCL, control.

Section 2.2 Name; Office; Registered Agent.

(a) The name of the Company is set forth in the Charter. The Board of Directors may change the name of the Company at any time and from time to time by complying with the terms of the DGCL regarding amendments to the Charter. Prompt notification of any such change shall be given to all Directors. The Company may conduct business under its name, the name “GMAC” pursuant to the License Agreement, or, subject to the terms of the License Agreement, one or more assumed names approved by the Board of Directors from time to time. The Company shall continue to use the trade name and trademark “GMAC” in connection with GM-directed automotive consumer and dealer finance incentive, and other promotional programs involving GM products for which GM compensates GMAC, except as provided for in the License Agreement or as otherwise may be agreed by the Company and GM. Except as provided for in the License Agreement, the Company may not use any names, trade names, service marks or logos of any Stockholder or any of its Affiliates without the prior written consent of such Stockholder or Affiliate.

(b) The Company’s principal office shall be located at 200 Renaissance Center, Detroit, Michigan 48265-2000, or such other location in the United States of America as the Board of Directors shall designate from time to time in the manner provided by Law, which need not be in the State of Delaware, and the Company shall maintain records at such place. The Company may maintain offices at such other place or places as the Board of Directors deems advisable. Prompt notice of any change in the principal office shall be given to all Stockholders. The Company’s initial registered agent in the State of Delaware for the service of process is as identified in the Charter filed with the Secretary of State of the State of Delaware. The Board of

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Directors may from time to time change the registered agent, and any such change shall be reflected in appropriate filings with the Secretary of State of the State of Delaware.

Section 2.3 Purposes; Powers.

(a) The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by Law to a corporation organized under the Laws of the State of Delaware.

(b) Subject to the provisions of these Bylaws and except as prohibited by Law, (i) the Company may, with the approval of the Board of Directors, enter into, deliver and perform any and all agreements, consents, deeds, contracts, proxies, covenants, bonds, checks, drafts, bills of exchange, notes, acceptances and endorsements, and all evidences of indebtedness and other documents, instruments or writings of any nature whatsoever, all without any further act, vote or approval of any Stockholder, and (ii) the Board of Directors may, pursuant to Section 7.14, authorize (including by general delegated authority) any Person (including any Stockholder, Director or Officer) to enter into, deliver and perform on behalf of the Company any and all agreements, consents, deeds, contracts, proxies, covenants, bonds, checks, drafts, bills of exchange, notes, acceptances and endorsements, and all evidences of indebtedness and other documents, instruments or writings of any nature whatsoever.

(c) Subject to the other provisions of the Charter and these Bylaws, the Company shall do all things necessary to maintain its existence separate and apart from each Stockholder and any Affiliate of any Stockholder, including holding regular meetings of the Board of Directors and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person.

Section 2.4 Duration. The period of the Company’s duration commenced on the commencement of the existence of General Motors Acceptance Corporation and shall continue in full force and effect in perpetuity; provided that the Company may be dissolved and wound up in accordance with the provisions of the Charter, these Bylaws and the DGCL.

Section 2.5 Filings; Qualification in Other Jurisdictions. The Company shall prepare, following the date of these Bylaws, any documents required to be filed or, in the Board of Directors’ view, appropriate for filing under the DGCL, and the Company shall cause each such document to be filed in accordance with the DGCL, and, to the extent required by Law, to be filed and recorded, and/or notice thereof to be published, in the appropriate place in each jurisdiction in which the Company may have established, or after the Effective Date may establish, a place of business. The Board of Directors may cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts business where the Company is not currently so qualified, formed or registered. Any Director or Officer, acting individually as an authorized person within the meaning of the DGCL, shall execute, deliver and file any such documents (and any

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amendments and/or restatements thereof) necessary for the Company to accomplish the foregoing. The Board of Directors may appoint any other authorized persons to execute, deliver and file any such documents.

ARTICLE III

CAPITALIZATION; CAPITAL STOCK

Section 3.1 Capital Stock; Capitalization.

(a) The Company shall have six authorized series of capital stock, consisting of 2,021,384 shares of Common Stock, which shall have equal rights and preferences in the assets of the Company, 8,330 shares of Class C Preferred Stock, which may be issued in one or more series and which shall be issued in the same amount and same class as the Management Units issued by Management Company, 4,021,764 shares of Class A Preferred Stock, 2,576,601 shares of Class E Preferred Stock, 228,750,000 shares of Class F-2 Preferred Stock, and 2,576,601 shares of Class G Preferred Stock. A share of capital stock shall for all purposes be personal property. For purposes of these Bylaws, except for the Class E Preferred Stock held by Blocker Sub and the Class C Preferred Stock held by Management Company, shares of capital stock held by the Company or any of its Subsidiaries shall be deemed not to be outstanding. The Company may issue fractional shares pursuant to the terms of these Bylaws, and all shares of capital stock shall be rounded to the fourth decimal place.

(b) Upon the Effective Date, the Stock Register of the Company shall be in the form attached to these Bylaws. Following the Effective Date, the Company shall update the Stock Register to reflect any changes in the Stockholders and the capital stock held by the Stockholders in accordance with the terms of these Bylaws.

Section 3.2 Authorization and Issuance of Additional Capital Stock.

(a) The Board of Directors shall have the right to cause the Company to issue and/or create and issue at any time after the Effective Date, and for such amount and form of consideration as the Board of Directors may determine, subject to the provisions of Section 6.10, Section 10.3, and Section 12.1, (i) Permitted Additional Stock and (ii) (A) other additional capital stock (of existing classes or new classes) or other Equity Securities of the Company (including creating additional classes or series thereof having such powers, designations, preferences and rights as may be determined by the Board of Directors) and (B) shares of Class C Preferred Stock; provided, however, that, without the prior written consent of the Majority Holders, the Board of Directors shall not have the right to cause the Company to issue or create more shares of capital stock than are authorized by the Charter. For the avoidance of doubt, the Majority Holders shall be deemed to have given such consent to the issuance of the Common Stock issuable to the Class F-2 Preferred Holder pursuant to the conversion of the Class F-2 Preferred Stock into Common Stock. In connection with the foregoing, subject to Section 6.10, the Board of Directors shall have the power to make such amendments to these Bylaws in order to provide for such Permitted Additional Stock, additional shares of Series A Preferred Stock or additional series of Class C Preferred Stock (provided, that the aggregate number of shares of Class C Preferred Stock shall not exceed 6,970) or, subject to Section 6.10(a)(i), other additional shares of capital stock, and such powers, designations and preferences and rights as the Board of

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Directors in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance; provided that any such amendment shall not reasonably be expected to have a material adverse effect on any Stockholder, in its capacity as such, that would be borne disproportionately by such Stockholder relative to other Stockholders having comparable rights under the Charter or these Bylaws with respect to the capital stock held by such Stockholder and other Stockholders prior to such amendment (unless such Stockholder or Stockholders consent in writing thereto); provided further that any such amendment shall not have the effect of treating any Stockholder’s right to receive dividends pursuant to Article V or distributions pursuant to Article IX differently with respect to such dividends or distributions than other Stockholders that are entitled to receive dividends pursuant to the same provision of Article V or distributions pursuant to the same provision of Article IX with respect to the capital stock held by such Stockholder and other Stockholders prior to such amendment, whether or not of the same class of capital stock (unless the holders of a majority of the stock so differently treated consent in writing thereto).

Section 3.3 Certification of Stock. Shares of capital stock shall be issued in non-certificated form; provided that the Board of Directors may cause the Company to issue certificates to a Stockholder representing the shares of capital stock held by such Stockholder. If any stock certificate is issued, then such certificate shall bear a legend substantially in the following form:

This certificate evidences a [Insert specific title of class of stock] representing an interest in GMAC Inc.

The shares of capital stock in GMAC Inc. represented by this certificate are subject to restrictions on transfer set forth in the Bylaws of GMAC Inc., dated as of June 30, 2009, as the same may be amended from time to time.

The shares of capital stock in GMAC Inc. represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or under any other applicable securities laws. Such shares of stock may not be sold, assigned, pledged or otherwise disposed of at any time without effective registration under such Act and laws or, in each case, exemption therefrom.

ARTICLE IV

STOCK REGISTER; BOOKS AND RECORDS; AFFIRMATIVE COVENANTS

Section 4.1 Stock Register. The Company shall maintain and keep at its principal office the Stock Register on which it shall set forth the name and notice address of each Stockholder (and, upon notice of any Transfer by any Stockholder of any shares of capital stock

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in accordance with Article VIII, each Transferee) and the aggregate number of shares of capital stock of each class held by such Stockholder.

Section 4.2 Books and Records; Other Documents.

(a) The Company shall keep, or cause to be kept, (i) complete and accurate books and records of account of the Company, (ii) minutes of the proceedings of meetings of the Common Holders, any class of Stockholders, the Board of Directors and any committee of the Board of Directors (including the Compensation Committee), and (iii) a current list of the Directors and Officers and their notice addresses. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being accurately and completely converted into written form within a reasonable time. The books of the Company shall be kept on the accrual basis of accounting, and otherwise in accordance with GAAP, and shall at all times be maintained or made available at the principal office of the Company. The Company shall, and shall cause its Subsidiaries to, (A) make and keep financial records in reasonable detail that accurately and fairly reflect all financial transactions and dispositions of the assets of the Company and its Subsidiaries and (B) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with authorization by the Person in charge and are recorded so as to provide proper financial statements and maintain accountability for assets and (2) safeguards are established to prevent unauthorized persons from having access to the assets, including the performance of periodic physical inventories.

(b) At all times the Company shall maintain at its principal office a current list of the name and notice address of each Stockholder, a copy of the Charter, including any amendments thereto, copies of these Bylaws and all amendments hereto, and all other records required to be maintained pursuant to the DGCL.

(c) The Company also shall maintain at all times, at its principal office, copies of the Company’s federal, state, local and foreign income tax returns and reports, if any, and all financial statements of the Company for all years ending after November 30, 2006; provided, however, the Company shall not be required to maintain copies of income tax returns and reports, if any, and any financial statements of the Company for any year which each member of GMAC LLC has notified Company in writing that such member’s tax year has been closed.

Section 4.3 Reports and Audits.

(a) Each Stockholder shall, to the extent that they have such right under Section 220 of the General Corporation Law of the State of Delaware, have the right, at all reasonable times and upon reasonable notice during normal business hours, and at its own expense, so long as such access does not unreasonably interfere with the normal operation of the Company, to examine and make copies of or extracts from the books of account of the Company or any other Company record for any purpose reasonably related to such Stockholder’s interest as a Stockholder of the Company, including to satisfy any reporting obligations of such Stockholder under the Exchange Act, and for federal, state, local or foreign income or franchise tax purposes, provided that the Company shall not be obligated to provide access to any information that is privileged or that is subject to restrictions of Law on such access.

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(b) If (i) GM or any of its Affiliates is required by Law or GAAP to consolidate the financial results of the Company into GM’s or such Affiliate’s financial statements or to file or furnish the Company’s financial statements with or to the SEC and (ii) the Company has failed for any reason to receive an unqualified audit opinion from a “Big Four” accounting firm, then GM shall have the right, at all reasonable times and upon reasonable notice during normal business hours and at its own expense, so long as such access does not unreasonably interfere with the normal operation of the Company, to conduct an audit of the accounting, financial, disclosure and internal controls of the Company and its Subsidiaries. Such audit right may be exercised through any designated agent or employee of GM, or its respective Affiliates. The parties agree that such audit is not intended to duplicate in its entirety the audit conducted by the Independent Auditor. GM shall bear all of its costs and expenses related to such review or audit (including all audit fees of the auditor employed by GM) and the Company shall bear all of its costs and expenses related to cooperating with such review or audit.

Any information provided to any Stockholder pursuant to this Section 4.3 shall be subject to the provisions of Article XI.

Section 4.4 Financial Statements and Other Information.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC such annual, quarterly, current and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, including (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. All such reports shall be filed at or prior to the times specified for the filings of such reports under the Exchange Act and shall contain all the information, audit reports and exhibits required for such reports under the Exchange Act. Notwithstanding the foregoing, if the SEC will not accept the filing such reports from the Company, then the Company shall provide such reports directly to each Stockholder.

(b) The Stockholders shall be supplied with all other Company information reasonably necessary to enable each Stockholder to prepare its federal, state, local and foreign income tax returns. Such information shall be prepared by the Company, and the Company shall use its reasonable best efforts to deliver such information to each Stockholder with reasonable promptness in light of the timing applicable to the purpose for which such information is to be used by such Stockholder.

(c) All determinations, valuations and other matters of judgment required to be made for ordinary course accounting purposes and in respect of tax accounting policies under the Charter or these Bylaws shall be made by the Board of Directors (subject, as applicable, to Section 6.10) and shall be conclusive and binding on all Stockholders, their Successors in Interest and any other Person, and to the fullest extent permitted by Law or as otherwise provided in these Bylaws, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

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(d) The Company shall provide to GM such quarterly, annual and other information reasonably required by GM so as to enable GM and each of its Affiliates to comply with all Law and GAAP requirements applicable to it, including any requirement to consolidate the financial results of the Company into GM’s or such Affiliate’s financial statements, to file or furnish the Company’s financial statements with or to the SEC, and to include information regarding the Company in GM’s Exchange Act reports. The Company shall provide such information to GM promptly following GM’s request and, so long as GM has made such request reasonably in advance of the applicable Law or GAAP deadline, within a sufficient period of time so as to enable GM or such Affiliate to comply with such Law or GAAP deadline. The Company acknowledges that GM is an “accelerated filer” under the Exchange Act and, as such, the Company will be required to provide quarterly and annual financial information to GM for the purposes of GM’s Exchange Act reports earlier than the Company would otherwise be required to produce such information in connection with the Company’s own Exchange Act reports.

(e) Subject to applicable law and stock exchange regulations, with respect to the GM Trust, for so long as the GM Trust holds at least 2.5% of the then-outstanding Common Stock, and provided that such trust shall have executed a customary confidentiality agreement with respect to the use and treatment of confidential information and further provided that the Company shall be permitted to exclude such trust from receiving certain information if, based on the advice of counsel, such exclusion is necessary to preserve the attorney-client privilege of the Company, provided that to the extent practicable the Company shall provide such non-voting observer advance written notice of any such exclusion:

(i) The GM Trust shall receive copies of all written materials and other information given to Directors in connection with all meetings of the Board (including minutes of meetings) at substantially the same time such materials and information are given to Directors;

(ii) Senior management of the Company (including at least two of the Chief Executive Officer, Chief Financial Offer and Chief Risk Officer, and such others as are necessary) shall meet on at least a quarterly basis with the trustee of the GM Trust to discuss the Company, its operations, its financial results and its forward looking plans and projections and such other information as such trustees may reasonably request related thereto;

(iii) The Company shall also make available to the trustee of the GM Trust the Company’s auditors on an annual basis and as reasonably requested in connection with any sale of the Company’s securities or in connection with the occurrence of other material events involving the Company, with reasonable notice to discuss issues relevant to the trustee. The Company will invite the trustee of the GM Trust to attend the orientation session for new Directors, it being understood and agreed that the trustee may attend other similar sessions or events upon invitation.

(iv) Senior management of the Company shall use their reasonable best efforts to otherwise respond to reasonable questions and phone calls of the trustee

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of the GM Trust and support their information requirements in effecting the trustee’s responsibilities under the trust agreement; and

(v) To the extent that the GM Trust is not otherwise informed through its receipt of materials distributed to observers to the Board of Directors, the Company shall use its reasonable best efforts to inform such trust of material events involving the Company a reasonable period prior (to the extent practicable) to the occurrence thereof, including any public offering of the Company’s securities and material mergers and acquisitions and corporate finance activity involving the Company.

All information provided to the GM Trust pursuant to this Section 4.4 shall remain subject to Article XI.

Section 4.5 Independent Auditor. The Company and its Subsidiaries at all times shall engage a Person to audit its financial statements (the “Independent Auditor”) that (a) is an independent public accounting firm within the meaning of the American Institute of Certified Public Accountants’ Code of Professional Conduct (American Institute of Certified Public Accountants, Professional Standards, vol. 2, et sec. 101), (b) is a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (c) if the Company were an “issuer” (as defined in the Sarbanes-Oxley Act), would not be in violation of the auditor independence requirements of the Sarbanes-Oxley Act by reason of its acting as the auditor of the Company and its Subsidiaries. Subject to Section 6.10, the Independent Auditor shall be appointed by the Board of Directors and shall be a nationally recognized certified public accounting firm. The Company shall engage the Independent Auditor from time to time to conduct such review and testing as from time to time may be necessary or reasonably required under the Sarbanes-Oxley Act and to issue to the Company its written opinions and recommendations with respect thereto.

Section 4.6 Company Policies. On December 18, 2006, the Board of Managers of GMAC LLC (a) reconfirmed the policies, standards and procedures relating to the Company and its Subsidiaries set forth on Exhibit C and (b) adopted or reconfirmed, as applicable, the environmental guidelines set forth on Exhibit D. It is the intent of the Company and its Subsidiaries to operate in compliance with all Laws.

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ARTICLE V

DIVIDENDS

Section 5.1 Dividends.

(a) Subject to the DGCL, dividends shall be paid to each class of preferred stock as set forth in the respective certificate of designations and to the Common Stock when, as, and if declared by the Board of Directors, in accordance with these Bylaws and the Charter. Dividends shall be paid in cash, except as may otherwise be allowed pursuant to Section 5.2.

(b) Notwithstanding the other provisions of the Charter or these Bylaws, in the event that any dividend (or portion thereof) that is required to be paid pursuant to the Charter or these Bylaws would, based on a good faith determination of the Board of Directors, result in a reduction of the equity capital of the Company below the Required Capital Amount, then such dividend (or such portion) shall not be paid unless it has been approved in writing by at least a majority of the Board of Directors.

Section 5.2 Non-Cash Dividends. With the consent of the Majority Holders (including at least two Common Holders), and in each case subject to the DGCL, the Company shall be permitted to distribute property consisting of assets other than cash to the Common Holders; provided that all Common Holders receive the same type of asset; and provided further that no such consent shall be required in connection with any distribution in-kind pursuant to Section 9.2.

Section 5.3 No Set-Off. The Company shall pay all dividends without regard to any claims that the Company or any Subsidiary of the Company or any Stockholder may have against any other Stockholder or any Affiliate of a Stockholder

ARTICLE VI

RIGHTS AND DUTIES OF STOCKHOLDERS

Section 6.1 Stockholders. The Stockholders of the Company, and their respective class and number of shares of capital stock, are listed on the Stock Register. No Person may be a Stockholder without the ownership of a share of capital stock. The Stockholders shall have only such rights and powers as are granted to them pursuant to the express terms of the Charter, these Bylaws and the DGCL. Except as otherwise expressly provided in the Charter or these Bylaws, no Stockholder, in such capacity, shall have any authority to bind, to act for, to sign for or to assume any obligation or responsibility on behalf of, any other Stockholder or the Company.

Section 6.2 No Management or Dissent Rights. Except as set forth in the Charter or these Bylaws or otherwise required by the DGCL, the Stockholders shall not have any right to take part in the management or operation of the Company other than through the Directors elected by the Stockholders to the Board of Directors. No Stockholder shall, without the prior written approval of the Board of Directors, take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for actions expressly authorized by the terms of the Charter or these Bylaws. Except as required by

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the DGCL, Stockholders shall not be entitled to any rights to dissent or seek appraisal with respect to any transaction, including the merger or consolidation of the Company with any Person.

Section 6.3 No Stockholder Fiduciary Duties.

(a) No Stockholder shall, to the maximum extent permitted by the DGCL and other applicable Law, owe any duties (including fiduciary duties) as a Stockholder to the other Stockholders or the Company, notwithstanding anything to the contrary existing at law, in equity or otherwise; provided, however, that each Stockholder shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

(b) Except as otherwise expressly provided in the Charter or these Bylaws or any contractual arrangements between the Company and one or more Stockholders, any Stockholder may engage in or possess any interest in another business or venture of any nature and description, independently or with others, whether or not such business or venture is competitive with the Company or any of its Subsidiaries, and neither the Company nor any other Stockholder shall have any rights in or to any such independent business or venture or the income or profits derived therefrom, and the doctrine of corporate opportunity or any analogous doctrine shall not apply to the Stockholders and the members, shareholders, partners and Affiliates thereof. The pursuit of any such business or venture shall not be deemed wrongful, improper or a breach of any duty hereunder, at law, in equity or otherwise. Any Stockholder and the members, shareholders, partners and Affiliates thereof shall be able to transact business or enter into agreements with the Company to the fullest extent permissible under the DGCL, subject to the terms and conditions of the Charter and these Bylaws.

(c) Except as otherwise expressly provided in the Charter or these Bylaws or any contractual arrangements between the Company and one or more Stockholders, if a Stockholder acquires knowledge, other than solely from or through the Company, of a potential transaction or matter that may be a business opportunity for both such Stockholder and the Company or another Stockholder, such Stockholder shall have no duty to communicate or offer such business opportunity to the Company or any other Stockholder and shall not be liable to the Company or the other Stockholders for breach of any duty (including fiduciary duties) as a Stockholder by reason of the fact that such Stockholder pursues or acquires such business opportunity for itself, directs such opportunity to another Person, or does not communicate information regarding such opportunity to the Company.

(d) The provisions of the Charter and these Bylaws, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of a Stockholder otherwise existing at law or in equity, are agreed by the Stockholders to replace such duties and liabilities of such Stockholder.

Section 6.4 Meetings of the Common Holders.

(a) An annual meeting of the Common Holders shall be held in Detroit, Michigan, New York, New York or at such other place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, but in no event later than

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April 30 of each year. Prior to each annual meeting, the Secretary shall circulate an agenda for such meeting, which agenda shall include a discussion of the financial reports of the Company most recently filed with the SEC (or delivered to the Stockholders, as applicable) pursuant to Section 4.4(a), such other matters relating to the Company as any Common Holder holding in excess of thirty three percent (33%) of the Voting Power shall request to be included in such agenda and such other matters relating to the Company as the representatives of the Common Holders attending such meeting shall elect to discuss. Any Common Holder(s) holding in excess of thirty three percent (33%) of the Voting Power individually or in the aggregate may request that the Directors or Officers of the Company participate in such annual meeting or make presentations regarding such matters relating to the Company as such Common Holder(s) shall reasonably request; provided that such participation does not unreasonably interfere with the normal performance of their duties.

(b) A special meeting of the Common Holders for any purpose or purposes specified by the person calling the meeting may be called at any time by (i) the Board of Directors, (ii) the Chief Executive Officer, or (iii) any Common Holder(s) holding in excess of thirty three percent (33%) of the Voting Power individually or in the aggregate. At a special meeting, no business shall be transacted and no action shall be taken other than that stated in the notice for such meeting.

(c) Each Common Holder shall have the right to attend any such meeting. Any Common Holder who is not a natural person shall designate one individual to act as such Common Holder’s legal representative for purposes of voting at such meeting.

Section 6.5 Notice of Meetings. Written notice stating the place, day and time of every meeting of the Common Holders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed (a) with respect to any annual meeting, not less than ten nor more than sixty calendar days before the date of the meeting (or if sent by facsimile, not less than five Business Days before the date of the meeting) or (b) with respect to any special meeting, not less than five nor more than thirty calendar days before the date of the meeting (or if sent by facsimile, not less than three Business Days before the date of the meeting), in either case to each Common Holder entitled to vote at such meeting, at its notice address maintained in the records of the Company by the Secretary. Such further notice shall be given as may be required by Law, but meetings may be held without notice if all the Common Holders entitled to vote at the meeting are present in person or by telephone or represented by proxy or if notice is waived in writing by those not present, either before or after the meeting.

Section 6.6 Quorum. Any number of Common Holders holding at least a majority of the shares of Common Stock entitled to vote with respect to the business to be transacted and who shall be present in person or by telephone or represented by proxy at any meeting duly called shall constitute a quorum for the transaction of business. If such quorum is not present within sixty minutes after the time appointed for such meeting, such meeting shall be adjourned and the Board of Directors shall reschedule the meeting no fewer than three nor more than ten Business Days thereafter. If such meeting is rescheduled two consecutive times, then those Common Holders who are present or represented by proxy at the second such rescheduled meeting shall constitute a valid quorum for all purposes hereunder; provided that written notice

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of any rescheduled meetings shall have been delivered to all Common Holders at least three Business Day prior to the date of each rescheduled meeting.

Section 6.7 Voting.

(a) Except as otherwise provided by Law, the Charter or these Bylaws, Common Holders holding shares of Common Stock shall vote together as a single class. Each Common Holder shall be entitled to one vote for each share of Common Stock held by such Common Holder, in connection with the election of Directors and on all matters to be voted upon by the Stockholders (without prejudice to any consent rights that the holders of any class or portion of any particular class of capital stock have expressly been granted under these Bylaws or the Charter). The percentage of the total votes entitled to be cast by any Common Holder or group of Common Holders with respect to such Common Holder’s or group of Common Holders’ Common Stock, calculated pursuant to this Section 6.7, is herein referred to as the “Voting Power” of such Common Holder or Common Holders.

(b) At any meeting of the Common Holders, each Common Holder entitled to vote on any matter coming before the meeting shall, as to such matter, have a vote, in person, by telephone or by proxy, equal to the Voting Power of the number of shares of Common Stock held in its name on the relevant record date established pursuant to Section 6.9.

(c) Except as otherwise specified herein, when a quorum is present, the affirmative vote of the holders of a majority of the Voting Power of the capital stock present in person or represented by proxy at a duly called meeting and entitled to vote on the subject matter shall be the act of the Common Holders, unless the question is one upon which by express provisions of Law or the Charter or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by any class of capital stock is required, the affirmative vote of the holders holding at least a majority of the Voting Power of the capital stock of such class present in person or represented by proxy at the meeting of such class shall be the act of such class, unless the question is one upon which by express provisions of Law or the Charter or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

(d) Each Stockholder entitled to vote at a meeting of Common Holders or any class of Stockholders or to express consent or dissent to any action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of Common Holders or any class of Stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares of capital stock may be represented or voted under a proxy that have been found to be invalid or irregular.

Section 6.8 Action Without a Meeting; Telephonic Meetings.

(a) Any action required to be taken at any annual or special meeting of, or by any vote of, Common Holders or of any class of Stockholders, or any action or vote that may be

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taken at any annual or special meeting of such Common Holders or class of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the Stockholders who signed the consent or consents, shall be signed by Stockholders holding (i) in the case of any action required to be taken at any annual or special meeting, or by vote, of the Common Holders, not less than a majority of the Voting Power of the outstanding Common Stock (or, with respect to the taking of any action that would require a higher percentage of Common Holders to approve hereunder, such higher percentage of the outstanding Common Stock), or (ii) in the case of any action required to be taken at any meeting of the Stockholders holding a particular class of capital stock, not less than a majority of the shares of capital stock of such class, as applicable. Any such consent or consents shall be delivered to the Company by delivery to the Company’s principal place of business, or an Officer or agent of the Company having custody of the book or books in which proceedings of meetings of the Stockholders are recorded. If action is so taken without a meeting by less than unanimous written consent of the Common Holders or of any class of Stockholders, a copy of such written consent shall be delivered promptly to all Common Holders or all Stockholders of such class who have not consented in writing. Any action taken pursuant to such written consent or consents of the Common Holders or any class of Stockholders shall have the same force and effect as if taken by the Stockholders at a meeting of the Common Holders or the Stockholders of such class.

(b) Common Holders may participate in meetings of the Common Holders, and Stockholders of any class may participate in meetings of such class of Stockholders, by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in a telephonic meeting pursuant to this Section 6.8(b) shall constitute presence at such meeting and shall constitute a waiver of any deficiency of notice.

Section 6.9 Record Date. For the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of Common Holders or any class of Stockholders or any adjournment thereof, or entitled to receive a payment of any kind, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than seventy calendar days prior to the date on which the particular meeting or action requiring such determination of Common Holders is to be held or taken. If no record date is fixed by the Board of Directors, the date on which notices of the meetings are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. When a determination of the Common Holders has been made as provided in this Section 6.9, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty calendar days after the date originally fixed.

Section 6.10 Certain Matters Requiring Approval of the Majority Holders (including at Least Two Common Holders).

(a) Notwithstanding any other provision of these Bylaws, the Company and the Board of Directors shall not, and shall take all action possible to ensure that each Subsidiary

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of the Company shall not, engage in any of the following transactions without the prior approval of the Majority Holders (including at least two Common Holders):

(i) any amendment to the organizational documents of (A) the Company, including the Charter and these Bylaws, or (B) any of the Material Subsidiaries if, in either case, such amendment could reasonably be expected to significantly and adversely impact any Stockholder (including any Stockholder’s rights under these Bylaws), the Company or such Material Subsidiary, other than any amendment, but only to the extent necessary, to implement the issuance of (i) Permitted Additional Stock, or (ii) additional series of Class C Preferred Stock;

(ii) the redemption, purchase or other acquisition, directly or indirectly, of any capital stock or other Equity Securities of the Company, other than (A) those shares of capital stock or other Equity Securities of the Company held by any current or former officer, manager, director, consultant or employee of the Company or any of its Subsidiaries or, to the extent applicable, their respective estates, spouses, former spouses or family members, in each case pursuant to any equity subscription agreement, option agreement, members’ agreement or similar agreement or benefit of any kind, (B) redemptions, purchases or other acquisitions that are made pro rata among the Stockholders holding a particular class of capital stock or other Equity Securities, in each case, to the extent that (1) no Rating Agency has communicated to the Company, after inquiry, that such proposed redemption, purchase or other acquisition is reasonably likely to result in a Credit Downgrade or (2) such proposed redemption, purchase or other acquisition will not result in a reduction of the equity capital of the Company (as determined by the Board of Directors) below the Required Capital Amount, unless approved by a majority of the Independent Directors and (C) redemptions, purchases or other acquisitions of shares of Class C Preferred Stock held by Management Company pursuant to the Charter;

(iii) the payment or other issuance of any dividend on any class of capital stock that is not pro rata among all holders of such class of capital stock;

(iv) (a) the declaration of a Bankruptcy (or acquiescence with respect thereto), of the Company or any Material Subsidiary, or the dissolution, liquidation, recapitalization or reorganization in any form of transaction, of the Company;

(b) any dissolution, liquidation, recapitalization or reorganization in any form of transaction of any of the Company’s Material Subsidiaries that could reasonably be expected to significantly and adversely impact any Stockholder either directly or indirectly (including any Stockholder’s rights under these Bylaws);

(v) authorize or issue any debt securities or any Equity Securities of the Company that (A) rank senior to the Common Stock with respect

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to dividends or upon a sale or liquidation of the Company and (B) in the case of any such debt securities, are accorded the same equity treatment by the Ratings Agencies as the Common Stock at the time of the authorization or issuance thereof, provided, however, that any such authorization or issuance required by an order of the Federal Reserve Board shall not require such approval;

(vi) any transaction that results in a Company Sale;

(vii) any merger or consolidation involving the Company or any Subsidiary that requires the approval of the holders of common stock of the Company under the DGCL;

(viii) any change of the Independent Auditor, unless such replacement Independent Auditor is a “Big Four” accounting firm;

(ix) any change in the Company’s Fiscal Year; and

(x) the taking of any other act, or the consummation of any other transaction, involving the Company or any Subsidiary, that (A) requires the approval of the holders of common stock of the Company under the DGCL or (B) the taking of such act or the consummation of such transaction by a corporation with its common stock listed on the New York Stock Exchange would require the approval of the holders of common stock of such corporation under the rules of the New York Stock Exchange.

(b) The Stockholders hereby acknowledge and agree that the determination of the Common Holders as to whether to consent to any of the actions described in this Section 6.10, shall be entitled to be made in the sole discretion of the Common Holders, acting in their own best interests.

(c) Notwithstanding any other provision of these Bylaws, the Company and the Board of Directors shall not, and shall take all action possible to ensure that each Subsidiary of the Company shall not, engage in any of the following transactions without the prior approval of the Majority Holders (including at least two Common Holders) and at least a majority of the Independent Directors:

(i) the declaration of a Bankruptcy (or acquiescence with respect thereto), dissolution (to the fullest extent permitted by Law), liquidation, recapitalization or reorganization in any form of transaction, in each case of the Company or any of its Material Subsidiaries;

(ii) the entering into, amendment or other modification of any transaction (other than any intercompany transaction) with any Affiliate, Stockholder (other than Governmental Entities, except UST in its capacity as a Stockholder, and other than the Class E Preferred Holder) or any of their Affiliates or any Senior Executive Officer (other than, in the case of any Senior Executive Officer, any agreement or arrangement entered into with such Person in connection with and relating to such Person’s employment with the Company or any of its Subsidiaries, including compensation arrangements), if the

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value of the consideration provided by the Company and/or any of its Subsidiaries to any such Affiliate, Stockholder or any of their Affiliates or any Senior Executive Officer involves in excess of $5 million or, if there is no monetary consideration paid or quantifiable value exchanged, if the agreement is otherwise material to the Company and/or any of its Subsidiaries (and in any event any amendment or other modification to any agreement set forth on Exhibit E), unless at least a majority of the Independent Directors determines that such transaction is entered into in the Ordinary Course of Business and is on terms no less favorable to the Company or its Subsidiaries, as applicable, than those that would have been obtained in a comparable transaction by the Company or such Subsidiary, as applicable, with a Person that is not an Affiliate; and

(iii) the incurrence by the Company and its Subsidiaries of Indebtedness (other than intercompany Indebtedness) to the extent that any Rating Agency has communicated to the Company, after inquiry, that such proposed incurrence of Indebtedness is reasonably likely to result in a Credit Downgrade.

Section 6.11 Liability of Stockholders. Except as otherwise required by Law or as expressly set forth in the Charter or these Bylaws, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Stockholder or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Stockholder or Director, whether to the Company, to any of the other Stockholders, to the creditors of the Company or to any other third Person.

Section 6.12 Blocker Corp Transactions. Notwithstanding anything in these Bylaws to the contrary, in no event will (i) the merger of the Company (with the Company as the survivor) or a direct wholly owned subsidiary thereof with each of CB FIM, LLC, FIM CB Holdings, LLC, FIM Coinvestor Holdings I, LLC, CB FIM Coinvestors, LLC and CB FIM Coinvestors I, LLC (each a “FIM Blocker Corp”) (or an exchange by each such FIM Blocker Corp (with either the Company or a wholly owned subsidiary of the Company) of the FIM Blocker Corp’s shares in the Company for new shares in the Company, or a similar exchange transaction) or (ii) the merger of the Company (with the Company as the survivor) or a direct wholly owned subsidiary thereof with Blocker Sub, or an exchange of the outstanding Blocker Preferred for the Class G Preferred Stock, or a similar exchange transaction, in each of cases (i) and (ii) consummated in accordance with Section 2.8 and Section 12.7 of the LLC Agreement in connection with the Issuer’s conversion into a Delaware corporation, be prohibited by the Charter or these Bylaws or require any consent of any Stockholder other than the “Approval of Action” dated as of June 30, 2009, which is in full force and effect as of such date.

ARTICLE VII

BOARD OF DIRECTORS; OFFICERS

Section 7.1 Establishment of Board of Directors. There is hereby established a board of directors (the “Board of Directors”) comprised of natural Persons (the “Directors”) having the authority and duties set forth in the Charter and these Bylaws. The size of the Board

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of Directors shall initially be nine and shall be adjusted from time to time by a vote of the Majority Holders. The Directors shall be elected at the annual meeting of the Common Holders by a vote of the Majority Holders. Each Director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as provided in the Governance Agreement or this Article VII.

Section 7.2 General Powers of the Board of Directors. The property, affairs and business of the Company shall be managed by or under the direction of the Board of Directors, except as otherwise expressly provided in the Charter or these Bylaws. In addition to the powers and authority expressly conferred on it by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are permitted by the DGCL and the Charter. Each Director shall be a “director” (as such term is defined in the DGCL) of the Company but, notwithstanding the foregoing, to the fullest extent permitted by applicable Law, no Director shall have any rights or powers beyond the rights and powers granted to such Director in the Charter or these Bylaws. Except as such power is delegated pursuant to Section 7.14, no Director acting alone, or with any other Directors, shall have the power to act for or on behalf of, or to bind the Company.

Section 7.3 Removal of Directors for Cause.

(a) A Director or the Board of Directors may be removed for Cause by a vote of the Majority Holders.

(b) Subject to the terms of the Governance Agreement, any vacancy occurring in the Board of Directors shall be filled by a vote of the Majority Holders.

(c) Any Director may resign at any time by giving written notice to the members of the Board of Directors and the Chief Executive Officer or the Secretary. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.4 Meetings.

(a) Regular meetings of the Board of Directors may be held in Detroit, Michigan, New York, New York or at such other place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, but in no event less than (i) four times during any twelve-month period and (ii) once during any three-month period. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, and in any event shall be called by the Chief Executive Officer upon the written request of any Director. Special meeting notices shall state the purposes of the proposed meeting. Subject to the requirements of Section 2(c) of the Governance Agreement, any observer to the Board of Directors appointed pursuant to and in accordance with the terms of the Governance Agreement shall have the right to attend all meetings of the Board of Directors and all committees thereof and receive all information provided to the members of the Board of Directors in advance of each such meeting in the same manner and at the same time as the members of the Board of Directors or such committee.

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(b) Any Director or any member of a committee of the Board of Directors who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such Director attends for the express purpose of objecting or abstaining at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such Director shall be conclusively presumed to have assented to any action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless his or her written dissent or abstention to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to any Director who voted in favor of such action.

Section 7.5 Notice of Meetings. Written notice stating the place, day and time of every meeting of the Board of Directors and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than five nor more than thirty calendar days before the date of the meeting (or if sent by facsimile or email, not less than three Business Days before the date of the meeting), in each case to each Director and if applicable, observer, at his or her notice address maintained in the records of the Company by the Secretary. Such further notice shall be given as may be required by Law, but meetings may be held without notice if all the Directors entitled to vote at the meeting are present in person or by telephone or if notice is waived in writing by those not present, either before or after the meeting.

Section 7.6 Quorum. Unless otherwise provided by Law, the Charter or these Bylaws, the presence of Directors constituting a majority of the voting authority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business; provided, that the presence of at least two Independent Directors shall be required for a quorum to exist. If such quorum is not present within sixty minutes after the time appointed for such meeting, such meeting shall be adjourned and the President or acting Chairman shall reschedule the meeting to be held not fewer than two nor more than ten Business Days thereafter. If such meeting is rescheduled two consecutive times, then those Directors who are present or represented by proxy at the second such rescheduled meeting shall constitute a valid quorum for all purposes hereunder; provided that written notice of any rescheduled meeting shall have been delivered to all Directors at least two Business Days prior to the date of such rescheduled meeting. Notwithstanding any provision to the contrary contained herein, interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes any interested party contract or transaction.

Section 7.7 Voting. Each Director shall be entitled to cast one vote with respect to each matter brought before the Board of Directors (or any committee of the Board of Directors of which such Director is a member) for approval. Except as otherwise provided by these Bylaws, the DGCL, other Law or the Charter, all policies and other matters to be determined by the Directors shall be determined by a majority vote of the members of the Board of Directors present at a meeting at which a quorum is present.

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Section 7.8 Action Without a Meeting; Telephonic Meetings.

(a) On any matter requiring an approval or consent of Directors under the Charter, these Bylaws or the DGCL, the Directors may take such action without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors.

(b) Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in a telephonic meeting pursuant to this Section 7.8(b) shall constitute presence at such meeting and shall constitute a waiver of any deficiency of notice.

Section 7.9 Reserved.

Section 7.10 Reserved.

Section 7.11 Reserved.

Section 7.12 Compensation of Directors; Expense Reimbursement. Directors that are also Officers of the Company or employees of any of the Stockholders or their Affiliates shall not receive any stated fee for services in their capacity as Directors; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Company or any Subsidiary in any other capacity and receiving compensation therefor. Directors that are not also Officers of the Company or employees of any of the Stockholders or their Affiliates may receive a stated salary for their services as Directors, in each case as determined from time to time by the Board of Directors. Directors shall be reimbursed by the Company for any reasonable out-of-pocket expenses related to attendance at each regular or special meeting of the Board of Directors subject to the Company’s requirements with respect to reporting and documentation of such expenses.

Section 7.13 Committees of the Board of Directors.

(a) The Board of Directors may by resolution designate one or more committees, each of which shall be comprised of two or more Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified Directors at any meeting of that committee. At least one Independent Director shall serve on each committee of the Board of Directors. Subject to Section 6.10(c), any decisions to be made by a committee of the Board of Directors shall require the approval of a majority of the votes of such committee of the Board of Directors. To the extent not prohibited by Law or stock exchange listing requirement, any Director or observer appointed pursuant to the Governance Agreement may attend the meetings of any committee of the Board of Directors on which he or she does not serve, as a non-voting observer.

(b) Any committee of the Board of Directors, to the extent provided in any resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in Section 7.13(c) or in the establishment of such

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committee. Any committee members may be removed, or any authority granted thereto may be revoked, at any time for any reason by a majority of the Board of Directors subject to the limits on designation of replacement provided above and subject to the limitations in designation for removal from the Board of Directors set out in these Bylaws. Each committee of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided in the Charter, these Bylaws or by a resolution of the Board of Directors designating such committee.

(c) No committee of the Board of Directors shall have the authority of the Board of Directors with respect to any matters (i) subject to the approval rights set forth in Section 6.10, or (ii) otherwise subject to the approval rights of the Common Holders or the Independent Directors.

(d) There is hereby established an audit committee of the Board of Directors (the “Audit Committee”) initially comprised of three Independent Directors consisting of the Independent Directors; provided, however, that if any of the Independent Directors is prohibited from serving on the Audit Committee by any Law or stock exchange listing requirement, then the Audit Committee may be comprised of fewer than three Independent Directors during the period of such prohibition, but in no event less than two Independent Directors. The chairman of the Audit Committee shall be elected by the Board of Directors. The Audit Committee shall have and may exercise the powers, authority and responsibilities that are normally appropriate for the functions of an audit committee. The Audit Committee shall report its actions, findings and reports to the Board of Directors on a regular basis.

(e) There is hereby established the compensation, nominating, and governance committee of the Board of Directors (the “Compensation Committee”) initially comprised of at least three Independent Directors, none of which may be Officers or employees of the Company. The Compensation Committee shall have and may exercise the powers and authority delegated or granted to it by the Board of Directors and/or by any incentive compensation plan for employees of the Company.

Section 7.14 Delegation of Authority. The Board of Directors may, from time to time (acting in any applicable case with any required consent under the Charter or these Bylaws), delegate to any Person (including any Stockholder, Officer or Director) such authority and powers to act on behalf of the Company as it shall deem advisable in its discretion, except with respect to any matters (a) subject to the approval rights set forth in Section 6.10, and (b) otherwise subject to the approval rights of the Common Holders or the Independent Directors. Any delegation pursuant to this Section 7.14 may be revoked at any time and for any reason or no reason by the Board of Directors.

Section 7.15 Officers.

(a) The officers of the Company (the “Officers”) shall consist of a Chief Executive Officer, a Chief Financial Officer, one or more Presidents, a Secretary and such other Officers as may be appointed in accordance with the terms of these Bylaws. One Person may hold, and perform the duties of, any two or more of such offices.

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(b) All Officers shall be appointed by a majority of the members of the Board of Directors. Any Officer may be removed, with or without cause, at any time by the Board of Directors.

(c) No Officer shall have any rights or powers beyond the rights and powers granted to such Officers in these Bylaws or by action of the Board of Directors. The Chief Executive Officer, Presidents, Chief Financial Officer and Secretary shall have the following duties and responsibilities:

(i) Chief Executive Officer. The Chief Executive Officer of the Company (the “Chief Executive Officer”) shall be a member of the Board of Directors and shall also perform such duties as may be assigned to them from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he or she shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge that the interest of the Company may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to any President and the other Officers such of his or her powers and such of his or her duties as the Board of Directors may deem to be advisable.

(ii) Presidents. The Presidents of the Company (each a “President”) shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the Chief Executive Officer. Each President shall have the right, subject to the approval of the Board of Directors pursuant to Section 7.15(b) and following consultation with the Chief Executive Officer, to nominate the Officers who will report to such President or to any Person to whom such President delegates his or her authority.

(iii) Chief Financial Officer. The Chief Financial Officer of the Company (the “Chief Financial Officer”) shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company, in such depositories as may be designated by the Board of Directors or by any Officer authorized by the Board of Directors to make such designation. The Chief Financial Officer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer shall have the right, subject to the approval of the Board of Directors pursuant to Section 7.15(b) and following consultation with the Chief Executive Officer, to nominate the Officers who will report to him or her or to any Person to whom the Chief Financial Officer delegates his or her authority.

(iv) Secretary. The Secretary of the Company (the “Secretary”) shall attend all meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of the Stockholders and, when

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necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. To the greatest extent possible, the Secretary shall vote, or cause to be voted, all of the Equity Securities of any Subsidiary of the Company as directed by the Board of Directors.

Section 7.16 Standard of Care; Fiduciary Duties; Liability of Directors and Officers.

(a) Any Director or Officer, in the performance of such Director’s or Officer’s duties, shall be entitled to rely in good faith on the provisions of the Charter and these Bylaws and on opinions, reports or statements (including financial statements, books of account any other financial information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company and its Subsidiaries) of the following other Persons or groups: (i) one or more Officers or employees of the Company or any of its Subsidiaries, (ii) any legal counsel, certified public accountants or other Person employed or engaged by the Board of Directors or the Company or any of its Subsidiaries, or (iii) any other Person who has been selected with reasonable care by or on behalf of such Director, Officer or the Company or any of its Subsidiaries, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 141 of the DGCL.

(b) On any matter involving a conflict of interest not provided for in these Bylaws, each Director and Officer shall be guided by its reasonable judgment as to the best interests of the Company and its Subsidiaries and shall take such actions as are determined by such Person to be necessary or appropriate to ameliorate such conflict of interest.

(c) The Directors and the Officers, in the performance of their duties as such, shall owe to the Company and its Stockholders duties of loyalty and due care of the type owed under Law by directors and officers of a business corporation incorporated under the DGCL.

(d) Except as required by the DGCL, no individual who is a Stockholder or an Officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise solely by reason of being a Director or an Officer or any combination of the foregoing.

(e) No Director or Officer shall be liable to the Company or any Stockholder for any act or omission (including any breach of duty (fiduciary or otherwise)), including any mistake of fact or error in judgment taken, suffered or made by such Person if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company and which act or omission was within the scope of authority granted to such Person; provided that such act or omission did not constitute fraud, willful misconduct, bad faith or gross negligence in the conduct of such Person’s office.

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(f) No Director shall be liable to the Company or any Stockholder for monetary damages for breach of fiduciary duty as a Director; provided that the foregoing shall not eliminate or limit the liability of a Director: (i) for any breach of such Director’s duty of loyalty to the Company or its Stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of Law; or (iii) for any transaction from which such Director derived an improper personal benefit.

ARTICLE VIII

TRANSFER OF SHARES OF STOCK

Section 8.1 Void Transfers. To the greatest extent permitted by the DGCL and other Law, any Transfer by any Stockholder of any shares of capital stock or other interest in the Company in contravention of the Charter or these Bylaws shall be void and ineffective and shall not bind or be recognized by the Company or any other Person. In the event of any Transfer in contravention of the Charter or these Bylaws, to the greatest extent permitted by the DGCL and other Law, the purported Transferee shall have no right to any profits, losses or dividends of the Company or any other rights of a Stockholder.

Section 8.2 Transfer of Certain Shares of Capital Stock by GM to the U.S. Treasury. Notwithstanding anything to the contrary in the Charter or these Bylaws, the terms of this Article VIII and the other provisions of the Charter and these Bylaws that operate as restrictions or limitations on Transfers of shares of capital stock (including Section 6.10) or that give non-transferring Stockholders rights in connection with Transfers of shares of capital stock, shall not apply to any Transfer of shares of capital stock by GM or any of its Affiliates or the GM Trust to the U.S. Department of the Treasury or its designee (including any trust or trustee), and GM and its Affiliates and the GM Trust shall be permitted to Transfer any such shares of capital stock to the U.S. Department of the Treasury or such designee.

ARTICLE IX

DISSOLUTION

Section 9.1 In General. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (a) the approval of the Majority Holders (including at least two Common Holders); (b) at any time there are no Stockholders of the Company; or (c) the entry of a decree of judicial dissolution under Section 285 of the DGCL.

Section 9.2 Liquidation and Termination. On the dissolution of the Company, the Board of Directors shall act as liquidator or (in its sole discretion) may appoint one or more representatives, Stockholders or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the DGCL. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Board of Directors. The steps to be accomplished by the liquidators are as follows:

(a) the liquidators shall pay, satisfy or discharge from the Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in

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liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine);

(b) after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 9.2(a), all remaining assets of the Company shall be distributed to the Stockholders, subject to the DGCL, in accordance with the procedures set forth in the Charter, these Bylaws and the DGCL.

Section 9.3 Filing of Certificate of Dissolution. Immediately following the completion of the distribution of the Company’s assets as provided herein, the Board of Directors (or such other Person or Persons as the DGCL may require or permit) shall file a certificate of dissolution with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to the Charter or these Bylaws that are required to be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of the Charter and these Bylaws until it is terminated pursuant to this Section 9.3.

Section 9.4 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 9.2 to minimize any losses otherwise attendant upon such winding up.

Section 9.5 Antitrust Laws. Notwithstanding any other provision in the Charter or these Bylaws, in the event that any Antitrust Law is applicable to any Stockholder by reason of the fact that any assets of the Company shall be distributed to such Stockholder in connection with the winding up of the Company, such distribution shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under such Antitrust Law have expired or otherwise been terminated with respect to each such Stockholder.

Section 9.6 Other Remedies. Nothing in this Article IX shall limit any Stockholder’s right to enforce any provision of the Charter or these Bylaws by an action at Law or equity, nor shall an election to dissolve the Company pursuant to this Article IX relieve any Stockholder of any liability for any prior or subsequent violation of any provision of the Charter or these Bylaws or another document referred to herein.

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ARTICLE X

OTHER AGREEMENTS

Section 10.1 Transactions with Affiliates.

(a) The Company shall conduct, and shall cause each of its Subsidiaries to conduct, all transactions with its Affiliates (other than Subsidiaries of the Company), Stockholders (other than the Class E Preferred Holder) and their respective Affiliates, current or former officers or directors, or any of their respective family members on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, a Stockholder, an Affiliate of a Stockholder, a current or former officer or director, or a family member and in compliance with all Laws, it being understood and agreed that (i) all Transaction Documents (including the Project Agreements), (ii) all agreements or arrangements in effect as of the Effective Date by the Company and its Subsidiaries, on the one hand, and GM and its Subsidiaries, on the other hand, set forth on Exhibit E and (iii) all transactions approved by (A) the Majority Holders (including at least two Common Holders), as applicable, or (B) the Independent Directors pursuant to Section 6.10(c)(ii), in each case, as required by the Charter or these Bylaws, as applicable, shall each be deemed to be in compliance with this Section 10.1(a). Subject to the terms of the Charter and these Bylaws and any documents referred to herein, neither the Company nor any of its Subsidiaries shall be required to purchase products, services or components from any Stockholder, but may seek quotes for the supply of products, services or components in its Ordinary Course of Business.

(b) The Class E Preferred Holder and, subject to Section 6.10(c)(ii) and Section 10.1(a), the Common Holders and Class A Preferred Holders (and Affiliates of, and Persons who are otherwise related to, such Stockholders) shall have the right to contract and otherwise deal with the Company with respect to the sale, purchase or lease of real and/or personal property, the rendition of services, the lending of money and for other purposes in arm’s-length transactions, and to receive the purchase price, costs, fees, commissions, interest, compensation and other forms of consideration in connection therewith, without being subject to claims for self-dealing.

Section 10.2 Public Offering.

(a) In addition to the other rights of the Board of Directors or the Stockholders to require the Issuer to consummate an initial Public Offering, each of (i) the Majority Holders (including at least two Common Holders) and (ii) holders representing greater than 50% of the outstanding Common Stock on a Fully-Diluted Basis (the “Fully-Diluted Majority Holders”), with the consent of a majority of the Independent Directors (which shall take into account market conditions and tax and regulatory capital considerations) shall have the right, but not the obligation, to require the Issuer to consummate an initial Public Offering. Such right shall be exercisable by the Fully-Diluted Majority Holders at any time; provided that in connection with any such Public Offering, the UST (to the extent it then holds Class F-2 Preferred Stock) shall be obligated to convert such amount of Convertible Securities as may be

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necessary so that immediately prior to such Public Offering, the UST holds greater than 50% of the outstanding Common Stock; provided further, that the UST shall be entitled to participate in such Public Offering on a priority basis to the extent necessary to reduce the amount of Common Stock held by UST below 50% of the outstanding Common Stock immediately following such Public Offering. Thereafter, UST shall be entitled to participate on a pro rata basis with other holders of Common Stock.

(b) Subject to Section 10.2(a), in the event that the Board of Directors, the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, approve an initial Public Offering and sale of securities of the Issuer (including a sale of Equity Securities, debt securities, income deposit securities or securities of any other kind or combination) pursuant to a Public Offering, then each Stockholder (other than the Class F-2 Preferred Holder and the Class E Preferred Holder) and Director shall take all necessary or desirable actions required or deemed advisable by the Board of Directors or such Stockholders, as applicable, in connection with the consummation of such Public Offering, and enter into such agreement or agreements as are necessary to preserve the rights and obligations of the Stockholders hereunder as in effect immediately prior to the consummation of such initial Public Offering. Notwithstanding anything to the contrary contained herein, in the case of a Public Offering that is required pursuant to Section 10.2(a), none of the Directors shall have any duty to the Stockholders to independently evaluate or approve any such action but merely to act in any necessary or desirable fashion to accommodate the implementation of such offering as determined by those persons requiring registration.

(c) Subject to Section 10.2(a), in the event that, subject to the provisions of Section 10.2(b), the Board of Directors , the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, so determine, each Stockholder (other than the Class F-2 Preferred Holder and the Class E Preferred Holder) who pursuant to the terms of the Charter or these Bylaws has any right to vote upon or consent to such transaction shall be deemed to have consented to and, if required under the Charter, these Bylaws or Law, shall vote in favor of a recapitalization, reorganization, conversion, contribution and/or exchange of such Stockholder’s capital stock into securities that the Board of Directors, the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, find acceptable and shall take all necessary or desirable actions required or deemed advisable by the Board of Directors, the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, in connection with the consummation of such recapitalization, reorganization, conversion, contribution and/or exchange; provided that, if in any such recapitalization, reorganization, conversion, contribution and/or exchange, the Issuer provides for each holder of capital stock to receive cash, securities of the Issuer or other consideration in exchange for or in satisfaction of such holder’s capital stock, then (i) all holders of the same class or type of capital stock in the Company shall receive the same form and proportionate share of consideration as all other holders of such class or type of interests, and (ii) any consideration payable or otherwise deliverable to the Stockholders in such recapitalization, reorganization, conversion, contribution and/or exchange shall be valued by the Board of Directors, the Majority Holders (including at least two Common Holders) or the Fully-Diluted Majority Holders, as applicable, in its or their, as applicable, reasonable discretion (which determination shall be binding, as a matter of contract, on each Stockholder pursuant to these Bylaws) and shall be distributed among the Stockholders according to the respective class

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of capital stock of the Stockholders in the Company as in effect immediately prior to the consummation of such recapitalization, reorganization, conversion, contribution and/or exchange as if such consideration were received by the Company and an amount equal to the value thereof were distributed to the Stockholders in accordance with the terms of Section 5.1.

Section 10.3 Preemptive Rights.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Preemptive Securities (as defined below) of the Company to any Person unless, in each case, the Company shall have first offered to sell to each Common Holder and the holders of any Class F-2 Preferred Stock (each a “Preemptive Holder”) such Preemptive Holder’s Preemptive Share of the Preemptive Securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to each such Preemptive Holder (the “Preemptive Offer”), which Preemptive Offer shall by its terms remain open and irrevocable for a period of at least ten calendar days from the date it is delivered by the Company (the “Preemptive Offer Period”). Each Preemptive Holder may elect to purchase all or any portion of such Preemptive Holder’s Preemptive Share of the Preemptive Securities as specified in the Preemptive Offer at the price and upon the terms specified therein by delivering written notice of such election to the Company as soon as practical but in any event within the Preemptive Offer Period; provided that if the Company is issuing Preemptive Securities together as a unit with any other Securities, then any Preemptive Holder who elects to purchase the Preemptive Securities pursuant to this Section 10.3 must purchase the same proportionate mix of all of such securities. Notwithstanding anything to the contrary set forth in the Charter or these Bylaws, a Preemptive Holder may assign all or any portion of its right to acquire Preemptive Securities to its direct or indirect equityholders, and upon any such assignment, each such equityholder shall be deemed a Preemptive Holder for the purposes of this Section 10.3.

“Preemptive Securities” means, as applicable, (i) Common Stock or other common equity securities of the Company or other securities of the Company that vote together with the Common Stock, (ii) any securities directly or indirectly convertible into or exchangeable for Common Stock or other common equity securities of the Company or other securities of the Company that vote together with the Common Stock, (iii) any rights or options directly or indirectly to subscribe for or to purchase Common Stock or other common equity securities of the Company or other securities of the Company that vote together with the Common Stock or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for Common Stock or other common equity securities of the Company, or (iv) any share appreciation rights, phantom share rights, or other similar rights to the extent related to Common Stock or other securities of the Company that vote together with the Common Stock, or (v) any Preemptive Securities issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation, conversion, or other reorganization.

(b) Each Preemptive Holder’s “Preemptive Share” of Preemptive Securities shall be determined as follows: the total number of Preemptive Securities, multiplied by a fraction, (i) the numerator of which is the number of shares of Common Stock then held, directly or indirectly, by such Preemptive Holder on a Fully-Diluted Basis, and (ii) the denominator of

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which is the number of shares of Common Stock then held by all Preemptive Holders (including such Preemptive Holder) on a Fully-Diluted Basis.

(c) Upon the expiration of the Preemptive Offer Period, the Company shall be entitled to sell such Preemptive Securities which the Preemptive Holders have not elected to purchase for a period ending on the later to occur of (i) one hundred twenty calendar days following the expiration of the Preemptive Offer Period, or (ii) if a definitive agreement to Transfer the Preemptive Securities is entered into by the Company within such one hundred twenty calendar day period, the date on which all applicable approvals and consents of Governmental Entities and other Persons with respect to such proposed Transfer have been obtained and any applicable waiting periods under Law have expired or been terminated, in each case on terms and conditions not materially more favorable to the purchasers thereof than those offered to the Preemptive Holders. Any Preemptive Securities to be sold by the Company following the expiration of such period must be reoffered to the Preemptive Holders pursuant to the terms of this Section 10.3 if any such agreement to Transfer is terminated.

(d) The provisions of this Section 10.3 shall not apply to the following issuances of Preemptive Securities:

(i) Preemptive Securities issued to or for the benefit of employees, officers, directors and other service providers of or to the Company or any of its Subsidiaries in accordance with the terms hereof or any applicable incentive plan of the Company;

(ii) securities issued by the Company in connection with a Public Offering;

(iii) securities issued as consideration in acquisitions or commercial borrowings or leasing;

(iv) securities issued upon conversion of convertible or exchangeable securities of the Company or any of its Subsidiaries that were outstanding on June 30, 2009 or were not issued in violation of this Section 10.3; and,

(v) a subdivision of shares of capital stock (including any stock dividend or stock split), any combination of shares of capital stock (including any reverse stock split) or any recapitalization, reorganization, reclassification or conversion of the Company or any of its Subsidiaries.

(e) The preemptive rights granted in this Section 10.3 shall terminate upon the earlier to occur of the consummation of a Qualified Public Offering and a Company Sale.

(f) Notwithstanding the procedural requirements of Sections 10.3(a) and (c) above, with respect to any issuance of Preemptive Securities to UST in connection with the Supervisory Capital Assessment Program, in the event that the Company determines that it is necessary or advisable, the Company may complete a transaction covered by Section 10.3(a) above prior to making a Preemptive Offer to Preemptive Holders, provided that the Company (x) shall make the Preemptive Offer to Preemptive Holders promptly following completion of such transaction and (y) Preemptive Holders shall have no less than 10 calendar days to consider any such Preemptive Offer.

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Section 10.4 Registration Rights of Certain Common Holders. The Common Holders shall have those registration rights attached hereto as Exhibit F. Exercise of such registration nights shall be subject to the priority allocation to the UST provided for in Section 10.2(a). Such exhibit is hereby incorporated into and made part of these Bylaws as if it were set forth fully herein.

ARTICLE XI

CONFIDENTIALITY

Section 11.1 Non-Disclosure. Each Stockholder agrees that it will use, and will cause each of its Affiliates, and each of its and their respective partners, members, managers, stockholders, directors, officers, employees and agents (collectively, “Agents”) to use, its commercially reasonable efforts to maintain the confidentiality of all Confidential Information disclosed to it by the Company by limiting internal disclosure of any such information to those Persons who have an actual need to know such information in connection with the business of the Company or such Stockholder’s investment in the Company and will not, without the prior written consent of the Company, use such information other than in connection with the business of the Company or such Stockholder’s investment in the Company.

Section 11.2 Exceptions. Notwithstanding Section 11.1, a Stockholder, its Affiliates and their Agents may disclose any Confidential Information: (a) to any Governmental Entity in connection with applications for approval of the transactions contemplated hereby and the other Transaction Documents (or, in the case of any regulated Affiliate of a Stockholder, in connection with audits by the applicable Governmental Entities), (b) to financial institutions in connection with financings of the transactions contemplated hereby, (c) in the case of any Stockholder, (i) to a bona fide potential Transferee if such Stockholder desires to undertake any Transfer of its capital stock permitted by these Bylaws, (ii) to its stockholders, limited partners, members, trust beneficiaries or other equityholders, as the case may be, all materials made available to such Stockholder pursuant to the terms of these Bylaws and (iii) to its indirect stockholders, limited partners, members, trust beneficiaries or other equityholders, as the case may be, so long as the Confidential Information disclosed to such Persons is limited to the materials delivered to such party pursuant to Section 4.4(a), provided that (A) in the case of subclauses (i), (ii) and (iii) of this clause (c), prior to the disclosure of any Confidential Information, such Person shall execute an agreement containing substantially the terms set forth in Section 11.1 and this Section 11.2, and (B) in the case of clauses (ii) and (iii) above, the disclosure of Confidential Information relating to commercial transactions or commercial relationships of the Company and its Subsidiaries shall be strictly limited to such Persons who have an actual need to know such information in connection with the administration of their equity interest in such Stockholder, (d) to any rating or similar agency in connection with its analysis or review of the Company or any of its Subsidiaries, (e) in the case of the GM Trust, between such trust and its trustee and Agents, and (f) to any other Person if such party becomes compelled by Law (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand, mandatory provision

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of Law, regulation or stock exchange rule) to disclose any of the Confidential Information. In addition, each Stockholder may report to its stockholders, limited partners, members, trust beneficiaries or other equityholders, as the case may be, the general status of such Stockholder’s investment in the Company (without disclosing specific Confidential Information). A disclosing Stockholder shall be responsible for a breach by any third Person to whom such disclosing Stockholder discloses Confidential Information in accordance with the terms of subclauses (c)(ii) and (c)(iii) of this Section 11.2. In the case of clause (f) above, the disclosing party shall (i) provide the other parties hereto with prompt written notice of such requirement so that such non-disclosing parties may seek a protective order or other appropriate remedy or waive compliance with the terms of this Article XI and (ii) take such reasonable legally available steps as the non-disclosing parties may reasonably request to resist or narrow such requirement (at the expense of the non-disclosing parties). In the event that such protective order or remedy is not obtained, or that the non-disclosing parties waive compliance with the terms hereof, the disclosing party agrees to furnish only that portion of the Confidential Information that it is advised by counsel is required to be furnished, and to exercise its commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded such Confidential Information.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.1 Amendments. Except as otherwise expressly provided herein, including in Section 3.2, these Bylaws may only be amended, modified or waived by the Board of Directors with the prior written approval of the Majority Holders; provided, however, that:

(i) any provision of these Bylaws that provides for an approval right of the Majority Holders (including Section 6.10) or any other specific class of holders of capital stock may only be amended, modified or waived with the prior written approval of the Majority Holders or such other specific class of holders;

(ii) if any such amendment, modification or waiver would adversely affect in any material respect any Stockholder or group of Stockholders who have comparable rights under the Charter or these Bylaws disproportionately to the other Stockholders having such comparable rights (it being understood no amendment entered into in connection with the compliance by the Company with its commitments to the UST for purposes of the Company’s participation in the Troubled Asset Relief Program (including those set forth in the Governance Agreement) shall be deemed to adversely affect in any material respect any Stockholder or Stockholders, including the Class F-2 Preferred Holders), such amendment, modification, or waiver shall also require the written consent of the Stockholder(s) so adversely affected;

(iii) any amendment that would require any Stockholder to contribute or loan additional funds to the Company or impose personal liability upon any Stockholder shall not be effective against such Stockholder without its prior written consent;

(iv) no alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of Exhibit F shall be permitted without the consent of Eligible Holders (as defined in Exhibit F) holding a majority of the then outstanding Registrable

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Securities (as defined in Exhibit F) then held by the Eligible Holders; provided, that, no such alternation, repeal or amendment shall be effective against an Eligible Holder without such Eligible Holder’s consent if such alternation, repeal or amendment reduces or limits (other than in an immaterial respect) the rights of such Eligible Holder or otherwise disadvantages (other than in an immaterial respect) such Eligible Holder;

(v) for so long as the GM Trust holds at least 2.5% of the then-outstanding Common Stock, the written consent of the GM Trust shall be required for any amendment, modification or waiver of Section 4.4(e) in a manner adverse to the GM Trust;

(vi) no alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of the definition of “Blocker Sub” contained in these Bylaws shall be permitted if such action would amend, alter or otherwise affect the rights of any Stockholder in any manner materially adverse to such Stockholder without the prior written approval of each such affected Stockholder; and

(vii) no alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of the preceding provisos (i) through this proviso (v) shall be made without the prior written approval of the threshold of Stockholders specified in such proviso or those specific Stockholders relevant to each such proviso. Amendment of this provision (v) shall require the approval of all Stockholders.

Section 12.2 Remedies. Each Stockholder shall have all rights and remedies set forth in the Charter and these Bylaws and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any Law. Any Person having any rights under any provision of the Charter and these Bylaws or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages by reason of any breach of any provision of the Charter or these Bylaws and to exercise all other rights granted by Law. Each Stockholder, on behalf of itself, its Affiliates, successors and assigns, if any, hereby specifically renounces, waives and forfeits all rights to seek, bring or maintain any action in any court of law or equity against the Treasury arising in connection with these Bylaws or the transactions contemplated hereunder, except in its commercial capacity as a stockholder of the Company and participant in the transactions contemplated hereunder.

Section 12.3 Notice Addresses and Notices. All notices, demands, financial reports, other reports and other communications to be given or delivered under or by reason of the provisions of these Bylaws shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the notice address for such recipient set forth on the Stock Register, or in the Company’s books and records, or to such other notice address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any

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notice to the Board of Directors or the Company shall be deemed given if received by the Board of Directors at the principal office of the Company designated pursuant to Section 2.2(b).

Section 12.4 Reserved.

Section 12.5 Survival. The provisions of Article XI and Section 12.5 shall survive and continue in full force in accordance with its terms, notwithstanding any dissolution of the Company.

Section 12.6 Creditors. Except to the extent that a creditor of a Stockholder, the Company or any of its Affiliates becomes a Stockholder hereunder, none of the provisions of these Bylaws shall be for the benefit of or enforceable by any creditors of the Stockholders, the Company or any of its Affiliates (other than Indemnified Persons), and no creditor who makes a loan to any Stockholder, the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, dividends, capital or property other than as a secured creditor.

Section 12.7 Indemnification and Reimbursement for Payments on Behalf of a Stockholder. If the Company is required by Law to make any payment to a Governmental Entity that is specifically attributable to a Stockholder, then such Stockholder other than Blocker Sub shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). A Stockholders obligation to indemnify the Company under this Section 12.7 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 12.7, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Stockholder under this Section 12.7, including instituting a lawsuit to collect such indemnification, with interest calculated at a floating rate equal to the prime rate as published from time to time in The Wall Street Journal, plus one percentage point (1%) per annum (but not in excess of the highest rate per annum permitted by Law), compounded annually.

Section 12.8 Strict Construction. The Company and the Stockholders as of the date hereof have participated collectively in the negotiation and drafting these Bylaws; accordingly, if any ambiguity or question of intent or interpretation arises, then it is the intent of the Company and the Stockholders as of the date hereof that these Bylaws shall be construed as if drafted collectively by such parties, and it is the intent of such parties that no presumption or burden of proof shall arise favoring or disfavoring any of such parties by virtue of the authorship of any provisions of these Bylaws.

42

ANNEX B

FORMS OF WAIVERS

ANNEX B-1

FORM OF WAIVER FOR THE COMPANY

In consideration for the benefits that it will receive as a result of its or its Affiliate’s participation in the United States Department of the Treasury’s Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other related law or regulation thereunder in existence either prior to or subsequent to the date of this letter (any such program, including the Automotive Industry Financing Program, a “Program”), GMAC Inc. (together with its subsidiaries and affiliates, the “Company”) hereby voluntarily waives any claim against the United States for any changes to compensation or benefits of the Company’s employees that are required to comply with any Program or related laws and regulations (whether or not in existence as of the date hereof), as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations under the EESA and the requirements of the Securities Purchase and Exchange Agreement by and among GMAC Inc., GMAC Capital Trust I and the United States Department of the Treasury entered into on or about December 30, 2009, as amended (the “Limitations”).

The Company acknowledges that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that the Company may have with its employees or in which such employees may participate as the regulations and Limitations relate to the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims the Company may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits the Company’s employees would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on the Company’s employment relationship with its employees.

GMAC Inc.

By:
Name:
Title:

Date: December     , 2009

ANNEX B-2

FORM OF WAIVER OF SEO TO INVESTOR

In consideration for the benefits I will receive as a result of the participation of GMAC Inc. (together with its subsidiaries and affiliates, the “Company”) in the United States Department of the Treasury’s Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other related law or regulation thereunder in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”), I hereby voluntarily waive any claim against the United States or my employer for any changes to my compensation or benefits that are required to comply with any Program or related laws and regulations (whether or not in existence as of the date hereof), as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations under the EESA and the requirements of the Securities Purchase and Exchange Agreement by and among GMAC Inc., GMAC Capital Trust I and the United States Department of the Treasury entered into on or about December 30, 2009, as amended (the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Company or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

Intending to be legally bound, I have executed this Waiver

as of this      day of             ,         .

Name:

ANNEX B-3

FORM OF CONSENT AND WAIVER OF SEO TO THE COMPANY

In consideration for the benefits I will receive as a result of the participation of GMAC Inc. (together with its subsidiaries and affiliates, the “Company”) in the United States Department of the Treasury’s Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other related law or regulation thereunder in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”), I hereby voluntarily consent to and waive any claim against any of the Company, the Company’s Board of Directors (or similar governing body), any individual member of the Company’s Board of Directors (or similar governing body) and the Company’s officers, employees, representatives and agents for any changes to my compensation or benefits that are required to comply with any Program or related laws and regulations (whether or not in existence as of the date hereof), as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations under the EESA and the requirements of the Securities Purchase and Exchange Agreement by and among GMAC Inc., GMAC Capital Trust I and the United States Department of the Treasury entered into on or about December 30, 2009, as amended (the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Company or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the “Committee”) reasonably determines that any compensatory payment and benefit provided to me, including any bonus or incentive compensation based on materially inaccurate financial statements or performance criteria, would cause the Company to fail to be in compliance with the terms and conditions of any laws, regulations or the Limitations (such payment or benefit, an “Excess Payment”), upon notification from the Company, I shall promptly repay such Excess Payment to the Company. In addition, I agree that the Company shall have the right to postpone any such payment or benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.

I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the aforementioned laws, regulations or Limitations shall be final, conclusive and binding. I further understand that the Company is relying on this letter from me in connection with its participation in a Program.

Intending to be legally bound, I have executed this Consent and Waiver

as of this      day of             ,         .

Name:

ANNEX B-4

FORM OF WAIVER OF SENIOR OR SECTION 4.11 EMPLOYEES TO INVESTOR

In consideration for the benefits I will receive as a result of the participation of GMAC Inc. (together with its subsidiaries and affiliates, the “Company”) in the United States Department of the Treasury’s Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other related law or regulation thereunder in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”), I hereby voluntarily waive any claim against the United States or my employer for any failure to pay or accrue any bonus or incentive compensation or other compensation as a result of compliance with any Program or related laws and regulations (whether or not in existence as of the date hereof), as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations under the EESA and the requirements of the Securities Purchase and Exchange Agreement by and among GMAC Inc., GMAC Capital Trust I and the United States Department of the Treasury entered into on or about December 30, 2009, as amended (the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Company or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

Intending to be legally bound, I have executed this Waiver

as of this      day of             ,         .

Name:

ANNEX B-5

FORM OF CONSENT AND WAIVER OF SENIOR OR SECTION 4.11 EMPLOYEES

TO THE COMPANY

In consideration for the benefits I will receive as a result of the participation of GMAC Inc. (together with its subsidiaries and affiliates, the “Company”) in the United States Department of the Treasury’s Automotive Industry Financing Program and/or any other economic stabilization program implemented by the Department of the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the “EESA”) or any other related law or regulation thereunder in existence either prior to or subsequent to the date of this letter from me (any such program, including the Automotive Industry Financing Program, a “Program”), I hereby voluntarily consent to and waive any claim against any of the Company, the Company’s Board of Directors (or similar governing body), any individual member of the Company’s Board of Directors (or similar governing body) and the Company’s officers, employees, representatives and agents for any failure to pay or accrue any bonus or incentive compensation or other compensation as a result of compliance with any Program or related laws and regulations (whether or not in existence as of the date hereof), as implemented by any guidance or regulation thereunder, including the rules set forth in 31 CFR Part 30, or any other guidance or regulations under the EESA and the requirements of the Securities Purchase and Exchange Agreement by and among GMAC Inc., GMAC Capital Trust I and the United States Department of the Treasury entered into on or about December 30, 2009, as amended (the “Limitations”).

I acknowledge that the aforementioned laws, regulations and Limitations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I may have with the Company or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Company acquired through a Program, including without limitation the Automotive Industry Financing Program, or for any other period applicable under such Program or Limitations, as the case may be.

This waiver includes all claims I may have under the laws of the United States or any state (whether or not in existence as of the date hereof) related to the requirements imposed by the aforementioned laws, regulations and Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the aforementioned laws, regulations or Limitations are or were adopted and any tort or constitutional claim about the effect of these laws, regulations or Limitations on my employment relationship.

I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the “Committee”) reasonably determines that any compensatory payment and benefit provided to me would cause the Company to fail to be in compliance with the terms and conditions of any laws, regulations or the Limitations (such payment or benefit, an “Excess Payment”), upon notification from the Company, I shall promptly repay such Excess Payment to the Company. In addition, I agree that the Company shall have the right to postpone any such payment or benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.

I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the aforementioned laws, regulations or Limitations shall be final, conclusive and binding. I further understand that the Company is relying on this letter from me in connection with its participation in a Program.

Intending to be legally bound, I have executed this Consent and Waiver

as of this      day of             ,         .

Name:

ANNEX C-1

FORM OF COMPANY COUNSEL OPINION

(a) The Company and each Significant Subsidiary has been duly formed and is validly existing as a corporation in good standing under the laws of the state of its formation.

(b) The shares of Series F-2 Preferred Stock have been duly and validly authorized, and, when issued and delivered pursuant to the Purchase Agreement, the shares of Series F-2 Preferred Stock will be duly and validly issued, will not be issued in violation of any preemptive rights (except that the Series F-2 Preferred Stock shall and are required to be offered to the holders of the Company’s Common Stock in accordance with Section 3.1 of the Securities Purchase Agreement in accordance with the Company’s Bylaws), and will rank pari passu with or senior to all other series or classes of preferred stock of the Company issued on the Closing Date with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

(c) The Warrants have been duly authorized and, when executed and delivered as contemplated by the Purchase Agreement, will constitute a valid and legally binding obligation of the Company enforceable against Company in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(d) The shares of Common Stock issuable upon conversion of the Series F-2 Preferred Stock have been duly authorized and reserved for issuance upon conversion of the Series F-2 Preferred Stock and when so issued pursuant to the terms of the Series F-2 Preferred Stock will be duly and validly issued and will not be issued in violation of any preemptive rights.

(e) The Company has the requisite power and authority to execute and deliver the Purchase Agreement and to carry out its obligations thereunder (which includes the issuance of the Series F-2 Preferred Stock and the Common Stock underlying the Series F-2 Preferred Stock).

(f) The Company has the requisite power and authority to execute and deliver the Warrants and to carry out its obligations thereunder (which includes the sale of the Warrants and the Trust Preferred Securities and the Series F-2 Preferred Stock underlying the Warrants).

(g) The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the consummation by the Company of the transactions contemplated thereby (a) will not result in any violation of the charter or bylaws of the Company, the charter and bylaws of any Significant Subsidiary, the Declaration or the Certificate of Trust and (b) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (A) any agreement, indenture, mortgage or instrument that the Company or any Significant

Subsidiary is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (B) any existing applicable law, rule or administrative regulation of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary or any of their respective assets or properties, except in case of (b), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

(h) the Purchase Agreement has been duly authorized, executed and delivered by the Company;

(i) the Declaration has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

(j) each of the Guarantee and the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Guarantee Trustee and the Indenture Trustee, respectively, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(k) the Debentures have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(l) no consent, approval, authorization or order of any court or governmental authority is required for the issuance and sale of the Common Securities, the Trust Preferred Securities or the Debentures, the execution and delivery of and compliance with the Operative Documents by the Company or the consummation of the transactions contemplated by the Operative Documents, except such approvals (specified in such opinion) as have been obtained;

(m) to the knowledge of such counsel, there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Issuer Trust or the Company or any Company Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect;

(n) the Company is duly registered as a bank holding company under the Bank Holding Company Act and the regulations thereunder of the Federal Reserve Board, and the deposit accounts of the Company’s banking subsidiary are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination of such insurance are pending or, to such counsel’s knowledge, threatened;

(o) the Company is not and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, the Company will not be, an “investment company” or an entity “controlled” by an “investment company”; the Issuer Trust is not, and, following the issuance of the Trust Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Issuer Trust will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of the Investment Company Act.

(p) assuming (a) the accuracy of the representations and warranties, and compliance with the agreements contained in the Purchase Agreement and (b) that the Purchased Securities are sold in a manner contemplated by, and in accordance with the Purchase Agreement and the Declaration, it is not necessary in connection with (w) the offer, sale and delivery of the Trust Preferred Securities by the Issuer Trust to the Investor, (x) the offer, sale and delivery of the Trust Preferred Securities by the Issuer Trust to the Company, (y) the offer, sale and delivery of the Series F-2 Preferred Stock by the Company to the Investor, and (z) the offer, sale and delivery of the Warrants by the Company to the Investor, to register any of the Securities under the Securities Act or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

(q) The Purchase Agreement is a valid and binding obligation of the Company and the Issuer Trust enforceable against the Company and the Issuer Trust in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; provided, however, such counsel need express no opinion with respect to Section 4.5(g) or the severability provisions of the Purchase Agreement insofar as Section 4.5(g) is concerned.

ANNEX C-2

FORM OF TAX COUNSEL OPINION

(i) the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(ii) for United States federal income tax purposes, the Debentures will constitute indebtedness of the Company.

ANNEX C-3

FORM OF DELAWARE COUNSEL TRUST OPINION

(i) The Issuer Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

(ii) Under the Delaware Statutory Trust Act and the Declaration, the Issuer Trust has the power and authority (a) to own its properties (including, without limitation, purchasing and holding the Debentures) and conduct its business, (b) to execute, deliver and perform its obligations under each of the Agreements to which it is a party, and (c) to issue and perform its obligations under the Trust Preferred Securities and the Common Securities, all as described in the Declaration.

(iii) The Declaration constitutes a valid and binding obligation of the Company and the Issuer Trustees, enforceable against the Company and the Issuer Trustees in accordance with its terms.

(iv) Under the Delaware Statutory Trust Act and the Declaration, (a) the execution and delivery by the Issuer Trust of the Agreements to which it is a party, and the performance by the Issuer Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Issuer Trust, and (b) the Company has the authority to execute and deliver the Purchase Agreement on behalf of the Issuer Trust.

(v) The Trust Preferred Securities (a) are represented by the Trust Preferred Securities Certificate, which is substantially similar to the form of certificate attached as Exhibit A-1 to the Declaration and is an acceptable form of certificate to evidence ownership of the applicable Trust Preferred Securities, (b) have been duly authorized by the Declaration, and (c) once duly and validly issued in accordance with the Declaration and delivered to and paid for pursuant to the Purchase Agreement, will represent valid and fully paid and, subject to the qualifications set forth in paragraph (viii) below, non-assessable undivided beneficial interests in the assets of the Issuer Trust and will entitle the holders of the Trust Preferred Securities (each, a “Preferred Securityholder” and collectively, the “Preferred Securityholders”) to the benefits of the Declaration.

(vi) The Common Securities (a) have been duly authorized by the Declaration, and (b) once duly and validly issued in accordance with the Declaration, will represent valid and fully paid undivided beneficial interests in the assets of the Issuer Trust.

(vii) The Preferred Securityholders, as beneficial owners (within the meaning of the Delaware Statutory Trust Act, the “Beneficial Owners”) of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the Preferred Securityholders may be obligated to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates representing Trust Preferred Securities and the issuance of replacement certificates representing Trust Preferred Securities to the extent provided in the Declaration, and (b) provide security or indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

(viii) Under the Delaware Statutory Trust Act and the Declaration, the issuance of the Trust Preferred Securities is not subject to preemptive rights.

(ix) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory agency of the State of Delaware is required for the issuance and sale of the Trust Preferred Securities or the consummation by the Issuer Trust of the transactions contemplated by the Agreements to which it is a party other than the filing of the Certificate of Trust.

(x) The (a) issuance and sale by the Issuer Trust of the Trust Preferred Securities and the Common Securities and (b) execution, delivery and performance by the Issuer Trust of the Agreements to which it is a party and the consummation of the transactions contemplated thereunder, do not conflict with or result in a breach or violation of any of the terms or provisions of the Certificate of Trust or the Declaration or any law, rule or regulation of the State of Delaware applicable to the Issuer Trust.

ANNEX C-4

FORM OF DELAWARE TRUSTEE COUNSEL OPINION

(i) BNY Mellon Trust of Delaware is a duly incorporated and validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware and has the necessary corporate power and authority to execute, deliver and perform its obligations under the Declaration (including to act as the Delaware Trustee thereunder).

(ii) The Declaration has been duly authorized, executed and delivered by BNY Mellon Trust of Delaware.

(iii) Neither the execution and delivery of the Declaration by BNY Mellon Trust of Delaware nor the performance by BNY Mellon Trust of Delaware of its obligations thereunder (i) conflicts with or constitutes a breach of the certificate of incorporation or by-laws of BNY Mellon Trust of Delaware, or (ii) violates any existing law, governmental rule or regulation of the State of Delaware or the United States of America governing the trust powers of BNY Mellon Trust of Delaware.

(iv) Neither the execution and delivery by BNY Mellon Trust of Delaware of the Declaration, nor the compliance by BNY Mellon Trust of Delaware with the terms thereof, nor the consummation by BNY Mellon Trust of Delaware of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to any governmental or regulatory authority or agency under the laws of the State of Delaware or the United States of America governing the trust powers of BNY Mellon Trust of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

ANNEX C-5

FORM OF THE INSTITUTIONAL TRUSTEE, THE GUARANTEE TRUSTEE AND

THE INDENTURE TRUSTEE COUNSEL OPINION

(i) The Bank of New York Mellon is a banking corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has the necessary power and authority to execute, deliver and perform its obligations under the Agreements to which it is a party.

(ii) Each of the Agreements to which The Bank of New York Mellon is a party has been duly executed and delivered by The Bank of New York Mellon.

(iii) The execution and delivery by The Bank of New York Mellon of the Agreements to which it is a party and the performance by The Bank of New York Mellon of its obligations thereunder have been duly authorized by all necessary action of The Bank of New York Mellon and do not conflict with or result in a violation of (i) the Articles or the By-laws, (ii) any existing law, rule or regulation of the State of Delaware applicable to the banking or trust powers of The Bank of New York Mellon, or (iii) any existing law, rule or regulation of the United States of America applicable to the banking or trust activities conducted by The Bank of New York Mellon.

(iv) Neither the execution or delivery by The Bank of New York Mellon of the Agreements to which it is a party, nor the compliance by The Bank of New York Mellon with the terms thereof, nor the consummation by The Bank of New York Mellon of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to (i) any governmental or regulatory authority or agency under the laws of the State of Delaware having jurisdiction over the banking or trust powers The Bank of New York Mellon, or (ii) any governmental or regulatory authority or agency of the United States of America having jurisdiction over the banking or trust activities conducted by The Bank of New York Mellon.

(v) The Debentures and the Trust Preferred Securities have been duly authenticated and delivered by The Bank of New York Mellon.

ANNEX D

FORM OF TRUST PREFERRED WARRANT

WARRANT TO PURCHASE TRUST PREFERRED SECURITIES

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT

to purchase

_____________

Trust Preferred Securities Issued by GMAC Capital Trust I from GMAC Inc.

Issue Date: December 30, 2009

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Company” means the Person whose name, corporate or other organizational form and jurisdiction of organization is set forth in Item 1 of Schedule A hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means the amount set forth in Item 2 of Schedule A hereto.

“Expiration Time” has the meaning set forth in Section 3.

“Issue Date” means the date set forth in Item 3 of Schedule A hereto.

“Liquidation Preference” means the amount set forth in Item 4 of Schedule A hereto.

“Original Warrantholder” means the United States Department of the Treasury. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Purchase Agreement” means the Securities Purchase Agreement – Standard Terms incorporated into the Letter Agreement, dated as of the date set forth in Item 6 of Schedule A hereto, as amended from time to time, between the Company, the Trust and the United States Department of the Treasury (the “Letter Agreement”), including all annexes and schedules thereto.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for Trust Preferred Securities and to own such Trust Preferred Securities without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Trust” means GMAC Capital Trust I.

“Trust Preferred Securities” means the trust preferred securities of GMAC Capital Trust I set forth in Item 5 of Schedule A hereto.

“Units” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

“Warrantholder” has the meaning set forth in Section 2.

2. Number of Units; Exercise Price. This certifies that, for value received, the United States Department of the Treasury or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of the number of fully paid and nonassessable trust preferred securities issued by GMAC Capital Trust I set forth in Item 7 of Schedule A hereto (the “Units”), at a purchase price per trust preferred security equal to the Exercise Price.

3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Units represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the tenth anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 8 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Units thereby purchased, by having the Company withhold, from the Trust Preferred Securities that would otherwise be delivered to the Warrantholder upon such exercise, Trust Preferred Securities eligible for purchase by the Warrantholder upon exercise of the Warrant with an aggregate Liquidation Preference equal in value to the aggregate Exercise Price as to which this Warrant is so exercised.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Units equal to the difference between the number of Units subject to this Warrant and the number of Units as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Units is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

4. Issuance of Units; Authorization. Certificates for Units sold to the Warrantholder upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Units sold to the Warrantholder upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that such Units will be deemed to have been sold to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Trust may then be closed or certificates representing such Units may not be actually delivered on such date. The Company will at all times retain ownership of and keep available, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Units for which this Warrant may be exercised at any time. The Company will use reasonable best efforts to ensure that the Units may be sold to the Warrantholder without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Units are listed or traded.

5. No Rights as Holders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting or other rights as a holder of Trust Preferred Securities, prior to the date of exercise hereof.

6. Charges, Taxes and Expenses. Issuance of certificates for Units to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

7. Transfer/Assignment.

(A) Subject to compliance with clause (B) of this Section 7, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 7 shall be paid by the Company.

(B) The transfer of the Warrant and the Units issued upon exercise of the Warrant are subject to the restrictions set forth in Section 4.4 of the Purchase Agreement. If and for so long as required by the Purchase Agreement, this Warrant shall contain the legends as set forth in Section 4.2(a) of the Purchase Agreement.

8. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Units. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Units provided for in such lost, stolen, destroyed or mutilated Warrant.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

11. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file (or cause to be timely filed) all reports and other documents required to be filed by it or the Trust under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company or the Trust is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

12. RESERVED.

13. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. Governing Law. This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 17 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 8 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

15. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

17. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 9 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

18. Entire Agreement. This Warrant, the forms attached hereto and Schedule A hereto (the terms of which are incorporated by reference herein), and the Letter Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

[Form of Notice of Exercise]

Date:

TO: GMAC INC.

RE: Election to Purchase Trust Preferred Securities of GMAC Capital Trust I

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to purchase the number of Trust Preferred Securities set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such Trust Preferred Securities by having the Company withhold Trust Preferred Securities in the manner set forth in Section 3(B) of the Warrant. A new warrant evidencing the remaining Trust Preferred Securities covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Trust Preferred Securities

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: December     , 2009

COMPANY: GMAC INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page to Warrant]

ANNEX E

FORM OF SERIES F-2 WARRANT

WARRANT TO PURCHASE PREFERRED STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT

to purchase

_____________

Shares of Mandatorily Convertible Preferred Stock of GMAC Inc.

Issue Date: December 30, 2009

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Company” means the Person whose name, corporate or other organizational form and jurisdiction of organization is set forth in Item 1 of Schedule A hereto.

“Convertible Preferred Stock” means the shares of mandatorily convertible preferred stock set forth in Item 5 of Schedule A hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means the amount set forth in Item 2 of Schedule A hereto.

“Expiration Time” has the meaning set forth in Section 3.

“Issue Date” means the date set forth in Item 3 of Schedule A hereto.

“Original Warrantholder” means the United States Department of the Treasury. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Purchase Agreement” means the Securities Purchase and Exchange Agreement, dated as of the date set forth in Item 6 of Schedule A hereto, as amended from time to time, between the Company, GMAC Capital Trust I and the United States Department of the Treasury, including all annexes and schedules thereto.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for Convertible Preferred Stock and to own such Convertible Preferred Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

“Warrantholder” has the meaning set forth in Section 2.

2. Number of Shares; Exercise Price. This certifies that, for value received, the United States Department of the Treasury or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of the number of fully paid and nonassessable shares of mandatorily convertible preferred stock set forth in Item 7 of Schedule A hereto (the “Shares”), at a purchase price per share equal to the Exercise Price.

3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the tenth anniversary of the Issue Date (the “Expiration

Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 8 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased, by having the Company withhold, from the shares of Convertible Preferred Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Convertible Preferred Stock issuable upon exercise of the Warrant with an aggregate liquidation amount equal in value to the aggregate Exercise Price as to which this Warrant is so exercised.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

4. Issuance of Shares; Authorization. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued capital stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Convertible Preferred Stock then issuable upon exercise of this Warrant at any time. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

6. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

7. Transfer/Assignment.

(A) Subject to compliance with clause (B) of this Section 7, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 7 shall be paid by the Company.

(B) The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the restrictions set forth in Section 4.4 of the Purchase Agreement. If and for so long as required by the Purchase Agreement, this Warrant shall contain the legends as set forth in Section 4.2(a) of the Purchase Agreement.

8. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares provided for in such lost, stolen, destroyed or mutilated Warrant.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

11. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any

Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

12. Adjustments and Other Rights. For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs that, in the good faith judgment of the Board of Directors of the Company, would require adjustment of the Exercise Price or number of Shares into which this Warrant is exercisable in order to fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of the Purchase Agreement and this Warrant, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.

Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

13. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. Governing Law. This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 17 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 8 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

15. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

17. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 9 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

18. Entire Agreement. This Warrant, the forms attached hereto and Schedule A hereto (the terms of which are incorporated by reference herein), and the Purchase Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

[Form of Notice of Exercise]

Date:

TO: GMAC INC.

RE: Election to Purchase Convertible Preferred Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of Convertible Preferred Shares set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such Convertible Preferred Shares in the manner set forth in Section 3(B) of the Warrant. A new warrant evidencing the remaining Convertible Preferred Shares covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Convertible Preferred Shares

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: December     , 2009

COMPANY: GMAC INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page to Warrant]